    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997


                                                      REGISTRATION NO. 333-32041

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            PRECISE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                 25-1205268
              (State or Other Jurisdiction                                    (I.R.S. Employer
           of Incorporation or Organization)                               Identification Number)

                           and subsidiary guarantors

                      PRECISE TECHNOLOGY OF DELAWARE, INC.
                      PRECISE TECHNOLOGY OF ILLINOIS, INC.
                               PRECISE TMP, INC.
                             PRECISE POLESTAR, INC.
                         MASSIE TOOL, MOLD & DIE, INC.

     (Exact name of registrants as specified in their respective charters)

                        DELAWARE                                                 51-0351451
                        DELAWARE                                                 36-4068725

                        VIRGINIA                                                 54-1253743
                        VIRGINIA                                                 54-1675114
                        FLORIDA                                                  54-1683716
            (State or Other Jurisdiction of                                   (I.R.S. Employer
             Incorporation or Organization)                                Identification Number)

                                      3089
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                            ------------------------

                                                                               JOHN R. WEEKS
                                                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                          PRECISE TECHNOLOGY, INC.
                   501 MOSSIDE BLVD.                                         501 MOSSIDE BLVD.
       NORTH VERSAILLES, PENNSYLVANIA 15137-2553                 NORTH VERSAILLES, PENNSYLVANIA 15137-2553
                     (412) 823-2100                                            (412) 823-2100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                               NUMBER,
                   EXECUTIVE OFFICE)                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                               ROBERT W. ERICSON
                                WINSTON & STRAWN
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 294-6741

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


    If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PRECISE TECHNOLOGY, INC.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

 ITEM
NUMBER                      ITEM                                         LOCATION IN PROSPECTUS
------   ------------------------------------------  --------------------------------------------------------------
   1.    Forepart of Registration Statement and
           Outside Front Cover Page of
           Prospectus..............................  Outside Front Cover Page

   2.    Inside Front and Outside Back Cover
           Pages of Prospectus.....................  Inside Front Cover Page; Outside Back
                                                       Cover Page

   3.    Risk Factors, Ratio of Earnings to Fixed
           Charges and Other
           Information.............................  Summary; Risk Factors; Selected Financial Data; Pro Forma
                                                       Financial Data

   4.    Terms of the Transaction..................  Outside Front Cover Page; Summary; Description of Notes; The
                                                       Exchange Offer; Certain U.S. Federal Income Tax
                                                       Considerations

   5.    Pro Forma Financial Information...........  Pro Forma Financial Data

   6.    Material Contracts with the Company Being
           Acquired................................  Inapplicable

   7.    Additional Information Required...........  Inapplicable

   8.    Interests of Named Experts and
           Counsel.................................  Legal Matters; Experts

   9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.............................  Inapplicable

  10.    Information with Respect to S-3
           Registrants.............................  Inapplicable

  11.    Incorporation of Certain Information by
           Reference...............................  Inapplicable

  12.    Information with Respect to S-3 or S-2
           Registrants.............................  Inapplicable

  13.    Incorporation of Certain Information by

           Reference...............................  Inapplicable

  14.    Information with Respect to Registrants
           other than S-3 or S-2 Registrants.......  Outside Front Cover Page; Summary; Risk Factors;
                                                       Capitalization; Pro Forma Financial Data; Selected Financial
                                                       Data; Management's Discussion and Analysis of Financial
                                                       Condition and Results of Operations; Business; Management;
                                                       Certain Transactions; Principal Stockholders; Description of
                                                       Certain Indebtedness; Description of Notes

  15.    Information with Respect to S-3
           Companies...............................  Inapplicable

  16.    Information with Respect to S-3 or S-2
           Companies...............................  Inapplicable

  17.    Information with Respect to Companies
           Other than S-3 or S-2 Companies.........  Inapplicable

  18.    Information if Proxies, Consents or
           Authorizations are to be Solicited......  Inapplicable

  19.    Information if Proxies, Consents or
           Authorizations are not to be Solicited
           or in an Exchange Offer.................  Management; Principal Stockholders; Certain Transactions

PROSPECTUS


                            PRECISE TECHNOLOGY, INC.

              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
              SERIES B 11 1/8% SENIOR SUBORDINATED NOTES DUE 2007
            WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR
               EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                  11 1/8% SENIOR SUBORDINATED NOTES DUE 2007,
              OF WHICH $75,000,000 PRINCIPAL AMOUNT IS OUTSTANDING


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON NOVEMBER 19, 1997, UNLESS EXTENDED.


                            ------------------------

     Precise Technology, Inc., a Delaware corporation ('Precise,' and together with its direct and indirect subsidiaries, the 'Company,' unless the context otherwise requires), hereby offers (the 'Exchange Offer'), upon the terms and conditions set forth in this Prospectus (the 'Prospectus') and the accompanying Letter of Transmittal (the 'Letter of Transmittal'), to exchange $1,000 principal amount of its Series B 11 1/8% Senior Subordinated Notes due 2007 (the 'New Notes'), registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11 1/8% Senior Subordinated Notes due 2007 (the 'Old Notes'), of which $75,000,000 principal amount is outstanding. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace), except that the New Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to the payment of Liquidated Damages (as defined herein) which were included in the terms of the Old Notes in certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of June 13, 1997 (the 'Indenture'), among Precise, the Guarantors (as defined herein) and Marine Midland Bank, as trustee (the 'Trustee'). The Old Notes and the New Notes are sometimes referred to herein collectively as the 'Notes.' See 'The Exchange Offer' and 'Description of Notes.'

     The New Notes will be general unsecured obligations of Precise, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company, including all obligations of the Company under the New Credit Agreement (as defined herein), and senior to or pari passu with all existing and future subordinated indebtedness of the Company. PRECISE'S PAYMENT OBLIGATIONS UNDER THE NEW NOTES WILL BE JOINTLY AND SEVERALLY, FULLY AND UNCONDITIONALLY GUARANTEED, ON A SENIOR SUBORDINATED BASIS, BY ALL OF PRECISE'S EXISTING SUBSIDIARIES (AS DEFINED HEREIN) (PRECISE TECHNOLOGY OF DELAWARE, INC.,

PRECISE TECHNOLOGY OF ILLINOIS, INC., PRECISE TMP, INC., PRECISE POLESTAR, INC., AND MASSIE TOOL, MOLD & DIE, INC.) AND CERTAIN FUTURE RESTRICTED SUBSIDIARIES (AS DEFINED HEREIN) (COLLECTIVELY, THE 'GUARANTORS'). See 'Description of Notes--Subsidiary Guarantees.' As of August 31, 1997, Precise and the Guarantors had outstanding approximately $86.7 million and $11.7 million of total consolidated indebtedness and consolidated Senior Debt, respectively. See 'Description of Notes--Subordination' and 'Capitalization.' The Indenture (as defined herein) pursuant to which the New Notes will be issued permits Precise and the guarantors to incur additional indebtedness, including Senior Debt, subject to certain limitations. See 'Description of Notes--Certain Covenants.'

                                                        (Continued on Next Page)

                            ------------------------

     SEE 'RISK FACTORS' BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
       MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 1997.

(Continued from Cover Page)

     Interest on the Notes will be paid in cash semi-annually on June 15 and December 15 of each year, commencing on December 15, 1997. The Notes will mature on June 15, 2007 and are not subject to any sinking fund requirement. The Notes are redeemable at the option of Precise, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. Notwithstanding the foregoing, Precise, at its option, may redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes at any time and from time to time prior to June 15, 2000 at 111.125% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein), provided that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. In addition, at any time prior to June 15, 2002, Precise may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (as defined herein). See 'Description of Notes--Optional Redemption.'

     Upon a Change of Control (as defined herein), each holder of the Notes will be entitled to require Precise to repurchase such holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. See 'Description of Notes--Repurchase at the Option of Holders--Change of Control.' In addition, Precise is obligated in certain instances to make an offer to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds of certain asset sales. See 'Description of Notes--Certain Covenants--Merger, Consolidation or Sale of Assets.'


     Precise will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on November 19, 1997, unless extended by Precise in its sole discretion (the 'Expiration Date'). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions.


     The Old Notes were sold in an aggregate principal amount of $75.0 million by Precise on June 13, 1997 to Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the 'Initial Purchasers') in a transaction not registered under the Securities Act in reliance upon the private offering exemption under Section 4(2) of the Securities Act (the 'Initial Offering'). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of Precise and the Guarantors under the Registration Rights Agreement (as defined herein) entered into by Precise and the Guarantors in connection with the Initial Offering. See 'The Exchange Offer.'

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the 'Commission') to third parties, Precise believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an 'affiliate' of Precise within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See 'The Exchange Offer--Resale of the New Notes.' Each broker-dealer (a 'Participating Broker-Dealer') that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating

Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of one year after the Exchange Offer Effectiveness

(Continued from Cover Page)

Date (as defined), it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See 'Plan of Distribution.'

     Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. Precise will pay all the expenses incurred by it incident to the Exchange Offer. See 'The Exchange Offer.'

     There has not previously been any public market for the Old Notes or the New Notes. Precise does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See 'Risk Factors--Absence of a Public Market.' Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     The New Notes will be available initially only in book-entry form and Precise expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ('DTC') and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, New Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See 'Description of Notes--Book-Entry, Delivery and Form.'

                             AVAILABLE INFORMATION

     Precise and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the 'Exchange Offer Registration Statement,' which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, Precise and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of Precise and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of Precise and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. Precise has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Precise were required to file such forms, including a 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and, with respect to the annual information only, a report thereon by Precise's independent auditors and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if Precise were required to file such reports.

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN 'FORWARD-LOOKING STATEMENTS' CONCERNING THE COMPANY'S OPERATIONS, OPERATING PERFORMANCE AND FINANCIAL CONDITION, WHICH ARE SUBJECT TO INHERENT UNCERTAINTIES AND RISKS, INCLUDING THIS IDENTIFIED UNDER 'RISK FACTORS.' ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THIS PROSPECTUS. WHEN USED IN THIS PROSPECTUS, THE WORDS 'ESTIMATE,' 'PROJECT,' 'ANTICIPATE,' 'EXPECT,' 'INTEND,' 'BELIEVE' AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, 'Precise' refers to Precise Technology, Inc. and the 'Company' refers to Precise and its direct and indirect subsidiaries, unless the context otherwise requires. The Company acquired Unity Mold Corporation (the 'Unity Acquisition') and Tredegar Molded Products Company (the 'Tredegar Acquisition') in January and March of 1996, respectively. All references to 'Tredegar' in this Prospectus are to Tredegar Molded Products Company. Unless otherwise specified, pro forma information contained in this Prospectus gives effect to (i) the Unity Acquisition and the Tredegar Acquisition as if such acquisitions (the 'Acquisitions') had occurred on January 1, 1996, (ii) the Initial Offering and the application of the net proceeds therefrom and (iii) the consummation of the New Credit Agreement and the incurrence of $8.2 million of indebtedness thereunder to partially fund the transactions described under '--The Initial Offering--Notes.' The Initial Offering, the application of the net proceeds therefrom, the consummation of the New Credit Agreement and the incurrence of $8.2 million of indebtedness thereunder upon the closing of the Initial Offering are referred to collectively herein as the 'Refinancing Transactions.' Combined financial data for 1995 included in this Prospectus reflects the combined operations of the Company, Unity Mold Corporation and Tredegar Molded Products Company for the entire period, without giving effect to pro forma acquisition adjustments.

                                  THE COMPANY

     The Company is a leading full-service, custom injection molder of precision plastic products, focusing on three broad markets: healthcare, packaging and consumer/industrial products. These markets are characterized by high volume requirements, long product life cycles, limited vulnerability to recessionary trends and relatively low susceptibility to off-shore competition. The Company differentiates itself by providing total project management, including value-added services, for the manufacture of highly engineered, close tolerance products, such as disposable medical devices, thin-wall consumer product containers and electrical connectors. The Company currently serves a diverse base of original equipment manufacturers ('OEMs'), including Fortune 500 companies such as Abbott Laboratories ('Abbott Labs'), The Gillette Company ('Gillette') and The Procter & Gamble Company ('Procter & Gamble'). The Company is the sole or primary source supplier of the products that it manufactures for many of its customers. The Company generated net sales and EBITDA (as defined) of $93.3 million and $13.6 million, respectively, in the year ended December 31, 1996. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     The Company operates approximately 185 molding machines in nine strategically located facilities throughout the eastern and midwestern United States, three of which have advanced mold making capabilities. Precise has both injection molding and mold making operations independent of its subsidiaries. Precise Technology of Illinois, Inc. and Precise TMP, Inc. have both injection molding and mold making operations, Precise Technology of Delaware, Inc. and Precise Polestar, Inc. have injection molding operations only, and Massie Tool,

Mold & Die, Inc. currently has no significant operations. The Company is capable of providing its customers with comprehensive custom manufacturing services, including extensive product design and prototype development, mold design and manufacturing, close tolerance injection molding and value-added finishing services such as packaging, assembly and decoration. The Company's technologically advanced, computer-aided manufacturing facilities and equipment enable it to engineer custom solutions to technically demanding customer requirements, which are generally characterized by close tolerances and high speed, volume and durability parameters. The high level of automation in many of the Company's manufacturing facilities minimizes both direct labor input and scrap loss. The Company believes that its leading technical capabilities and reputation for high quality products, on-time deliveries and reliability have enabled it to both obtain new customers and further penetrate existing customers.

     Precise was acquired in 1990 by an entity managed by Mentmore Holdings Corporation ('Mentmore'), a privately-held investment and management company. Mentmore recruited an experienced management team beginning in 1990 to implement several key strategic initiatives aimed at improving the Company's competitive standing and profitability, as well as promoting internal and external growth. As a result of these initiatives, the Company's net sales and EBITDA increased from $22.8 million and $(129,000), respectively, in 1991 to

$33.5 million and $4.5 million, respectively, in 1995 (prior to the Acquisitions). In addition, during the same period, the Company's EBITDA margin improved from (0.6)% to 13.3%. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     In 1996, the Company acquired Tredegar Molded Products Company ('Tredegar'), a full-service plastics injection molder supplying OEMs primarily in the healthcare, packaging and consumer/industrial markets, and Unity Mold Corporation ('Unity'), a plastics injection molder specializing in medical diagnostic products and precision valves. The Acquisitions more than tripled the Company's net sales on a pro forma basis, making it one of the larger custom injection molders in the United States. Management believes that the Acquisitions also significantly enhanced the Company's prospects for future growth by expanding its manufacturing and technological capabilities, enlarging its customer base, strengthening its relationships with certain existing customers and broadening its geographic presence. In addition, the Acquisitions provided the Company with significant opportunities for economies of scale in raw material purchasing and reductions in manufacturing and administrative costs. As a result of operating improvements implemented by the Company since the Acquisitions were completed, the Company's EBITDA and EBITDA margin increased from $12.7 million and 9.8%, respectively, on a combined basis in 1995 to $16.3 million and 14.2%, respectively, on a pro forma basis in the year ended December 31, 1996. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     Injection molding is one of the most widely used plastic processing methods in the world. According to The Freedonia Group, Inc. ('The Freedonia Group'), an

independent market research firm, annual shipments of injection molded plastic products have increased from approximately 7 billion pounds in 1985 to approximately 11 billion pounds in 1994, and are expected to exceed 13 billion pounds by the year 2000. This growth is driven by the relative design and production versatility offered by injection molding versus other manufacturing processes and the continued substitution of plastic for materials such as metal, glass and paper. The Company believes that this substitution is primarily the result of plastic's unique physical product attributes such as recyclability, durability, cosmetic appeal, flexibility of form and cost and weight advantages.

     The United States plastics injection molding industry is comprised of over 7,000 molders, the substantial majority of which are small operators or captive divisions of larger companies. Management believes that larger injection molders such as the Company will benefit from continued industry consolidation and the trend by OEMs to outsource their injection molding needs to larger, full-service independent molders that are able to provide total project management. High volume OEMs are increasingly implementing rigorous programs for evaluating and rating suppliers, which encompass quality, cost control, reliability, new technology implementation and overall management. Management believes that a limited number of injection molders are capable of providing the breadth of services increasingly being demanded by high volume OEMs. As a result, management believes that full-service, multiple plant suppliers, such as the Company, are becoming increasingly important to large OEMs who are looking to form long-term alliances with key suppliers.

                             COMPETITIVE STRENGTHS

     Management believes that the Company is well positioned to capitalize on the favorable trends in the plastics injection molding industry and to enhance its position in its target markets. The following are, in management's view, the Company's principal competitive strengths:

     FULL-SERVICE CAPABILITIES. The Company offers comprehensive services ranging from product design, product development and mold making through molding, decorating and assembly. As one of a limited number of injection molders in the United States capable of offering such comprehensive services, management believes that the Company is well positioned to benefit from the consolidation currently taking place in the injection molding industry and the trend among high volume OEMs to increasingly rely upon custom injection molders for total project management.

     ADVANCED MANUFACTURING CAPABILITIES. The Company uses state-of-the-art computer-aided design/computer-aided manufacturing ('CAD/CAM') technology in the design and manufacture of its molds and subjects each mold to extensive testing to ensure that it meets high quality standards. The Company has also made substantial investments in advanced high speed molding machines and significantly expanded its use of automation and robotics in its manufacturing and assembly operations. As a result of its efforts, the Company has received numerous quality awards,

including Gillette's OmniMark Award, the Lexmark International Prestige Supplier
Award and the bioMerieux Vitek World Class Supplier Award. In addition, the
Company has achieved 'ship-to-stock' status with many of its customers, whereby the Company's products are not subject to quality inspections by such customers prior to being stocked. Management believes that the Company's mold making capabilities and the high quality of its molding have been integral in the Company's strategy of focusing on highly engineered products.

     LOW COST PRODUCTION. The Company has been successful in reducing costs by improving manufacturing efficiency, introducing advanced molding technology and realigning facilities and production to increase facility utilization. In addition, as one of the largest manufacturers in the plastics injection molding industry, the Company is able to realize significant economies of scale in raw material purchasing. Management believes that by being one of the industry's low cost producers, the Company enjoys a significant advantage over many of its competitors in obtaining new business.

     MULTIPLE PLANT LOCATIONS. Management believes that the Company's nine plants, located throughout the eastern and midwestern United States, provide it with the opportunity to effectively compete for new product contracts that require large volume runs and multiple distribution points. The Company's multiple plant locations enable it to allocate production to the facility best suited for a job in view of its relative capabilities and proximity to the customer. As a result, the Company provides its customers with a broad range of injection molding capabilities and better service through improved responsiveness, timely delivery and reduced freight costs. In addition, by operating numerous plants, the Company can mitigate customer sourcing risks associated with single facility production.

     EXPERIENCED MANAGEMENT. The six members of the Company's senior management team have, on average, approximately 19 years of experience in the plastics injection molding industry. The members of the management team, most of whom were recruited by Mentmore in 1990 and 1991 from other leading plastics companies, are largely responsible for the substantial growth and improved operating performance that the Company has experienced over the past five years.

                               BUSINESS STRATEGY

     The Company's objective is to become the leading supplier of plastic molded products to leading OEMs in the healthcare, packaging and consumer/industrial markets. The key elements of the Company's business strategy to achieve this objective are as follows:

     FOCUS ON TARGET MARKETS. The Company focuses its marketing efforts on high margin accounts in the healthcare, packaging and consumer/industrial markets.
These markets are characterized by high volume requirements, long product life cycles, limited vulnerability to recessionary trends and relatively low susceptibility to off-shore competition. By focusing on high volume, long run manufacturing for products in these markets, management believes that the Company will be able to maximize its profitability and best utilize its resources.

     FURTHER PENETRATE EXISTING CUSTOMER BASE. As OEMs continue to reduce their supplier base and outsource their injection molding needs, the Company has the opportunity to increase sales to its existing customers and participate in their domestic and international growth. The Company seeks to capitalize on these favorable industry trends and growth opportunities by expanding its sales force, emphasizing its full-service capabilities and developing close working relationships with its customers.

     INVEST IN TECHNOLOGY AND QUALITY IMPROVEMENTS. The Company continues to improve productivity through an on-going program of upgrading equipment and facilities and investing in automation, robotics and other technological improvements. Management believes that these initiatives, as well as a focus on quality in all aspects of manufacturing and customer service, will further enable the Company to increase sales to its existing customers, develop new customer relationships and improve its profit margins through increased efficiencies.

     REDUCE COSTS AND INCREASE PRODUCTIVITY. The Company focuses on simultaneously reducing costs while meeting the high quality standards of its customers. Through aggressive asset management, the use of total

                                       7

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quality management techniques and extensive employee training and incentive programs, the Company strives to reduce costs and increase productivity. As a result, the Company's net sales per employee increased from $87,000 in 1991 to $127,000, on a pro forma basis, in 1996, and the Company's EBITDA margin improved from (0.6)% to 14.2% during the same period. The Company intends to continue to implement measures that minimize costs, increase margins and result in competitive prices for its customers. See Note (5) to 'Selected Financial
Data' for further information regarding EBITDA.

     DEVELOP PARTNERSHIPS WITH KEY CUSTOMERS. In response to customers' increasing focus on outsourcing non-core activities such as injection molding, management continues to pursue customer partnerships that involve sole or primary source production and total project management under long-term contracts. For example, the Company's 51,000 square foot, state-of-the-art
Customer-Aligned-Production ('CAP') facility in Newark, Delaware (the 'Delaware
CAP Facility') is specifically designed to serve the needs of Procter & Gamble and other customers in the thin-wall packaging market segment. Through this facility, the Company currently is the sole source manufacturer of polypropylene containers for Baby Fresh(Trademark) baby wipes for Procter & Gamble and Softkins(Trademark) moist tissues for Kimberly-Clark Corporation
('Kimberly-Clark'), producing approximately 18 million units in 1996. Because of its highly automated manufacturing process, the Delaware CAP Facility's direct labor costs as a percentage of net sales in 1996 were 1.9%, compared to what management believes to be an industry average of approximately 10.0%. The
Company intends to continue to pursue CAP facilities and similar partnerships with other customers.

     SELECTIVELY PURSUE ACQUISITION OPPORTUNITIES. Strategic acquisitions have been, and management believes will continue to be, an important element in the Company's growth and in its efforts to capitalize on favorable industry trends.
The Company's recent acquisitions have expanded its customer base, complemented its existing technological and manufacturing capabilities, presented substantial cost savings opportunities and provided significant growth opportunities. The
Company will consider future acquisition opportunities that are attractively priced and that it believes will strengthen its customer base, broaden its geographic presence, enhance its production capabilities and/or provide significant operating synergies.

                            ------------------------

     The Company's principal executive offices are located at 501 Mosside
Boulevard, North Versailles, Pennsylvania 15137. Its telephone number at that location is (412) 823-2100. Precise was incorporated in Delaware on August 14, 1969.

                              THE INITIAL OFFERING

  Notes

     Pursuant to a Purchase Agreement dated as of June 10, 1997 (the 'Purchase
Agreement'), Precise sold Old Notes in an aggregate principal amount of $75.0 million to the Initial Purchasers on June 13, 1997. The Initial Purchasers subsequently resold the Old Notes purchased from Precise to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A substantial portion of the net proceeds from the Initial Offering, estimated to have been approximately $70.1 million after deducting discounts and commissions to the Initial Purchasers and estimated expenses relating to the consummation of the Refinancing Transactions, together with initial borrowings under the New
Credit Agreement, were used to refinance indebtedness and redeem preferred stock issued in connection with the Tredegar Acquisition. Specifically, the Company used a portion of the net proceeds from the Initial Offering to repay
$37,007,000 of principal, $250,000 of accrued interest and $221,000 of early termination fees outstanding under that certain Credit Agreement dated as of March 28, 1996 (the 'Prior Credit Agreement') among Parent, Precise and the lenders named therein, under which borrowings bore interest at an average rate of 8.81% as of June 13, 1997. In addition, the Company used a portion of the net proceeds from the Initial Offering to (i) repay $20,000,000 of principal
(including $1,744,000 of unamortized original issue discount) and pay a $2,178,000 prepayment premium under the Company's 12.25% Senior Subordinated
Notes due 2006 (the 'Retired Notes'), (ii) redeem (A) 575 shares of Exchangeable
Preferred Stock (as defined) with a liquidation preference of $10,000 per share and (B) 250 shares of Seller Preferred Stock with a liquidation preference of $10,000 per share that were issued by Precise in connection with the Tredegar
Acquisition and (iii) repurchase from Parent 124 shares of Common Stock of Precise ('Common Stock') previously issued to Parent at the time the Parent
Preferred Stock was issued in exchange for certain preferred stock of Precise for $3,315,000, the

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proceeds of which were used to redeem 331.46 shares of Parent's 9.5% Preferred
Stock (the 'Parent Preferred Stock') held by Hamilton Holdings Ltd. Corporation, an entity whose principal officers are Richard L. Kramer and William L. Remley,

executive officers and directors of Precise. See 'Certain Transactions--Tredegar
Financing Transactions' and, in connection with (ii) and (iii) above, Notes 2 and 13 to the audited consolidated financial statements of the Company included elsewhere in this Prospectus, respectively. The Company also used a portion of the net proceeds from the Initial Offering to make a $6,441,000 distribution to Parent. The foregoing transactions were specifically permitted under the terms of the Indenture and the Notes.

  Registration Rights Agreement

     Pursuant to the Purchase Agreement, Precise, the Guarantors and the Initial
Purchasers entered into a Registration Rights Agreement, dated as of June 13, 1997 (the 'Registration Rights Agreement'), which grants the holders of the Old
Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

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Securities Offered........................  $75,000,000 aggregate principal amount of 11 1/8% Senior Subordinated
                                            Notes due 2007 of Precise.

The Exchange Offer........................  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $75,000,000 aggregate principal amount of Old Notes are outstanding. Precise will issue the New Notes to holders on or promptly after the Expiration
                                            Date.

                                            Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Precise believes that
                                            New Notes issued pursuant to the Exchange Offer in exchange for Old
                                            Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an
                                            'affiliate' of the Company within the meaning of Rule 405 under the
                                            Securities Act or a broker-dealer who purchases such securities directly from the Company to resell pursuant to Rule 144A or any other available exception under the Securities Act or a person participating in the distribution of such securities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or
                                            understanding with any person to participate in the distribution of such New Notes. Each holder accepting the Exchange Offer is required to represent to Precise in the Letter of Transmittal that, among other things, the New Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

                                            Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-
                                            Dealer that receives New Notes for its own account pursuant to the
                                            Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of
                                            Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to
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                                            admit that it is an 'underwriter' within the meaning of the
                                            Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of New Notes received in exchange for Old
                                            Notes where such Old Notes were acquired by such Participating
                                            Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Exchange Offer Effectiveness Date, it will make this
                                            Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See 'Plan of Distribution.'

                                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes will not be able to rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Minimum Condition.........................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

Expiration Date...........................  5:00 p.m., New York City time, on November 19, 1997 unless the
                                            Exchange Offer is extended, in which case the term 'Expiration Date'
                                            means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the New Notes and the
  Old Notes...............................  Each New Note will bear interest from its issuance date. Holders of
                                            Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.


Conditions to the Exchange Offer..........  The Exchange Offer is subject to certain customary conditions, which may be waived by Precise. See 'The Exchange Offer--Conditions.'
                                            Precise reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Old Notes........  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                                            Transmittal, or such facsimile, or an Agent's Message (as defined) in connection with a book-entry transfer, together with the Old Notes and other required documentation to the Exchange Agent (as defined)
                                            at the address set forth herein. By executing the Letter of
                                            Transmittal, each holder will represent to Precise that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of
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                                       10

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                                            business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes, or (iii)
                                            is an 'affiliate,' as defined under Rule 405 of the Securities Act, of Precise. See 'The Exchange Offer--Purpose and Effect of the
                                            Exchange Offer' and 'The Exchange Offer--Procedures for Tendering.'

Untendered Old Notes......................  Following the consummation of the Exchange Offer, holders of Old
                                            Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer.
                                            Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to Exchange.......  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to Precise, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a non-U.S.
                                            person pursuant to the requirements of Rule 904 under the Securities
                                            Act, or (iv) pursuant to an effective registration statement under the Securities Act. See 'The Exchange Offer--Consequences of Failure
                                            to Exchange.'

Shelf Registration Statement..............  If (i) Precise and the Guarantors are not required to file the

                                            Exchange Offer Registration Statement or permitted to consummate the
                                            Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer
                                            Restricted Securities (as defined) notifies Precise prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the
                                            Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer
                                            Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from Precise or an affiliate of Precise, Precise and the
                                            Guarantors will file with the Commission a Shelf Registration
                                            Statement (the 'Shelf Registration Statement') to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf
                                            Registration Statement. Precise and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. A holder of the Old Notes that sells such Old Notes pursuant to the
                                            Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights
                                            Agreement which are applicable to such a holder (including certain indemnification obligations).

                                       11

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Special Procedures for Beneficial
  Owners..................................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old
                                            Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. Precise will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery Procedures............  Holders of Old Notes who wish to tender their Old Notes and whose Old
                                            Notes are not immediately available or who cannot deliver their Old
                                            Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in 'The Exchange Offer--Guaranteed Delivery
                                            Procedures.'

Withdrawal Rights.........................  Tenders may be withdrawn at any time prior to 5:00 p.m., New York
                                            City time, on the Expiration Date.

Acceptance of Old Notes and Delivery of
  New Notes...............................  Precise will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                            City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the
                                            Expiration Date. See 'The Exchange Offer--Terms of the Exchange
                                            Offer.'

Federal Income Tax Consequences...........  The exchange of Old Notes for New Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds...........................  There will be no cash proceeds to Precise from the exchange pursuant to the Exchange Offer.

Exchange Agent............................  Marine Midland Bank.
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                                 THE NEW NOTES

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GENERAL...............................  The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a
                                        Series B designation, (ii) the New Notes have been registered under the
                                        Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See 'The Exchange
                                        Offer--Purpose and Effect of the Exchange Offer.' The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See 'Description of the Notes.' The Old Notes
                                        and the New Notes are referred to collectively herein as the 'Notes.'

ISSUER................................  Precise Technology, Inc.

SECURITIES OFFERED....................  $75.0 million in aggregate principal amount of Series B 11 1/8% Senior
                                        Subordinated Notes due 2007.


MATURITY..............................  June 15, 2007.

INTEREST..............................  Interest on the New Notes will accrue at the rate of 11 1/8% per annum from the date of issuance (the 'Issue Date') and will be payable semi-
                                        annually in arrears on June 15 and December 15 of each year, commencing
                                        December 15, 1997.

GUARANTEES............................  Precise's payment obligations under the New Notes will be jointly and severally guaranteed (the 'Subsidiary Guarantees'), on a senior subordinated basis, by the Guarantors. The Subsidiary Guarantee of each
                                        Guarantor will be subordinated to the prior payment in full of all Senior
                                        Debt of such Guarantor. The New Notes will initially be guaranteed by
                                        Precise Technology of Delaware, Inc., Precise Technology of Illinois,
                                        Inc., Precise TMP, Inc., Precise Polestar, Inc., and Massie Tool, Mold &
                                        Die, Inc., which constitute all of the Company's existing Subsidiaries. In addition, the indenture pursuant to which the New Notes will be issued
                                        (the 'Indenture') provides that any Subsidiary of the Company that executes a Subsidiary Guarantee will become a Guarantor and that all
                                        Restricted Subsidiaries (as defined in the Indenture) of the Company having either assets or stockholders' equity in excess of $50,000, whenever created or acquired, shall enter into Subsidiary Guarantees and thereby become Guarantors. See 'Description of Notes--Subsidiary
                                        Guarantees' and 'Description of Notes--Certain Definitions--'Restricted
                                        Subsidiary.' '

RANKING...............................  The New Notes will be general unsecured obligations of Precise, subordinated in right of payment to all existing and future Senior Debt of the Company, including all obligations of the Company under the New Credit
                                        Agreement, and senior to or pari passu with all existing and future subordinated indebtedness of the Company. As of June 30, 1997, Precise and
                                        the Guarantors had outstanding approximately $13.5 million of consolidated
                                        Senior Debt. See 'Capitalization' and 'Description of
                                        Notes--Subordination.'

OPTIONAL REDEMPTION...................  The Notes will be redeemable at the option of Precise, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein,
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                                        plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. Notwithstanding the foregoing, on or prior to
                                        June 15, 2000, Precise may redeem at any time or from time to time up to
                                        33 1/3% of the aggregate principal amount of the Notes issued at a redemption price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net cash proceeds of one of more Public Equity
                                        Offerings; provided, however, that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that any such redemption occurs within 90 days following the closing of any such Public
                                        Equity Offering. In addition, at any time prior to June 15, 2002, Precise may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable
                                        Make-Whole Premium. See 'Description of Notes--Optional Redemption.'

CHANGE OF CONTROL.....................  Upon the occurrence of a Change of Control, Precise will be required to make an offer to repurchase all or any part of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. There can be no assurance that Precise will have sufficient funds available or will be permitted by its other debt agreements to repurchase the Notes upon the occurrence of a Change of Control. See
                                        'Description of Notes--Repurchase at the Option of Holders--Change of
                                        Control.'

CERTAIN COVENANTS.....................  The Indenture contains covenants, including covenants with respect to the following matters: (i) limitations on the incurrence of indebtedness and the issuance of preferred stock; (ii) limitations on certain payments, including dividends, repurchases of Precise's capital stock, repurchases of subordinated obligations, and the making of certain investments; (iii)
                                        limitations on liens; (iv) limitations on dividend and other payment restrictions affecting Restricted Subsidiaries; (v) limitations on mergers, consolidations, or the sale of substantially all assets; (vi)
                                        limitations on transactions with affiliates; (vii) limitations on issuances and sales of capital stock of wholly owned Restricted
                                        Subsidiaries; (viii) limitations on layering debt; and (ix) limitations on asset sales. See 'Description of Notes--Certain Covenants.'

REGISTRATION RIGHTS...................  Pursuant to a registration rights agreement (the 'Registration Rights
                                        Agreement') between Precise, the Guarantors and the Initial Purchasers,
                                        Precise and the Guarantors agreed to file a registration statement (the
                                        'Exchange Offer Registration Statement') with respect to an offer to exchange the Old Notes for New Notes of Precise having substantially identical terms. If (i) the Exchange Offer is not permitted by applicable law or (ii) any holder of Transfer Restricted Securities notifies Precise that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell a New Note acquired by it in an Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resale or (c) it is a broker-dealer and holds Notes acquired directly from Precise or an affiliate of Precise,
                                        Precise and the Guarantors will be required to file a shelf registration statement (the 'Shelf Registration Statement') to cover resales of the
                                        Notes by the holders thereof. If Precise and the Guarantors fail to satisfy
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                                       14

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                                        these or certain other registration obligations, Precise and the
                                        Guarantors will be required to pay Liquidated Damages to the holders of the Notes under certain circumstances. See 'The Exchange Offer.'

                                  RISK FACTORS

     Before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the information set forth under the caption 'Risk Factors,' which includes discussions of investment risks associated with 'Substantial Leverage,' 'Subordination of the Notes and Subsidiary Guarantees; Unsecured Status of the Notes,' 'Restrictions under Debt Agreements,' 'Holding Company Structure; Effects of Asset Encumbrances,' 'Reliance on Key Customers and Supply Agreements,' 'Volatility of Customer Demand,' 'Exposure to Fluctuations in Resin Cost and Supply,' 'Company Growth and Risks Related to Future Acquisitions,' 'Competition,' 'Controlling Stockholder,' 'Dependence on Key Personnel,' 'Environmental Matters,' 'Change of Control Offer,' 'Fraudulent Conveyance,' 'Absence of Public Market; Restrictions on Transfer' and 'Consequences of Failure to Exchange Old Notes,' and all other information set forth in this Prospectus.

                             SUMMARY FINANCIAL DATA

     The following table sets forth (i) summary historical consolidated financial data of the Company for the five-year period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, (ii) pro forma consolidated statement of income and other financial data of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 which give effect to the Acquisitions and the Refinancing Transactions, as if such events had occurred on January 1, 1996 and (iii) summary historical balance sheet data of the Company as of June 30, 1997. The summary historical consolidated financial data for the five-year period ended December 31, 1996 were derived from audited consolidated financial statements of the Company. The audited consolidated financial statements of the Company for each of the years in the three-year period ended December 31, 1996 are included elsewhere in this Prospectus together with the reports of Ernst & Young, LLP, independent accountants, for the years ended December 31, 1996 and 1995, and Grant Thornton, LLP, independent accountants, for the year ended December 31, 1994. The summary historical consolidated financial data for the years ended December 31, 1993 and 1992 were derived from audited consolidated financial statements of the Company that are not included herein. The summary historical consolidated financial data for the six months ended June 30, 1996 and 1997 were derived from unaudited financial statements of the Company, which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data and the adjusted balance sheet data are provided for informational purposes only, are unaudited and are not necessarily indicative of future results or what the operating results or financial condition of the Company would have been had the Refinancing Transactions and the Acquisitions actually been consummated on the dates assumed. The following table should be read in conjunction with 'Capitalization,' 'Selected Financial Data,' 'Pro Forma Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the historical financial statements of the Company and Tredegar, and the accompanying notes thereto, included elsewhere in this Prospectus.

                                                                                                          UNAUDITED PRO FORMA(2)
                                                                                                         ------------------------
                                                                                      UNAUDITED                            SIX
                                                                                  SIX MONTHS ENDED                       MONTHS
                                        YEAR ENDED DECEMBER 31,                       JUNE 30,            YEAR ENDED      ENDED
                          ----------------------------------------------------   -------------------     DECEMBER 31,   JUNE 30,
                            1992       1993       1994       1995     1996(1)      1996       1997           1996         1997
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales................ $ 27,673   $ 24,161   $ 33,157   $ 33,542   $ 93,289   $ 37,343   $ 51,795       $114,658     $ 51,795
Cost of sales............   22,908     19,536     26,807     25,877     76,477     30,757     42,868         94,841       42,868
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------

Gross profit.............    4,765      4,625      6,350      7,665     16,812      6,586      8,927         19,817        8,927
Selling, general and
  administrative.........    3,390      3,373      3,916      4,454      7,262      3,161      4,272          8,272        4,272
Plant closure costs......       --         --         --         --        671         --         --            671           --
Amortization of
  intangible assets......      219         --         26         37      1,042        375        608          1,250          608
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
Operating income.........    1,156      1,252      2,408      3,174      7,837      3,050      4,047          9,624        4,047
Interest expense.........      703        706        956        810      6,131      2,160      3,875         10,405        5,448
Other (income) expense...       44         59        (72)       148        (25)         5        892(4)         (25)(3)       37(3)
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
Income (loss) before
  income taxes and
  extraordinary item.....      409        487      1,524      2,216      1,731        885       (720)          (756)      (1,438)
Provision for income
  taxes (5)..............       --         66        574        941      1,265        641        614            169          322
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
Net income (loss) before
  extraordinary item.....      409        421        950      1,275        466        244     (1,334)          (925)(6)   (1,760)(6)
Extraordinary item, net
  of tax.................       --         --         --         --         --         --     (4,841)(7)         --           --
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
Net income (loss)........ $    409   $    421   $    950   $  1,275   $    466   $    244   $ (6,175)      $   (925)    $ (1,760)
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------
                          --------   --------   --------   --------   --------   --------   --------     ------------   ---------

CASH FLOW DATA:
Net cash provided by
  operating activities... $  1,167   $  1,463   $  1,327   $  3,170   $  9,602   $  5,906   $  4,117             --           --
Net cash used in
  investing activities
  (excluding
  Acquisitions) (8)......     (383)      (309)    (1,968)      (998)    (1,829)      (889)      (414)            --           --
Net cash (used in)
  provided by financing
  activities.............     (893)    (1,161)       650     (2,202)    57,313     60,784     (3,373)            --           --

                                                                                                                    UNAUDITED
                                                                                                                  JUNE 30, 1997
                                                                                                                  -------------
                                                                                                                   (DOLLARS IN
                                                                                                                   THOUSANDS)
BALANCE SHEET DATA:
Total assets...................................................................................................      $93,757
Long-term debt, including current maturities...................................................................       88,536
Redeemable preferred stock.....................................................................................           --
Total stockholder's deficit....................................................................................       (9,351)

                                                                                                        UNAUDITED PRO FORMA(2)
                                                                                                       ------------------------
                                                                                      UNAUDITED                          SIX
                                                                                  SIX MONTHS ENDED                     MONTHS
                                        YEAR ENDED DECEMBER 31,                       JUNE 30,          YEAR ENDED      ENDED
                          ----------------------------------------------------   -------------------   DECEMBER 31,   JUNE 30,
                            1992       1993       1994       1995     1996(1)      1996       1997         1996         1997
                          --------   --------   --------   --------   --------   --------   --------   ------------   ---------
                                                                 (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA (9)............... $  2,043   $  1,837   $  3,542   $  4,472   $ 13,638   $  5,139   $  6,456     $ 16,304     $  7,311
EBITDA margin (9)........      7.4%       7.6%      10.7%      13.3%      14.6%      13.8%      12.5%        14.2%        14.1%
Depreciation and
  amortization........... $    931   $    644   $  1,062   $  1,446   $  5,353   $  2,094   $  3,301     $  6,232     $  3,301
Capital expenditures
  (10)...................      412      2,445      4,403      1,582      6,376      3,012      2,459        7,604        2,459
Ratio of earnings to
  fixed charges (11).....      1.5x       1.6x       2.4x       3.4x       1.3x       1.4x        --           --           --
Pro forma ratio of EBITDA
  to interest expense....       --         --         --         --         --         --         --          1.6x         1.3 x
Pro forma ratio of total
  debt to EBITDA.........       --         --         --         --         --         --         --          5.4x          --

------------------------------
 (1) The statement of income data, cash flow data and other financial data for 1996 reflect the results of operations of Unity and Tredegar since they were acquired by the Company on January 25, 1996 and March 29, 1996, respectively.

 (2) The unaudited pro forma statement of income data and other financial data of the Company give effect to the Acquisitions and the Refinancing Transactions as if they had occurred on January 1, 1996.

 (3) Excludes (i) a non-recurring charge of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) a $300,000 charge representing legal fees paid to the law firm of Michael D. Schenker Co., LPA, whose principal is an officer of Mentmore. Both charges were related to the Refinancing Transactions. See 'Certain Transactions--Management Agreement with Mentmore.'

 (4) Includes (i) a non-recurring charge of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) a $300,000 charge representing legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both charges were related to the Refinancing Transactions.

 (5) The provision for income taxes for the unaudited pro forma statement of income data for 1996 and for the six months ended June 30, 1997 is computed by applying the statutory rate of 39%, excluding the impact of non-deductible goodwill amortization.

 (6) Excludes an extraordinary loss on the early extinguishment of indebtedness, net of tax effect, of $4,841,000.

 (7) The Company recorded an extraordinary loss of $4.8 million, net of tax benefits, for the six months ended June 30, 1997, due to the early extinguishment of indebtedness resulting from the repayment of the Retired Notes and the termination of the Prior Credit Agreement in connection with the Refinancing Transactions.

 (8) Net cash used in the Unity Acquisition was $3,308,000 and net cash used in the Tredegar Acquisition was $60,493,000.

 (9) 'EBITDA' represents net income plus income taxes, interest expense, depreciation and amortization and certain non-recurring, non-cash charges. Non-recurring, non-cash charges for the year ended December 31, 1996 and for the pro forma year ended December 31, 1996 include plant closure costs ($301,000) and the elimination of pension costs associated with a terminated defined benefit plan ($122,000). The Company has not adjusted EBITDA to include cash charges which the Company believes are non-recurring in nature. Non-recurring cash charges for the year ended December 31, 1996 include operating losses (excluding depreciation expense) of the Company's Graham, North Carolina facility which was closed in September 1996 ($510,000) and plant closure costs ($370,000). Non-recurring cash charges for the pro forma year ended December 31, 1996 include operating losses (excluding depreciation expense) of the Company's Graham, North Carolina facility which was closed in September 1996 ($580,000) and plant closure costs ($370,000). If the Company had included non-recurring cash charges in its calculation of EBITDA, EBITDA would have been $14,518,000 for the year ended December 31, 1996 and $17,254,000 for the pro forma year ended December 31, 1996. 'EBITDA margin' is defined as EBITDA divided by net sales. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies.

(10) Includes capital expenditures financed through capital leases of $0 in 1992, $1,896,000 in 1993, $2,328,000 in 1994, $536,000 in 1995 and
     $4,201,000 in 1996 and $2,210,000 and $730,000 in the six months ended June
     30, 1996 and 1997, respectively. Also includes capital expenditures financed through capital leases of $4,201,000 and $730,000 for the pro forma year ended December 31, 1996 and the pro forma six months ended June 30, 1997, respectively.

(11) In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing costs, whether expensed or capitalized, plus the portion of operating lease expense attributable to interest. For the pro forma year ended December 31, 1996, the Company's earnings were inadequate to cover fixed charges by $754,000. Adjusted to eliminate non-cash charges of depreciation and amortization of $6,232,000 for the pro forma year ended December 31, 1996, such earnings would have exceeded fixed charges by $5,478,000. For the six months and the pro forma six months ended June 30, 1997, the Company's earnings were inadequate to cover fixed charges by $720,000 and $1,438,000, respectively. Adjusted to eliminate non-cash charges of depreciation and amortization of $3,301,000 for the six months and the pro forma six months ended June 30, 1997, such earnings would have exceeded fixed charges by $2,581,000 and $1,863,000, respectively.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as the New Notes.

SUBSTANTIAL LEVERAGE

     The Company is highly leveraged. At June 30, 1997, the Company's total consolidated indebtedness was $88.5 million, and the Company had an additional $23 million of undrawn commitments under the New Credit Agreement. The Company had a stockholder's deficit on such date of $9.4 million. In addition, subject to certain restrictions set forth in the New Credit Agreement and the Indenture, the Company may incur additional indebtedness, including Senior Debt, in the future for acquisitions, capital expenditures, working capital and other corporate purposes. For the six months ended June 30, 1997, the Company's earnings were inadequate to cover fixed charges by $720,000, and for the six months ended June 30, 1997, the Company's pro forma earnings were inadequate to cover fixed charges by $1,438,000.

     The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes) depends on its future operating performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. The Company believes that, based on its current level of operations and anticipated growth, its cash flow from operations, together with borrowings under the New Credit Agreement, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next several years. The Company's anticipated cash flow from operations in 1997 is expected to be insufficient to cover the Company's cash requirements during such period. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.' The Company, however, intends to continue to enter into capital leases to fund a portion of its capital expenditures. There can be no assurance that any such lease financings will be available on commercially reasonable terms or at all.

In addition, there can be no assurance that the Company's business will generate cash flow at or above expected levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and make necessary capital expenditures, or if its future earnings are insufficient to make all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing indebtedness, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of indebtedness.

     The Company's high level of indebtedness will have several important effects on its future operations, including the following: (a) the Company will have significant cash requirements to service indebtedness, reducing funds available for working capital, acquisitions, capital expenditures and other corporate purposes and increasing the Company's vulnerability to adverse general economic and industry conditions and (b) the financial covenants and other restrictions contained in the New Credit Agreement, the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests, restrict its ability to borrow additional funds and impose limitations on the disposition of assets. In addition, although management believes that capital expenditures above maintenance levels can be deferred to address cash flow or other constraints, such initiatives cannot be deferred for extended periods without adverse effects on the Company's business, results of operations and financial position. The Company's continued growth depends, in part, on its ability to maintain its facilities, and, therefore, to the extent it is unable to do so with internally generated cash, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations.

SUBORDINATION OF THE NOTES AND SUBSIDIARY GUARANTEES; UNSECURED STATUS OF THE NOTES

  Subordination

     The payment of principal of, premium and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of Precise, including indebtedness under the New Credit Agreement. Similarly, the Subsidiary Guarantees of the Guarantors will be subordinated in right of payment to all Senior Debt of the respective Guarantors. At June 30, 1997, Precise and the Guarantors had an aggregate of approximately $13.5 million of consolidated Senior Debt outstanding and $23.0 million of undrawn commitments under the New Credit Agreement. The Indenture limits, but does not prohibit, the incurrence by the Company of additional indebtedness which may constitute Senior Debt. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of Precise, the assets of Precise and the Guarantors will be available to pay obligations on the Notes only after all Senior Debt has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, under certain circumstances, the Company may not pay principal of, premium or interest on, or any other amounts owing in respect of, the Notes, or purchase, redeem or otherwise retire the Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt, and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee (as defined). See 'Description of Notes--Subordination.'

  Unsecured Status of the Notes and Subsidiary Guarantees

     The Notes and Subsidiary Guarantees are unsecured obligations of Precise and the Guarantors, respectively. The Indenture permits the Company to incur certain secured indebtedness, including indebtedness under the New Credit Agreement, which is secured by a lien on substantially all of the assets of Precise and the Guarantors. The holders of any secured indebtedness will have a claim prior to the holders of the Notes with respect to any assets pledged by the Company as security for such indebtedness. Upon an event of default under the New Credit Agreement, the lenders thereunder would be entitled to foreclose on the assets of Precise and the Guarantors. In such event, the assets of Precise and the Guarantors remaining after repayment of such secured indebtedness may be insufficient to satisfy the obligations of Precise and the Guarantors with respect to the Notes. See 'Description of Certain Indebtedness--New Credit Agreement.'

RESTRICTIONS UNDER DEBT AGREEMENTS

     The Indenture contains covenants that, among other things, limit the ability of Precise and its Restricted Subsidiaries to incur additional indebtedness, incur liens, pay dividends and make certain other restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, issue subsidiary stock, consolidate or merge with any other person or transfer all or substantially all of the assets of the Company. In addition, the New Credit Agreement contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture, and limit, among other things, the Company's ability to prepay its subordinated indebtedness (including the Notes) and capital expenditures. The New Credit Agreement also requires the Company to maintain specified consolidated financial ratios, such as senior and total funded indebtedness to consolidated EBITDA ratios, a fixed charge coverage ratio and an interest coverage ratio, and satisfy certain consolidated financial tests. The Company's ability to meet those financial ratios and financial tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of the covenants under the New Credit Agreement or the Indenture could result in a default under the New Credit Agreement and/or the Indenture. If an event of default occurs under the New Credit Agreement, the lenders could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the Company is unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. See 'Description of Notes' and 'Description of Certain Indebtedness--New Credit Agreement.'

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

     A substantial portion of Precise's consolidated gross profit is generated by its subsidiaries. Precise's subsidiaries generated 76.3% of the Company's consolidated gross profit for the six months ended June 30, 1997. As a result, Precise will depend significantly on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. There can be no assurance that Precise's subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to Precise. Should Precise fail to satisfy any payment obligation under the Notes, the holders thereof would have a direct claim therefor against the Guarantors pursuant to the Subsidiary Guarantees. However, substantially all of the assets of the Guarantors are pledged to secure the obligations of Precise and such subsidiaries under the New Credit Agreement and other secured obligations. The Indenture limits, but does not prohibit, the ability of Precise and its Restricted Subsidiaries to incur additional secured indebtedness. In the event of a default under the New Credit Agreement (or any other secured indebtedness), the lenders thereunder would be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes. Accordingly, there may be insufficient assets remaining after payment of prior secured claims (including claims of lenders under the New Credit Agreement) to pay amounts due on the Notes. See '--Substantial Leverage' and '--Subordination of the Notes and Subsidiary Guarantees; Unsecured Status of the Notes.'

RELIANCE ON KEY CUSTOMERS AND SUPPLY AGREEMENTS

     The Company's business is substantially dependent on a limited number of customers. In 1996, the Company's ten largest customers accounted for approximately 57.3% of its pro forma net sales. The Company's largest customers are Procter & Gamble, Gillette, AMP Incorporated ('AMP') and Lexmark International Group, Inc. ('Lexmark'), which represented approximately 12.3%, 10.7%, 5.2% and 5.1%, respectively, of the Company's pro forma net sales in 1996. The loss of a substantial customer, or a significant reduction in sales generated from a substantial customer, could have a material adverse effect on the Company's business, financial condition and results of operations. Sales to each of the Company's customers are dependent on the Company's ability to manufacture products of acceptable quality, at acceptable prices, that meet the customer's specifications and to deliver such products on a timely basis. Approximately 25% of the Company's pro forma net sales in 1996 were made pursuant to multiple year supply agreements. Generally, these agreements are terminable by the customer at any time upon notice. While the Company has no reason to believe that any of its existing supply agreements will be cancelled by a customer and anticipates that, upon expiration, it will be able to extend or renew its existing supply agreements with its customers on terms no less favorable to the Company, no assurance can be given in this regard. See 'Business--Customers.'

VOLATILITY OF CUSTOMER DEMAND

     The demand for the Company's services and products is subject to substantial volatility and other factors beyond its control. Several of the Company's largest customers, including Gillette and AMP, have significant plastics injection molding capabilities and may periodically insource a portion of production being manufactured by the Company as a result of underutilization of their own facilities. Such insourcing could result in a material loss of sales to the Company during particular fiscal periods. In December 1996, for example, AMP began to insource a portion of its electrical connector production that was formerly manufactured by the Company. As a result, the Company has experienced a significant loss of sales to AMP, and management believes the Company may suffer further losses of sales to AMP in the future. Demand for the Company's products is also dependent upon the demand for its customers' products. Disappointing market acceptance or obsolescence of a customer's product can have a material adverse effect on the Company's sales to such customer. Additionally, a customer may move the location at which a product is being manufactured, which may cause the Company to no longer be able to supply such customer efficiently and result in a loss of sales. Finally, the making of particular molds is non-recurring in nature, and, therefore, the Company's mold making sales are volatile. Although management does not expect the Company to lose or suffer a significant reduction in business in the foreseeable future, there can be no assurance that the factors described above, or other competitive factors affecting the Company's business, will not result in a significant loss or reduction of sales in future periods.

EXPOSURE TO FLUCTUATIONS IN RESIN COST AND SUPPLY

     The Company uses various plastic resins in the manufacture of its products. In 1996, on a pro forma basis, the aggregate cost for plastic resins was $34.2 million, or 36.3% of the Company's total cost of goods sold. Pursuant to the terms of multiple-year supply agreements and purchase orders, the Company historically has had the ability to pass on a significant portion of increases in resin prices (as well as decreases in resin prices) to its customers through price adjustments. Because plastic resins are the principal components in the Company's products, the Company's financial performance is materially dependent on its ability to pass resin price increases on to its customers through contractual arrangements or otherwise. Plastic resin prices are subject to fluctuations due, in part, to industry capacity, consumption levels, supply shortages and changes in the prices of natural gas, crude oil and other petrochemical intermediates from which plastic resins are produced. For example, during the past four years, the resin market has been volatile due to increased demand and irregular producer capacity.

Although the Company will continue to have the benefit of resin price pass-through provisions under its existing customer agreements for so long as such agreements remain in effect, there can be no assurance that it will continue to be able to effect such a pass-through under contractual agreements or otherwise in the future. In addition, there can be no assurance that a significant increase in resin prices would not negatively impact the Company's existing business or future business opportunities, including those relating to the potential conversion from glass, metal and composite containers to rigid plastic, and thereby have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business--Raw Materials and Suppliers.'

     During 1996, the Company purchased, on a pro forma basis, approximately 26.2% and 17.3% of its total plastic resin requirements (in dollars) from Huntsman Chemical Corporation ('Huntsman') and the General Polymers Division of Ashland Chemical Company ('General Polymers'), respectively, pursuant to purchase orders delivered from time to time by the Company. The Company has long-standing relationships with Huntsman and General Polymers, and has worked closely with them to develop plastic resins which yield maximum performance from the Company's equipment. Although the Company believes its relationships with Huntsman and General Polymers are mutually beneficial, no assurance can be given that Huntsman and General Polymers will continue to be suppliers to the Company in the future.

     The Company believes that alternative sources are available for its plastic resin requirements. However, should any of the Company's resin suppliers fail to deliver under their arrangements, the Company would be forced to purchase resins in the open market, and no assurance can be given that it would be able to make such purchases at prices which would allow it to remain competitive.

COMPANY GROWTH AND RISKS RELATED TO FUTURE ACQUISITIONS

     The Company's ability to increase net sales and operating cash flow over time depends, in part, on its success in consummating future acquisitions upon satisfactory terms and successfully integrating the acquired companies or assets into the Company's operations. There can be no assurance that acquisition opportunities will continue to be available or that if available, such acquisitions could be consummated on terms acceptable to the Company, or that the Company would be able to obtain financing on terms that it deems acceptable to consummate any potential acquisition. In addition, future acquisitions would place increasing demands on the Company's management and operational resources. The Company's future performance will depend, in part, on its ability to manage expanding operations and to adapt its operational systems to such expansions. The failure of the Company to effectively manage its growth or successfully integrate acquired companies or assets into the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

     Most of the Company's products are sold in highly competitive markets in the United States. In addition, the markets for certain of the Company's products are characterized by low costs of entry and competition based primarily on price. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies, on the basis of price, service, quality and the ability to supply products to customers in a timely manner. A number of the Company's competitors have financial and other resources that are substantially greater than those of the Company. Competitive pressures or other factors could cause the Company to lose existing business or opportunities to generate new business or could result in significant price erosion, all of which would have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business--Competition.'


CONTROLLING STOCKHOLDER

     Precise is a wholly-owned subsidiary of Precise Holding Corporation ('Parent'). Sunderland Industrial Holdings Corporation ('Sunderland') held approximately 80.4% of the outstanding shares of Common Stock of Parent ('Parent Common Stock'), on a fully-diluted basis, as of June 30, 1997. The outstanding capital stock of Sunderland is owned by trusts established for the benefit of certain relatives of Richard L. Kramer and William L. Remley. Messrs. Kramer and Remley are executive officers and directors of Sunderland, Mentmore, Parent and Precise. The interests of Sunderland, Mentmore and their affiliates may differ from the interests of holders of the Notes.

DEPENDENCE ON KEY PERSONNEL

     The continued success of the Company is largely dependent on the personal efforts and abilities of senior management, particularly John R. Weeks, President and Chief Executive Officer, and Michael M. Farrell, Vice President, Marketing & Sales. The loss of services of key personnel could have a material adverse effect on the Company. The Company has no long-term employment agreements with, or key-man life insurance for, any of its executive officers or key employees. See 'Management.'

ENVIRONMENTAL MATTERS

     Federal, state and local governments or regulatory agencies could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, plastic products. The Company is aware that certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products that are among the types of products manufactured by the Company. If widely adopted, such regulatory and environmental measures or a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon the Company's business, financial condition and results of operations. In addition, the past and present operations of the Company and the past and present ownership and operations of real property by the Company are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the treatment, storage and disposal of solid and hazardous wastes or otherwise relating to the protection of the environment. While the Company has not been required historically to make significant capital expenditures in order to comply with applicable environmental laws and regulations, in the future the Company may have to make capital expenditures in excess of current estimates because of continually changing compliance standards and environmental technology. Furthermore, unknown contamination of sites currently or formerly owned or operated by the Company (including contamination caused by prior owners and operators of such sites) and off-site disposal of hazardous substances may give rise to unanticipated remediation and compliance costs. The Company does not currently have specific insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future. See 'Management's Discussion and Analysis of Financial Condition and Results of
Operations--Environmental Matters' and 'Business--Regulation and Legislation.'

CHANGE OF CONTROL OFFER

     Upon a Change of Control, Precise will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. There can be no assurance that Precise will have sufficient funds available or will be permitted by its other debt agreements to repurchase the Notes upon the occurrence of a Change of Control. The New Credit Agreement currently prohibits the Company from repurchasing any Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to make a Change of Control Offer (as defined) or repurchase tendered Notes would constitute an Event of Default (as defined) under the Indenture which would, in turn, constitute a default under the New Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes. See 'Description of Notes--Subordination' and 'Description of Notes--Repurchase at the Option of Holders--Change of Control.'

FRAUDULENT CONVEYANCE

     The incurrence by Precise of indebtedness such as the Notes may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of Precise. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either
(a) Precise incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (b) Precise received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with Precise constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of Precise, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to Precise's creditors or take other action detrimental to the holders of such indebtedness.


     Precise's obligations under the Notes are guaranteed by the Guarantors. The incurrence by a Guarantor of a Subsidiary Guarantee may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such Guarantor. Under these laws, if a court were to find that either (a) a Subsidiary Guarantee was incurred by a Guarantor with the intent of hindering, delaying or defrauding creditors or such Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (b) such Guarantor received less than reasonably equivalent value or consideration for incurring such Subsidiary Guarantee and (i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such Subsidiary Guarantee to presently existing and future indebtedness of such Guarantor, avoid the issuance of such Subsidiary Guarantee and direct the repayment of any amounts paid thereunder to such Guarantor's creditors or take other action detrimental to the holders of such Subsidiary Guarantee. A legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds, may, among other things, focus on the benefits, if any, realized by the Guarantor as a result of the issuance by Precise of the Notes.

     To the extent any Subsidiary Guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of Precise and any Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the applicable Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the applicable Notes relating to any voided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

     Based upon financial and other information currently available to it, management believes that the indebtedness retired with the proceeds of the Initial Offering and the indebtedness evidenced by the Notes and the Subsidiary Guarantees was incurred for proper purposes and in good faith and that at the time the Company incurred the indebtedness retired with the proceeds of the Initial Offering and Precise and the Guarantors incurred the indebtedness evidenced by the Notes and the Subsidiary Guarantees, Precise and each Guarantor, as the case may be, was, (i) neither insolvent nor rendered insolvent thereby, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. See 'Management's Discussions and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.' In reaching these conclusions, the Company has relied upon various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. No assurance can be given, however, that the assumptions and methodologies chosen by the Company would be adopted by a court or that a court would concur with the Company's conclusions.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes (other than any such holder that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company and the Guarantors are required to file a Shelf Registration Statement with respect to such Old Notes. The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the New Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of the Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See 'The Exchange Offer.'

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents and the capitalization of the Company at June 30, 1997, and should be read in conjunction with 'Selected Financial Data,' 'Pro Forma Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' and the Company's consolidated financial statements and the accompanying notes thereto, which information is included elsewhere in this Prospectus.

                                                                                                      UNAUDITED
                                                                                                 AS OF JUNE 30, 1997
                                                                                                 -------------------
                                                                                                     (DOLLARS IN
                                                                                                     THOUSANDS)
Cash and cash equivalents.....................................................................         $ 1,641
                                                                                                      --------
                                                                                                      --------
Long-term debt, including current maturities (1):
  New Credit Agreement (2)....................................................................         $ 7,000
  11 1/8% Senior Subordinated Notes due 2007..................................................          75,000
  Other debt..................................................................................             457
  Capital lease obligations...................................................................           6,079
                                                                                                      --------
       Total long-term debt, including current maturities.....................................          88,536
Stockholder's deficit:
  Common Stock, no par value, 1,000 shares authorized and 1 share issued and outstanding as of
    June 30, 1997.............................................................................               1
  Additional paid-in capital..................................................................           3,555
  Retained deficit............................................................................         (12,907)
                                                                                                      --------
       Total stockholder's deficit............................................................          (9,351)
                                                                                                      --------
           Total capitalization...............................................................         $79,185
                                                                                                      --------
                                                                                                      --------

------------------------------
(1) For a description of the Company's long-term debt, see Note 7 to the audited consolidated financial statements of the Company included elsewhere in this Prospectus.

(2) In connection with the consummation of the Initial Offering, Precise entered into the New Credit Agreement, which provides for borrowings in an outstanding principal amount of up to $30,000,000.

                            SELECTED FINANCIAL DATA

     The following table sets forth (i) selected historical consolidated financial data of the Company for the five-year period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997 and (ii) selected historical balance sheet data of the Company as of June 30, 1997. The selected historical consolidated financial data for the five-year period ended December 31, 1996 were derived from audited consolidated financial statements of the Company. The audited consolidated financial statements of the Company for each of the years in the three-year period ended December 31, 1996 are included elsewhere in this Prospectus together with the reports of Ernst & Young, LLP, independent accountants, for the years ended December 31, 1996 and 1995, and Grant Thornton, LLP, independent accountants, for the year ended December 31, 1994. The selected historical consolidated financial data for the years ended December 31, 1993 and 1992 were derived from audited consolidated financial statements of the Company that are not included herein. The selected historical consolidated financial data for the six months ended June 30, 1996 and 1997 were derived from unaudited financial statements of the Company, which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year. The June 30, 1997 balance sheet data are provided for informational purposes only, are unaudited and are not necessarily indicative of future results or what the operating results or financial condition of the Company would have been had the Refinancing Transactions and the Acquisitions actually been consummated on the dates assumed. The following table should be read in conjunction with 'Capitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the historical financial statements of the Company and Tredegar, and the accompanying notes thereto, included elsewhere in this Prospectus.

                                                                                                              UNAUDITED
                                                                                                           SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                   ---------------------------------------------------    ------------------
                                                    1992       1993       1994       1995      1996(1)     1996       1997
                                                   -------    -------    -------    -------    -------    -------    -------
                                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales.......................................   $27,673    $24,161    $33,157    $33,542    $93,289    $37,343    $51,795
Cost of sales...................................    22,908     19,536     26,807     25,877     76,477     30,757     42,868
                                                   -------    -------    -------    -------    -------    -------    -------
Gross profit....................................     4,765      4,625      6,350      7,665     16,812      6,586      8,927
Selling, general and administrative.............     3,390      3,373      3,916      4,454      7,262      3,161      4,272
Plant closure costs.............................        --         --         --         --        671         --         --
Amortization of intangible assets...............       219         --         26         37      1,042        375        608
                                                   -------    -------    -------    -------    -------    -------    -------
Operating income................................     1,156      1,252      2,408      3,174      7,837      3,050      4,047

Interest expense................................       703        706        956        810      6,131      2,160      3,875
Other (income) expense..........................        44         59        (72)       148        (25)         5        892(2)
                                                   -------    -------    -------    -------    -------    -------    -------
Income (loss) before income taxes
  and extraordinary item........................       409        487      1,524      2,216      1,731        885       (720)
Provision for income taxes......................        --         66        574        941      1,265        641        614
                                                   -------    -------    -------    -------    -------    -------    -------
Net income (loss) before extraordinary item.....       409        421        950      1,275        466        244     (1,334)
Extraordinary item, net of tax..................        --         --         --         --         --         --     (4,841)(3)
                                                   -------    -------    -------    -------    -------    -------    -------
Net income (loss)...............................   $   409    $   421    $   950    $ 1,275    $   466    $   244    $(6,175)
                                                   -------    -------    -------    -------    -------    -------    -------
                                                   -------    -------    -------    -------    -------    -------    -------
CASH FLOW DATA:
Net cash provided by operating activities.......   $ 1,167    $ 1,463    $ 1,327    $ 3,170    $ 9,602    $ 5,906    $ 4,117
Net cash used in investing activities (excluding
  Acquisitions) (4).............................      (383)      (309)    (1,968)      (998)    (1,829)      (889)      (414)
Net cash provided by (used in) financing
  activities....................................      (893)    (1,161)       650     (2,202)    57,313     60,784     (3,373)

                                                                           AS OF DECEMBER 31,
                                                           ---------------------------------------------------      UNAUDITED
                                                            1992       1993       1994       1995       1996      JUNE 30, 1997
                                                           -------    -------    -------    -------    -------    -------------
                                                                                  (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets............................................   $13,283    $15,412    $20,358    $18,863    $99,059       $93,757
Long-term debt, including current maturities............     8,245      9,277      9,164      7,538     64,512        88,536
Redeemable preferred stock..............................        --         --         --         --      8,250            --
Total stockholder's equity (deficit)....................        70        295      4,395      5,400      6,953        (9,351)

                                                                                                              UNAUDITED
                                                                                                           SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                   ---------------------------------------------------    ------------------
                                                    1992       1993       1994       1995      1996(1)     1996       1997
                                                   -------    -------    -------    -------    -------    -------    -------
                                                                            (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA (5)......................................   $ 2,043    $ 1,837    $ 3,542    $ 4,472    $13,638    $ 5,139    $ 6,456
EBITDA margin (5)...............................       7.4%       7.6%      10.7%      13.3%      14.6%      13.8%      12.5%

Depreciation and amortization...................   $   931    $   644    $ 1,062    $ 1,446    $ 5,353    $ 2,094    $ 3,301
Capital expenditures (6)........................       412      2,445      4,403      1,582      6,376      3,012      2,459
Ratio of earnings to fixed charges (7)..........       1.5x       1.6x       2.4x       3.4x       1.3x       1.4x        --

------------------------------

 (1) The statement of income data, cash flow data and other financial data for 1996 reflect the results of operations of Unity and Tredegar since they were acquired by the Company on January 25, 1996 and March 29, 1996, respectively.

 (2) Includes (i) a non-recurring charge of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) a $300,000 charge representing legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both charges were related to the Refinancing Transactions.

 (3) The Company recorded an extraordinary loss of $4.8 million, net of tax benefits, for the six months ended June 30, 1997, due to the early extinguishment of indebtedness resulting from the repayment of the Retired Notes and the termination of the Prior Credit Agreement in connection with the Refinancing Transactions.

 (4) Net cash used in the Unity Acquisition was $3,308,000 and net cash used in the Tredegar Acquisition was $60,493,000.

 (5) 'EBITDA' represents net income plus income taxes, interest expense, depreciation and amortization and certain non-recurring, non-cash charges. Non-recurring, non-cash charges for the year ended December 31, 1996 include plant closure costs ($301,000) and the elimination of pension costs associated with a terminated defined benefit plan ($122,000). The Company has not adjusted EBITDA to include cash charges which the Company believes are non-recurring in nature. Non-recurring cash charges for the year ended December 31, 1996 include operating losses (excluding depreciation expense) of the Company's Graham, North Carolina facility which was closed in September 1996 ($510,000) and plant closure costs ($370,000). If the Company had included non-recurring cash charges in its calculation of EBITDA, EBITDA would have been $14,518,000 for the year ended December 31, 1996. 'EBITDA margin' is defined as EBITDA divided by net sales. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies.

 (6) Includes capital expenditures financed through capital leases of $0 in 1992, $1,896,000 in 1993, $2,328,000 in 1994, $536,000 in 1995 and
     $4,201,000 in 1996 and $2,210,000 and $730,000 in the six months ended June
     30, 1996 and 1997, respectively.


 (7) In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing costs, whether expensed or capitalized, plus the portion of operating lease expense attributable to interest. For the six months ended June 30, 1997, the Company's earnings were inadequate to cover fixed charges by $720,000. Adjusted to eliminate non-cash charges of depreciation and amortization of $3,301,000 for the six months ended June 30, 1997, such earnings would have exceeded fixed charges by $2,581,000.

                            PRO FORMA FINANCIAL DATA

     The following pro forma financial data have been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company for its fiscal year ended December 31, 1996 and for the six months ended June 30, 1997 and those of Tredegar for the period from January 1, 1996 to March 28, 1996 and Unity for the period from January 1, 1996 to January 24, 1996. The pro forma financial data presented below give effect to the Acquisitions and the Refinancing Transactions as if such events had occurred on January 1, 1996. The adjustments relating to the Acquisitions and the Refinancing Transactions are described in the accompanying notes. The pro forma financial data presented below should not be considered indicative of actual results that would have been achieved had the Acquisitions and the Refinancing Transactions been consummated on the date assumed and do not purport to indicate results of operations as of any future date or for any future period. The pro forma financial data presented below should be read in conjunction with the Company's consolidated financial statements and the accompanying notes thereto, 'Summary Financial Data,' 'Capitalization,' 'Selected Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' which information is included elsewhere in this Prospectus.

                        UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF INCOME AND OPERATING DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                               TREDEGAR          UNITY
                                                PRECISE       HISTORICAL       HISTORICAL     ACQUISITIONS     PRO FORMA
                                               HISTORICAL   1/1/96-3/28/96   1/1/96-1/24/96   ADJUSTMENTS   FOR ACQUISITIONS
                                               ----------   --------------   --------------   -----------   ----------------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales....................................   $ 93,289       $ 20,921           $448          $    --         $114,658
Cost of sales................................     76,477         18,221            391             (248)(1)       94,841

                                               ----------       -------          -----        -----------       --------
Gross profit.................................     16,812          2,700             57              248           19,817
Selling, general and administrative..........      7,262            993             17               --            8,272
Plant closure costs..........................        671             --             --               --              671
Amortization of intangible assets............      1,042             59             --              149(2)         1,250
                                               ----------       -------          -----        -----------       --------
Operating income.............................      7,837          1,648             40               99            9,624
Interest expense.............................      6,131             --              5            1,618(3)         7,754
Other (income) expense.......................        (25)            --             --               --              (25)
                                               ----------       -------          -----        -----------       --------
Income (loss) before income tax benefits.....      1,731          1,648             35           (1,519)           1,895
Provision (benefit) for income taxes.........      1,265            649              4             (715)(4)        1,203
                                               ----------       -------          -----        -----------       --------
Net income (loss)............................   $    466       $    999           $ 31          $  (804)        $    692
                                               ----------       -------          -----        -----------       --------
                                               ----------       -------          -----        -----------       --------
OTHER FINANCIAL DATA:

EBITDA (9)...................................
Depreciation and amortization................
Ratio of earnings to fixed charges (10)......
Ratio of EBITDA to interest expense..........
Ratio of total debt to EBITDA................

                                               REFINANCING
                                               TRANSACTIONS     COMPANY
                                               ADJUSTMENTS     PRO FORMA
                                               ------------    ---------

STATEMENT OF INCOME DATA:
Net sales....................................    $     --      $114,658
Cost of sales................................          --        94,841
                                               ------------    ---------
Gross profit.................................          --        19,817
Selling, general and administrative..........          --         8,272
Plant closure costs..........................          --           671
Amortization of intangible assets............          --         1,250
                                               ------------    ---------
Operating income.............................          --         9,624
Interest expense.............................       2,651(5)     10,405
Other (income) expense.......................          --           (25)(6)
                                               ------------    ---------
Income (loss) before income tax benefits.....      (2,651)         (756)
Provision (benefit) for income taxes.........      (1,034)(4)       169
                                               ------------    ---------
Net income (loss)............................    $ (1,617)     $   (925)(8)
                                               ------------    ---------
                                               ------------    ---------
OTHER FINANCIAL DATA:
EBITDA (9)...................................                  $ 16,304
Depreciation and amortization................                     6,232
Ratio of earnings to fixed charges (10)......                        --

Ratio of EBITDA to interest expense..........                       1.6 x
Ratio of total debt to EBITDA................                       5.4 x

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                                         REFINANCING
                                                                                            PRECISE      TRANSACTIONS     COMPANY
                                                                                           HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                                           ----------    ------------    ---------
                                                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales...............................................................................    $ 51,795       $     --       $51,795
Cost of sales...........................................................................      42,868             --        42,868
                                                                                           ----------    ------------    ---------
Gross profit............................................................................       8,927                        8,927
Selling, general and administrative.....................................................       4,272             --         4,272
Amortization of intangible assets.......................................................         608             --           608
                                                                                           ----------    ------------    ---------
Operating income........................................................................       4,047             --         4,047
Interest expense........................................................................       3,875          1,573(5)      5,448
Other (income) expense..................................................................         892           (855)(7)        37
                                                                                           ----------    ------------    ---------
Loss before income taxes................................................................        (720)          (718)       (1,438)
Provision (benefit) for income taxes....................................................         614           (292)(4)       322
                                                                                           ----------    ------------    ---------
Net (loss) (8)..........................................................................    $ (1,334)      $   (426)      $(1,760)
                                                                                           ----------    ------------    ---------
                                                                                           ----------    ------------    ---------
OTHER FINANCIAL DATA:
EBITDA (9)..............................................................................                                  $ 7,311
Depreciation and amortization...........................................................                                    3,301
Ratio of earnings to fixed charges (10).................................................                                       --
Ratio of EBITDA to interest expense.....................................................                                      1.3x

 See accompanying notes to Unaudited Pro Forma Consolidated Statement of Income
                              and Operating Data.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND OPERATING DATA

 (1) Reflects the elimination of historical depreciation for the periods prior to the respective acquisition dates and the addition of pro forma depreciation in connection with the Acquisitions resulting from the evaluation of asset values and useful lives as follows:


                                                                              YEAR             SIX MONTHS
                                                                              ENDED              ENDED
                                                                        DECEMBER 31, 1996    JUNE 30, 1997
                                                                        -----------------    --------------
                                                                              (DOLLARS IN THOUSANDS)

  Pro forma depreciation.............................................        $   769             $   --
  Historical depreciation............................................         (1,017)                --
                                                                             -------             ------
Acquisitions adjustment..............................................        $  (248)            $   --
                                                                             -------             ------
                                                                             -------             ------

 (2) Reflects the elimination of historical amortization and the addition of pro forma amortization based on the amortization of noncompete agreements and goodwill over useful lives ranging from 3 to 25 years as follows:

                                                                              YEAR             SIX MONTHS
                                                                              ENDED              ENDED
                                                                        DECEMBER 31, 1996    JUNE 30, 1997
                                                                        -----------------    --------------
                                                                              (DOLLARS IN THOUSANDS)
     Pro forma amortization..........................................        $ 1,250             $   --
     Historical amortization.........................................         (1,101)                --
                                                                             -------             ------
     Acquisitions adjustment.........................................        $   149             $   --
                                                                             -------             ------
                                                                             -------             ------

 (3) Reflects the elimination of historical interest expense and the addition of pro forma interest expense based on indebtedness incurred in connection with the financing of the Acquisitions as follows:

                                                                              YEAR             SIX MONTHS
                                                                              ENDED              ENDED
                                                                        DECEMBER 31, 1996    JUNE 30, 1997
                                                                        -----------------    --------------
                                                                              (DOLLARS IN THOUSANDS)
Interest on Prior Credit Agreement...................................        $ 3,810             $   --
Interest on Retired Notes............................................          2,578                 --
Interest on other debt...............................................             35                 --
Interest on capital lease obligations................................            573                 --
Deferred financing cost amortization.................................            758                 --
Historical interest..................................................         (5,564)                --

Historical financing cost amortization...............................           (572)                --
                                                                             -------             ------
Acquisitions adjustment..............................................        $ 1,618             $   --
                                                                             -------             ------
                                                                             -------             ------

 (4) The provision for income taxes is computed by applying the Company's statutory rate of 39%, excluding the impact of non-deductible goodwill amortization.

 (5) Reflects the elimination of pro forma interest expense based on indebtedness incurred in connection with the Acquisitions and the addition of pro forma interest expense after giving effect to the Refinancing Transactions as follows:

                                                                              YEAR             SIX MONTHS
                                                                              ENDED              ENDED
                                                                        DECEMBER 31, 1996    JUNE 30, 1997
                                                                        -----------------    --------------
                                                                              (DOLLARS IN THOUSANDS)
     Interest on New Credit Agreement................................        $   886            $    390
     Interest on the Notes...........................................          8,344               4,172
     Interest on Prior Credit Agreement..............................         (3,751)             (1,606)
     Interest on Retired Notes.......................................         (2,578)             (1,225)
                                                                             -------             -------
                                                                               2,901               1,731
     Amortization of deferred financing costs pro forma for the
       Refinancing Transactions......................................           (758)               (343)
     Amortization of deferred financing costs pro forma for the
       Acqusitions...................................................            508                 185
                                                                             -------             -------
     Refinancing Transactions adjustment.............................           (250)               (158)
                                                                             -------             -------
                                                                             $ 2,651            $  1,573
                                                                             -------             -------
                                                                             -------             -------

 (6) Excludes (i) a non-recurring charge of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) $300,000 of legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both charges were related to the Refinancing Transactions. See 'Certain Transactions--Management Agreement with Mentmore.'

 (7) Reflects (i) a non-recurring charge of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) $300,000 of legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both charges were related to the Refinancing Transactions.

 (8) Excludes an extraordinary loss from the early extinguishment of indebtedness, net of tax benefit, of $4,841,000, resulting from the repayment of the Retired Notes and the termination of the Prior Credit Agreement in connection with the Refinancing Transactions.

 (9) 'EBITDA' represents net income plus income taxes, interest expense, depreciation and amortization and certain non-recurring, non-cash charges. Non-recurring, non-cash charges for the pro forma year ended December 31, 1996 include plant closure costs ($301,000) and the elimination of pension costs associated with a terminated defined benefit plan ($122,000). The Company has not adjusted EBITDA to include cash charges which the Company believes are non-recurring in nature. Non-recurring cash charges for the pro forma year ended December 31, 1996 include operating losses (excluding depreciation expense) of the Company's Graham, North Carolina facility which was closed in September 1996 ($580,000) and plant closure costs ($370,000). If the Company had included non-recurring cash charges in its calculation of EBITDA, EBITDA would have been $17,254,000 for the pro forma year ended December 31, 1996. 'EBITDA margin' is defined as EBITDA divided by net sales. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies.

(10) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes (benefit) and extraordinary item plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing costs, whether expensed or capitalized, plus the portion of operating lease expense attributable to interest. For the pro forma year ended December 31, 1996, the Company's earnings were inadequate to cover fixed charges by $754,000. Adjusted to eliminate non-cash charges of depreciation and amortization of $6,232,000 for the pro forma year ended December 31, 1996, such earnings would have exceeded fixed charges by $5,478,000. For the six months and the pro forma six months ended June 30, 1997, the Company's earnings were inadequate to cover fixed charges by $720,000 and $1,438,000, respectively. Adjusted to eliminate non-cash charges of depreciation and amortization of $3,301,000 for the six months and the pro forma six months ended June 30, 1997, such earnings would have exceeded fixed charges by $2,581,000 and $1,863,000, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company is a leading full-service, custom injection molder of precision plastic products, focusing on three broad markets: healthcare, packaging and consumer/industrial products. The Company is capable of providing its customers with comprehensive custom manufacturing services, including extensive product design and prototype development, mold design and manufacturing, close tolerance injection molding and value-added finishing services such as packaging, assembly and decoration.

     Precise was acquired in 1990 by an entity managed by Mentmore, a privately-held investment management company. Mentmore recruited an experienced management team to implement several key strategic initiatives aimed at improving the Company's competitive standing and profitability and promoting internal and external growth. In January and March of 1996, the Company completed the acquisitions of Unity and Tredegar, respectively, more than tripling the Company's net sales on a pro forma basis. Management believes that the Acquisitions significantly enhanced the Company's prospects for future growth by expanding its manufacturing and technological capabilities, enlarging its customer base, strengthening its relationships with certain existing customers and broadening its geographic presence.

     Since the consummation of the Tredegar Acquisition, management has implemented several strategic initiatives designed to improve Tredegar's operating performance and integrate Tredegar's operations with those of the Company. These initiatives have included improved raw material purchasing, reductions in plant labor and administrative costs and the closure of Tredegar's Graham, North Carolina facility. More specifically, following the Tredegar Acquisition, the Company (i) eliminated 31 direct and indirect labor positions and reduced payroll rates for certain Tredegar employees, resulting in an annualized cost savings, based on actual costs incurred in 1996, of approximately $2.0 million; (ii) consolidated Tredegar's corporate sales and administrative functions with those of the Company, resulting in a net annualized reduction in selling, general and administrative expenses, based on actual expenses incurred in 1996, of approximately $1.0 million and (iii) renegotiated Tredegar's resin supply agreements, which resulted in annualized cost savings, based on actual costs incurred in 1996, of approximately $268,000 based on the volume of resin purchased in 1996 following the Tredegar Acquisition. In addition, in September 1996 the Company closed the Graham facility, which had pro forma operating losses (excluding depreciation expense) of $580,000 in 1996, and transferred its equipment and business to other facilities, primarily the Company's facility in St. Petersburg, Florida. Management believes that these initiatives have significantly improved Tredegar's operating profitability since its acquisition by the Company and that further improvements are possible at the former Tredegar and Unity facilities. Tredegar's gross margin increased from approximately 12.0% in 1995 to approximately 15.0% in 1996. Management believes that it will be able to achieve additional cost savings as a result of further improvements in operating processes and material purchasing and reductions in selling, general and administrative expenses.

     The Company experienced a decrease in net sales and operating income during the six months ended June 30, 1997 compared to the pro forma combined results of operations for the comparable period in 1996. The 11.1% decrease in net sales to $51.8 million for the six months ended June 30, 1997 from $58.3 million for the pro forma combined six months ended June 30, 1996 was primarily caused by delays in certain molding and mold making programs, lower than anticipated volume requirements of certain customers' end-product lines due to an unsuccessful consumer product launch and product line maturity, customer insourcing, the loss of a molding program to a competitor with a closer customer 'ship-to' point and the discontinuance of a low margin, proprietary manufacturing process. Management believes that although certain of the losses described above are temporary and that most program delays are expected to be remedied, the Company's net sales will continue to be negatively impacted during the remainder of the fiscal year. This downturn will not have a significant impact on cash available for operating, investing and financing activities, as the Company had approximately $23.0 million in borrowing availability under the New Credit Agreement as of June 30, 1997 and management expects that the Company will have significant borrowing availability thereunder during the remainder of the current fiscal year. In response to the lower level of expected net sales, the Company laid off 25 employees during April 1997, resulting in an annualized cost savings, based on current compensation levels, of approximately $1.2 million (excluding severance costs estimated to be $161,000). Management believes that the prolonged and well publicized sale of Tredegar created customer uncertainty in the period prior to the Tredegar

Acquisition resulting in fewer new program awards in late 1995 and throughout 1996. Since the Tredegar Acquisition, the Company's management has focused on reorganizing and strengthening its sales and marketing efforts to obtain new business. The Company expects to begin to realize the benefit of these efforts in the first half of 1998.

     Operating income for the six months ended June 30, 1997 decreased from $5.6 million, to $4.1 million, or 26.8%, compared to the pro forma combined operating income for the same period in the prior year. This decrease resulted primarily from the overall decrease in net sales coupled with additional compensation expense associated with the expansion of the Company's sales force.

     The Company's operating data for fiscal years ended December 31, 1994, 1995 and 1996 and the three and six months ended June 30, 1996 and 1997 are set forth below as percentages of net sales:

                                                             UNAUDITED
                                                            THREE MONTHS         UNAUDITED
                                                               ENDED          SIX MONTHS ENDED
                             YEAR ENDED DECEMBER 31,          JUNE 30,            JUNE 30,
                            --------------------------    ----------------    ----------------
                             1994      1995      1996      1996      1997      1996      1997
                            ------    ------    ------    ------    ------    ------    ------

Net sales................   100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales............    80.8      77.1      82.0      83.5      83.5      82.4      82.8
                            ------    ------    ------    ------    ------    ------    ------
Gross profit.............    19.2      22.9      18.0      16.5      16.5      17.6      17.2
Selling, general and
  administrative.........    11.8      13.3       7.8       7.3       8.4       8.5       8.2
Plant closure costs......     0.0       0.0       0.7       0.0       0.0       0.0       0.0
Amortization of
  intangible assets......     0.1       0.1       1.1       1.2       1.3       1.0       1.2
                            ------    ------    ------    ------    ------    ------    ------
Operating income.........     7.3       9.5       8.4       8.0       6.8       8.1       7.8
Interest expense.........     2.9       2.5       6.5       6.7       8.0       5.8       7.5
Other (income) expense...    (0.2)      0.4       0.0       0.0       3.5       0.0       1.7
                            ------    ------    ------    ------    ------    ------    ------
Income (loss) before
  income taxes and
  extraordinary item.....     4.6       6.6       1.9       1.3      (4.7)      2.3      (1.4)
Provision for income
  taxes..................     1.7       2.8       1.4       1.0       1.3       1.7       1.2
                            ------    ------    ------    ------    ------    ------    ------
Net income (loss) before
  extraordinary item.....     2.9%      3.8%      0.5%      0.3      (6.0)      0.6%      (2.6)
Extraordinary item, net
  of tax.................     0.0       0.0       0.0       0.0     (19.0)      0.0       (9.3)
                            ------    ------    ------    ------    ------    ------    ------
Net income (loss)........     2.9%      3.8%      0.5%      0.3%    (25.0)%     0.6%     (11.9)%
                            ------    ------    ------    ------    ------    ------    ------
                            ------    ------    ------    ------    ------    ------    ------
EBITDA margin............    10.7%     13.3%     14.6%     13.5%     14.1%     12.5%     12.5%

RESULTS OF OPERATIONS

  Six Months Ended June 30, 1997 compared to Six Months Ended June 30, 1996

     Net sales. The Company's net sales increased to $51.8 million for the six months ended June 30, 1997, an increase of $14.5 million, or 38.9%, over the comparable period in the prior year. The increase in net sales was almost entirely attributable to the Tredegar Acquisition.

     Gross profit. The Company's gross profit increased to $8.9 million for the six months ended June 30, 1997, an increase of $2.3 million, or 34.8%, over the comparable period in the prior year. The increase in gross profit was primarily attributable to higher net sales volume resulting from the Tredegar Acquisition. Gross profit margin declined to 17.2% for the six months ended June 30, 1997 from 17.6% in the comparable period in the prior year. The decrease in gross profit margin was primarily attributable to the Tredegar Acquisition, as Tredegar historically generated lower gross profit margins than the Company.

     Selling, general and administration. Selling, general and administrative expenses increased to $4.3 million for the six months ended June 30, 1997, an increase of $1.1 million, or 34.4%, over the comparable period in the prior year. The increase in selling, general and administrative expenses was primarily attributable to incremental expenses related to the Tredegar Acquisition and to the subsequent hiring of additional sales persons.

     Amortization. The Company's amortization of intangible assets increased to $608,000 for the six months ended June 30, 1997 from $375,000 in the comparable period in the prior year. This increase resulted primarily from the amortization of goodwill and non-compete agreements associated with the Tredegar Acquisition.

     Operating income. Operating income increased to $4.1 million for the six months ended June 30, 1997, an increase of $1.0 million, or 32.3%, over the comparable period in the prior year. Operating income as a percentage of net sales declined to 7.8% for the six months ended June 30, 1997 from 8.1% in the comparable period in the prior year due primarily to the lower gross profit margin and the increase in amortization of intangible assets associated with the Tredegar Acquisition.

     Interest expense. Interest expense increased to $3.9 million for the six months ended June 30, 1997 from $2.2 million in the comparable period in the prior year due primarily to interest expense on indebtedness incurred to finance the Tredegar Acquisition and in connection with the Refinancing Transactions.

     Other expenses. Other expenses increased to $892,000 for the six months ended June 30, 1997 from $5,000 in the comparable period in the prior year due primarily to (i) non-recurring charges of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) $300,000 of legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both of these charges were related to the Refinancing Transactions.

     Provision for income tax. The Company's effective tax rates differed from the applicable statutory rates for the six months ended June 30, 1997 and 1996 primarily due to nondeductable goodwill amortization. In addition, the June 30, 1997 tax rate was effected by the expiration of certain state tax net operating losses.

     Extraordinary item. The Company recorded an extraordinary loss of $4.8 million, net of tax benefits, for the six months ended June 30, 1997, due to the early extinguishment of indebtedness resulting from the repayment of the Retired Notes and the termination of the Prior Credit Agreement in connection with the Refinancing Transactions.

  Three Months Ended June 30, 1997 compared to Three Months Ended June 30, 1996

     Net sales. The Company's net sales decreased to $25.5 million for the three months ended June 30, 1997, a decrease of $2.8 million, or 9.9%, from the comparable period in the prior year. The decrease in net sales from the prior period was primarily attributable to lower volume requirements of certain customers' end-products, the discontinuance of a low margin proprietary manufacturing process, and the loss of a molding program.

     Gross profit.  The Company's gross profit decreased to $4.2 million in the three months ended June 30, 1997, a decrease of $0.5 million from the comparable period in the prior year. This decrease in gross profit margin from the comparable 1996 period was primarily attributable to lower sales volume and severance costs of $161,000 associated with a lay-off at a mold manufacturing facility.

     Selling, general, and administrative. Selling, general, and administrative expenses increased to $2.1 million, or 3.5% over the comparable period in the prior year. This increase in selling, general, and administrative expenses was primarily attributable to the hiring of additional sales persons in 1997, which was substantially offset by the integration costs associated with the Tredegar Acquisition during the second quarter of 1996.

     Operating income. Operating income decreased to $1.8 million for the three months ended June 30, 1997, a decrease of $0.5 million, or 38.5%, from the comparable period in the prior year. The decrease in operating income from the prior period was primarily attributable to lower sales volumes, severance costs and slight increases in selling, general, and administrative and amortization expenses.

     Interest expense. Interest expense increased to $2.0 million for the three months ended June 30, 1997 from $1.9 million in the comparable period in the prior year due primarily to the Refinancing Transactions.

     Other expenses. Other expenses increased to $896,000 for the three months ended June 30, 1997 from $7,000 in the comparable period in the prior year due primarily (i) to non-recurring charges of $555,000 representing financial advisory fees and out-of-pocket expenses paid to Mentmore and (ii) $300,000 of legal fees paid to the law firm of Michael D. Schenker Co. LPA, whose principal is an officer of Mentmore. Both of these charges were related to the Refinancing Transactions.

     Provisions for income taxes. The Company's effective tax rates differed from the applicable statutory rates for the three months ended June 30, 1997 and 1996 primarily due to nondeductable goodwill amortization. In addition, the June 30, 1997 tax rate was also effected by the expiration of certain state tax net operating losses.

     Extraordinary item. The Company recorded an extraordinary loss of $4.8 million, net of tax benefits, for the three months ended June 30, 1997 due to the early extinguishment of indebtedness resulting from the repayment of the Retired Notes and the termination of the Prior Credit Agreement in connection with the Refinancing Transactions.

  Year Ended December 30, 1996 compared to Year Ended December 31, 1995

     Net sales. The Company's net sales increased to $93.3 million in 1996, an increase of $59.8 million, or 178.1%, over 1995. The increase in net sales was primarily attributable to the Company's January 25, 1996 acquisition of Unity and March 29, 1996 acquisition of Tredegar. Unity and Tredegar generated net sales of approximately $4.9 million and $58.5 million, respectively, after they were acquired by the Company. Excluding the net sales of Unity and Tredegar, the Company's net sales totaled approximately $29.9 million, a decrease of $3.6 million from 1995. This decrease was primarily attributable to lower net sales of thin-wall consumer product containers for Baby Fresh(Trademark) baby wipes resulting from marketing discontinuities caused by the merger of Scott Paper Company with Kimberly-Clark and the subsequent sale by Kimberly-Clark of the Baby Fresh(Trademark) product line to Procter & Gamble. Also contributing to the decline in net sales was a reduction in net sales to a customer which moved its injection molding to another molder located near its largest distribution center.

     Gross profit. The Company's gross profit increased to $16.8 million in 1996, an increase of $9.1 million, or 119.3%, over fiscal year 1995. The increase in gross profit was attributable to higher net sales volume resulting from the Acquisitions. Gross profit margin declined to 18.0% in 1996 from 22.9% in the prior year. The decrease in gross profit margin was primarily attributable to the Acquisitions, as Unity and Tredegar had historically generated lower gross profit margins than the Company.

     Selling, general and administrative. Selling, general and administrative expenses increased to $7.3 million in 1996, an increase of $2.8 million, or 63.0%, from 1995. The increase in selling, general and administrative expense was due primarily to incremental selling, general and administrative expenses related to the Acquisitions and an increase in management fees. Selling, general and administrative expense as a percentage of net sales decreased to 7.8% in 1996 from 13.3% in 1995. This improvement was primarily attributable to the consolidation of accounting, purchasing and other administrative functions related to the Acquisitions.

     Plant closure costs. In September 1996, the Company closed its Graham, North Carolina manufacturing facility, which was acquired in the Tredegar Acquisition. In December 1996, the Company decided to close its Rochester, New York manufacturing facility, which was sold in May 1997. The Company recorded plant closing costs in 1996 of $671,000. These costs include $110,000 of expenses associated with the relocation of machinery and equipment from the Graham facility to the Company's other facilities, $260,000 of expenses associated with employee termination benefits which were accrued in connection with the decision to close the Rochester facility, and an impairment loss of $301,000 which represents the difference between the net book value of the assets to be sold at the Rochester facility and the offer price for those assets of $900,000.

     Amortization. The Company's amortization of intangible assets increased to $1.0 million in 1996 from $37,000 in 1995 due primarily to the amortization of goodwill and non-compete agreements associated with the Acquisitions.

     Operating income. Operating income increased to $7.8 million in 1996, an increase of $4.6 million, or 143.8%, over 1995. Operating income as a percentage of net sales declined to 8.4% in 1996 from 9.5% in the prior year due primarily to the lower gross profit margin, the increase in amortization of intangible assets associated with the Acquisitions and expenses associated with the closure of the Graham and the decision to close the Rochester manufacturing facilities.


     Interest expense. Interest expense increased to $6.1 million in 1996 from $810,000 in 1995 due primarily to interest expense on indebtedness incurred to finance the Acquisitions.

  Year Ended December 31, 1995 compared to Year Ended December 31, 1994

     Net sales. The Company's net sales increased to $33.5 million in 1995, an increase of $385,000, or 1.2%, over 1994. The increase in net sales was attributable to a full year of operations at the Delaware CAP Facility, which contributed additional net sales of approximately $6.0 million in 1995, as well as increased sales to existing customers of approximately $2.2 million. This increase was partially offset by a decrease in mold making sales resulting from the completion of a large mold making program ($3.9 million) as well as from a reduction in net sales to certain of the Company's existing customers ($4.2 million).

     Gross profit. The Company's gross profit increased to $7.7 million in 1995, an increase of $1.3 million, or 20.7%, over fiscal year 1994. Gross profit margin improved to 22.9% in 1995 from 19.2% in the prior year. Efficiencies realized at the Delaware CAP Facility as operations at that facility transitioned from a start-up phase in 1994 contributed to increases in both gross profit and gross margin. The improvement in gross margin was also the result of a reduction in 1995 of the Company's mold making sales, which typically generate lower gross profit margins than the Company's molding sales.

     Selling, general and administrative. Selling, general and administrative expenses increased to $4.5 million in 1995, an increase of $539,000, or 13.8%, from 1994, due primarily to increased incentive-based compensation expense, travel expenses resulting from the transition of the Delaware CAP Facility from a start-up phase and management fees. Selling, general and administrative expense as a percentage of net sales increased to 13.3% in 1995 from 11.8% in 1994.

     Amortization. The Company's amortization of intangible assets increased to $37,000 in 1995 from $26,000 in 1994 due primarily to a full year's amortization of deferred financing costs associated with the financing of the construction of the Delaware CAP Facility.

     Operating income. Operating income increased to $3.2 million in 1995, an increase of $766,000, or 31.8%, over 1994. Operating income as a percentage of net sales increased to 9.5% in 1995 from 7.3% in the prior year due primarily to the improvement in gross profit margins resulting from the transition of the Delaware CAP Facility from a start-up phase. This improvement was partially offset by increased selling, general and administrative expenses.

     Interest expense. Interest expense decreased to $810,000 in 1995 from $956,000 in 1994 due primarily to the net repayment of approximately $1.7 million of long-term debt.


     Provision for income taxes. The Company's provision for income taxes increased to $941,000 in 1995 from $574,000 in 1994, representing effective tax rates on reported taxable income of 42.5% and 37.7% in each of the two years, respectively. The higher effective tax rate in 1995 was primarily due to higher state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

     The Company completed a significant refinancing in March 1996 in connection with the Tredegar Acquisition. The purchase price for Tredegar, along with the refinancing of certain existing debt and related transaction costs, was financed through (i) the incurrence of approximately $44.0 million of indebtedness under the Prior Credit Agreement, (ii) the issuance of the Retired Notes in an aggregate principal amount of $20.0 million (including $1.9 million of original issue discount), (iii) the issuance of $8.3 million of Redeemable Preferred Stock (as defined) and (iv) a capital contribution of $0.8 million from Parent. The Company permanently repaid all indebtedness outstanding under the Prior Credit Agreement and the Retired Notes and redeemed the Redeemable Preferred Stock in connection with the Refinancing Transactions. See 'Prospectus Summary--The Initial Offering--Notes.'

     The Company generated cash flows from operations totaling $1.3 million, $3.2 million and $9.6 million in 1994, 1995 and 1996, respectively, and $5.9 million and $4.1 million in the six months ended June 30, 1996 and 1997, respectively. The progressive increase in annual cash flows from operations over the three-year period was driven primarily by the increased profitability of the Company's existing business and an increase in net sales resulting from the Acquisitions. Cash flows from operations were negatively impacted during 1996 as a result of costs associated with the closure of the Company's plant in Graham, North Carolina. During 1996, $0.5 million was expended to satisfy the cash requirements for employee termination benefits, noncancellable operating lease accruals, equipment relocation costs and other costs associated with the closure of this facility. As of June 30, 1997, the balance of costs associated with plant closures, including the closure of the Company's Rochester, New York plant (which occurred in May 1997), are expected to require cash payouts of approximately $0.5 million through March 2000. The decrease in cash flows from operations during the six months ended June 30, 1997 compared to the same period in the prior year resulted primarily from the lower sales volume.

     The Company's cash flows used in investing activities totaled $2.0 million, $1.0 million and $65.6 million, excluding capital lease agreements for equipment totaling $2.3 million, $0.5 million and $4.2 million in 1994, 1995 and 1996, respectively. The Company's cash flows used in investing activities totaled $64.7 million and $0.4 million, excluding capital lease agreements for equipment totaling $2.2 million and $0.7 million, for the six months ended June 30, 1996 and 1997, respectively. During 1994, the Company completed leasehold improvements totaling $0.8 million and the purchase and lease of several molding machines and related equipment totaling $3.2 million for the Delaware CAP Facility. During 1996, the Company effected a replacement program for molding machines in its Pittsburgh plant which involved capital lease agreements for 17 machines totaling $2.8 million. Additionally, $63.8 million was attributed to the net cash used in the Acquisitions during the first quarter of 1996. For the first six months of 1997, the Company has expended $1.7 million on cash capital expenditures which were primarily offset by proceeds received from the sale of its Rochester, New York facility in the amount of $1.3 million, which proceeds were subsequently used to repay indebtedness outstanding under the Prior Credit Agreement.

     The Company's cash flows provided by (used in) financing activities totaled $0.6 million, $(2.2) million and $57.3 million in 1994, 1995 and 1996, respectively, and $60.8 million and $(3.4) million in the six months ended June 30, 1996 and 1997, respectively. During 1994, debt repayments were offset mainly by the incurrence of a $1.3 million term loan to finance the purchase of equipment for the Delaware CAP Facility. During 1995, cash flows were used to repay indebtedness. During 1996, cash financing activities for the Tredegar Acquisition, as described above, contributed significantly to resulting cash provided. During the six months ended June 30, 1997 the Refinancing Transactions contributed to the cash used in financing activities.

     Since the consummation of the Refinancing Transactions, the Company's liquidity requirements have consisted primarily of capital expenditures, required debt service under the Notes, the New Credit Agreement and various capital lease obligations and working capital needs. The Company estimates that its cash requirements to service debt will total $1.2 million during the remainder of the current fiscal year and $2.5 million and $1.8 million in each of the next two fiscal years, respectively. The Company estimates that its capital expenditures during 1997 will total $10.2 million, of which approximately $5.6 million is expected to be in the form of capital leases. Included in the amount of total projected capital expenditures for 1997 is $3.3 million of expenditures for building improvements, molding presses and ancillary equipment for a significant new program expected to begin production by the end of the year. Equipment refurbishment programs for 1997, which mainly relate to Tredegar plants, are expected to cost $4.4 million. The Company is in a capital intensive business and will have significant ongoing requirements for capital which management believes will be satisfied through cash flow from operations, borrowings under the New Credit Agreement and capital leases. Management believes that due to the significance of capital expenditures anticipated for 1997, the Company will be required to incur additional indebtedness under the New Credit Agreement or through capital leases. However, certain equipment refurbishment programs could be delayed, if necessary. The New Credit Agreement and the Indenture place significant restrictions on the Company's ability to, among other things, incur additional indebtedness, grant liens or sell assets. See 'Description of Notes--Certain Covenants,' 'Risk Factors--Substantial Leverage' and 'Risk Factors--Restrictions under Debt Agreements.'

     The New Credit Agreement provides for revolving loans to, and the issuance of letters of credit on behalf of Precise, in an aggregate amount not to exceed $30.0 million, of which approximately $7.0 million was outstanding on June 30, 1997. See 'Capitalization.' The New Credit Agreement matures in 2002, and contains certain covenants customary for a financing of this nature. The New Credit Agreement requires prepayments and concurrent reductions of the total commitments thereunder in the amount of certain portions of the net proceeds from certain asset sales, capital contributions or issuances of debt or equity.

See 'Description of Certain Indebtedness--New Credit Agreement.'

     Capital leases are used extensively by the Company to finance new molding presses and certain ancillary equipment. Capital lease obligations totaled $6.1 million as of June 30, 1997, and current maturities relating to these obligations totaled $2.3 million.

     Management believes that the Company's cash flow from operations, together with borrowings under the New Credit Agreement and capital leases, provide it with sufficient liquidity necessary to fund capital improvements, service indebtedness and meet working capital requirements for the Company's existing operations. However, the Company's anticipated cash flow from operations in 1997 is expected to be insufficient to cover the Company's cash requirements during such period. In addition, the Company is highly leveraged and, as a result, funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited or unavailable in the event the Company does not generate cash flow at or above expected levels, which could have a material adverse effect on the Company's business, financial condition and results of operations. See 'Risk Factors--Substantial Leverage.'

INFLATION AND CHANGING PRICES

     The Company's sales and costs are subject to inflation and price fluctuations. However, because a significant portion of changes in the cost of plastic resins, the Company's principal raw materials, are passed through to customers, such changes historically have not, and in the future are not expected to have, a material effect on the Company's results of operations.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to a range of environmental requirements in the various jurisdictions in which it operates. These environmental requirements relate to, among other things, air emissions, wastewater discharges and waste management. The Company can be expected to incur capital and operating expenses to maintain compliance with applicable environmental requirements and to meet new regulatory requirements. Based upon the underlying facts giving rise to its environmental regulatory obligations and technical reports prepared on the Company's facilities, the Company does not anticipate that any such capital and operating expenses will have a material adverse effect on the Company's results of operations. There can be no assurance, however, that unanticipated, future regulatory programs or previously unidentified environmental conditions will not impose material capital operating expenses. See 'Risk Factors--Environmental Matters' and 'Business-- Regulation and Legislation.'

     The Company has been identified as one of the several hundred Potentially Responsible Parties ('PRPs') in connection with the shipment of hazardous wastes to the Envirotek II State Superfund site in Tonawanda, New York. Because of the Company's status as a PRP at the Envirotek II site, the New York State

Department of Environmental Conservation ('NYSDEC') identified the Company as a PRP at the related the Roblin Steel Complex, also a state cleanup site, which surrounds the Envirotek II site. The Company has records of having shipped 20 drums of waste to Envirotek II and accordingly has participated in the various proceedings at both of these sites as a de minimis party. The Company entered into an Administrative Order on Consent with the United States Environmental Protection Agency ('EPA') with respect to a removal action undertaken at Envirotek II, and paid $7,700 to settle EPA's claims for removal costs. The NYSDEC subsequently assumed the lead at both of these sites, now commonly referred to as the Envirotech II/Roblin Steel Site. In July 1997, the Company entered into a Consent Order with NYSDEC and a De Minimis Settlement Agreement with the other PRPs, whereby the Company made an $11,626 lump-sum de minimis 'buyout' payment in exchange for a release from further liability for past costs by the NYSDEC and an indemnity and covenant not to sue, from the other PRPs, for future response costs at the Envirotech II/Roblin Steel site. Accordingly, management believes that the Company will have no further liability at these sites.

                                    BUSINESS

OVERVIEW

     The Company is a leading full-service, custom injection molder of precision plastic products, focusing on three broad markets: healthcare, packaging and consumer/industrial products. These markets are characterized by high volume requirements, long product life cycles, limited vulnerability to recessionary trends and relatively low susceptibility to off-shore competition. The Company differentiates itself by providing total project management, including value-added services, for the manufacture of highly engineered, close tolerance products, such as disposable medical devices, thin-wall consumer product containers and electrical connectors. The Company currently serves a diverse base of OEMs, including Fortune 500 companies such as Abbott Labs, Gillette and Procter & Gamble. The Company is the sole or primary source supplier of the products that it manufactures for many of its customers. On a pro forma basis, after giving effect to the Acquisitions, the Company generated net sales and EBITDA of $114.7 million and $16.3 million, respectively, in the year ended December 31, 1996. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     The Company operates approximately 185 molding machines in nine strategically located facilities throughout the eastern and midwestern United States, three of which have advanced mold making capabilities. The Company is capable of providing its customers with comprehensive custom manufacturing services, including extensive product design and prototype development, mold design and manufacturing, close tolerance injection molding and value-added finishing services such as packaging, assembly and decoration. The Company's technologically advanced, computer-aided manufacturing facilities and equipment enable it to engineer custom solutions to technically demanding customer requirements, which are generally characterized by close tolerances and high speed, volume and durability parameters. The high level of automation in many of the Company's manufacturing facilities minimizes both direct labor input and scrap loss. The Company believes that its leading technical capabilities and reputation for high quality products, on-time deliveries and reliability have enabled it to both obtain new customers and further penetrate existing customers.

     Precise was acquired in 1990 by an entity managed by Mentmore, a privately-held investment and management company. Mentmore recruited an experienced management team beginning in 1990 to implement several key strategic initiatives aimed at improving the Company's competitive standing and profitability, as well as promoting internal and external growth. As a result of these initiatives, the Company's net sales and EBITDA increased from $22.8 million and $(129,000), respectively, in 1991 to $33.5 million and $4.5 million, respectively, in 1995 (prior to the Acquisitions). In addition, during the same period, the Company's EBITDA margin improved from (0.6)% to 13.3%. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     In 1996, the Company acquired Tredegar Molded Products Company ('Tredegar'), a full-service plastics injection molder supplying OEMs primarily in the healthcare, packaging and consumer/industrial markets, and Unity, a plastics injection molder specializing in medical diagnostic products and precision valves. The Acquisitions more than tripled the Company's net sales on a pro forma basis, making it one of the larger custom injection molders in the United States. Management believes that the Acquisitions also significantly enhanced the Company's prospects for future growth by expanding its manufacturing and technological capabilities, enlarging its customer base, strengthening relationships with certain existing customers and broadening its geographic presence. In addition, the Acquisitions provided the Company with significant opportunities for economies of scale in raw material purchasing and reductions in manufacturing and administrative costs. As a result of operating improvements implemented by the Company since the Acquisitions were completed, the Company's EBITDA and EBITDA margin increased from $12.7 million and 9.8%, respectively, on a combined basis in 1995 to $16.3 million and 14.2%, respectively, on a pro forma basis in the year ended December 31, 1996. See Note
(5) to 'Selected Financial Data' for further information regarding EBITDA.

COMPETITIVE STRENGTHS

     Management believes that the Company is well positioned to capitalize on the favorable trends in the plastics injection molding industry and to enhance its position in its target markets. The following are, in management's view, the Company's principal competitive strengths:

     FULL-SERVICE CAPABILITIES. The Company offers comprehensive services ranging from product design, product development and mold making through molding, decorating and assembly. As one of a limited number

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

of injection molders in the United States capable of offering such comprehensive services, management believes that the Company is well positioned to benefit from the consolidation currently taking place in the injection molding industry and the trend among high volume OEMs to increasingly rely upon custom injection molders for total project management.

     ADVANCED MANUFACTURING CAPABILITIES. The Company uses state-of-the-art CAD/CAM technology in the design and manufacture of its molds and subjects each mold to extensive testing to ensure that it meets high quality standards. The Company has also made substantial investments in advanced high speed molding machines and significantly expanded its use of automation and robotics in its manufacturing and assembly operations. As a result of its efforts, the Company has received numerous quality awards, including Gillette's OmniMark Award, the Lexmark International Prestige Supplier Award and the bioMerieux Vitek World Class Supplier Award. In addition, the Company has achieved 'ship-to-stock' status with many of its customers, whereby the Company's products are not subject to quality inspections by such customers prior to being stocked. Management believes that the Company's mold making capabilities and the high quality of its molding have been integral in the Company's strategy of focusing on highly engineered products.

     LOW COST PRODUCTION. The Company has been successful in reducing costs by improving manufacturing efficiency, introducing advanced molding technology and realigning facilities and production to increase facility utilization. In addition, as one of the largest manufacturers in the plastics injection molding industry, the Company is able to realize significant economies of scale in raw material purchasing. Management believes that by being one of the industry's low cost producers, the Company enjoys a significant advantage over many of its competitors in obtaining new business.

     MULTIPLE PLANT LOCATIONS. Management believes that the Company's nine plants, located throughout the eastern and midwestern United States, provide it with the opportunity to effectively compete for new product contracts that require large volume runs and multiple distribution points. The Company's multiple plant locations enable it to allocate production to the facility best suited for a job in view of its relative capabilities and proximity to the customer. As a result, the Company provides its customers with a broad range of injection molding capabilities and better service through improved responsiveness, timely delivery and reduced freight costs. In addition, by operating numerous plants, the Company can mitigate customer sourcing risks associated with single facility production.

     EXPERIENCED MANAGEMENT. The six members of the Company's senior management team have, on average, approximately 19 years of experience in the plastics injection molding industry. The members of the management team, most of whom were recruited by Mentmore in 1990 and 1991 from other leading plastics companies, are largely responsible for the substantial growth and improved operating performance that the Company has experienced over the past five years.

BUSINESS STRATEGY

     The Company's objective is to become the leading supplier of plastic molded products to leading OEMs in the healthcare, packaging and consumer/industrial markets. The key elements of the Company's business strategy to achieve this objective are as follows:

     FOCUS ON TARGET MARKETS.  The Company focuses its marketing efforts on high margin accounts in the healthcare, packaging and consumer/industrial markets. These markets are characterized by high volume requirements, long product life cycles, limited vulnerability to recessionary trends, and relatively low susceptibility to off-shore molding competition. By focusing on high volume, long run manufacturing for products in these markets, management believes that the Company will be able to maximize its profitability and best utilize its resources.

     FURTHER PENETRATE EXISTING CUSTOMER BASE. Substantially all of the Company's sales are to major consumer product and healthcare companies. In most cases, the Company manufactures plastic products for specific applications required by one or more divisions of a single customer. The trend by OEMs to reduce their supplier base and outsource their injection molding needs provides the Company with the opportunity to increase sales to its existing customers and participate in their domestic and international growth. The Company seeks to capitalize on these favorable industry trends and growth opportunities by expanding its sales force, emphasizing its full-service capabilities and developing close working relationships with its customers by improving communication and coordination between the Company's marketing, product design and production personnel and its customers' counterpart employees. The Company has increased the size of its sales force from nine sales persons as of August 31, 1996 to 18 sales persons as of August 31, 1997. In addition, the Company plans to designate key account specialists for each of its largest customers whose sole responsibility will be to serve the diverse injection molding needs of that customer. By pursuing these and other strategies, management believes that the Company can capitalize on its full-service capabilities and customer relationships.

     INVEST IN TECHNOLOGY AND QUALITY IMPROVEMENTS. The Company continues to improve productivity through an on-going program of upgrading equipment and facilities and investing in automation, robotics and other technological improvements. Since 1991, the Company has made substantial investments in new mold making equipment and injection molding machines which have led to improved cycle times, lower operating expenses and higher quality products. In addition, four of the Company's facilities are currently ISO 9000 registered, and the Company is actively pursuing ISO certification of all of its remaining facilities. Management believes that less than 10% of all molders in the United States are ISO 9000 registered. Management also believes that by continuing to invest in new technology and focusing on quality, the Company is well positioned to increase sales to existing customers, develop new customer relationships and improve its profit margins through increased operating efficiencies.

     REDUCE COSTS AND INCREASE PRODUCTIVITY. The Company focuses on simultaneously reducing costs while meeting the high quality standards of its customers. Each of the Company's facilities utilizes total quality management techniques, including the use of statistical process control and extensive employee involvement. The Company's employees receive in excess of 30 hours of training each year, designed to increase productivity, safety and manufacturing quality and to foster the concept of 'continuous improvement.' Through an innovative Performance Sharing Program, the Company's employees focus on cost of goods sold and receive incentives to maximize gross margins by minimizing costs. Management also continues to improve asset utilization and increase manufacturing productivity by consolidating underperforming facilities and streamlining the Company's workforce. These initiatives have resulted in an increase in the Company's net sales per employee from $87,000 in 1991 to $127,000, on a pro forma basis, in 1996. During the same period, the Company's EBITDA margin improved from (0.6)% to 14.2%. The Company intends to continue to implement measures that minimize costs, increase margins and result in competitive prices for its customers. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     DEVELOP PARTNERSHIPS WITH KEY CUSTOMERS. In response to customers' increasing focus on outsourcing non-core activities such as injection molding, management continues to pursue customer partnerships that involve sole or primary source production and total project management under long-term contracts. Management believes that these partnerships enable suppliers and OEMs to focus on long-term strategy and often result in faster product development, design flexibility, lower costs and improved product quality. For example, the Company's 51,000 square foot, state-of-the-art Delaware CAP Facility is specifically designed to serve the needs of Procter & Gamble and other customers in the thin-wall packaging market segment. At this facility, using state-of-the-art molding machines, highly engineered stack molds and high speed automation, the Company currently is the sole source manufacturer of polypropylene containers for Baby Fresh(Trademark) baby wipes for Procter & Gamble and Softkins(Trademark) moist tissues for Kimberly-Clark, producing approximately 18 million units in 1996. Because of its highly automated manufacturing process, the Delaware CAP Facility's direct labor costs as a percentage of net sales in 1996 were 1.9%, compared to what management believes to be an industry average of approximately 10.0%. The Company intends to continue to pursue CAP facilities and similar partnerships with other customers.

     SELECTIVELY PURSUE ACQUISITION OPPORTUNITIES. Strategic acquisitions have been, and management believes will continue to be, an important element in the Company's growth and in its efforts to capitalize on favorable industry trends. The Company's recent acquisitions have expanded its OEM customer base, complemented its existing technological and manufacturing capabilities, presented substantial cost savings opportunities and provided significant growth opportunities. The Company will consider future acquisition opportunities that are attractively priced and that it believes will strengthen its customer base, broaden its geographic presence, enhance its production capabilities and/or provide significant operating synergies.

INTEGRATION OF TREDEGAR AND UNITY

     In 1996, the Company completed the acquisitions of Tredegar and Unity, which significantly increased the size and geographic scope of the Company's operations and, in management's view, enhanced the Company's prospects for future growth.


  Tredegar

     Precise acquired all of the issued and outstanding common stock of Tredegar in March 1996 for an aggregate purchase price of $60.0 million (plus $5.2 million of fees and expenses incurred in connection with the acquisition). At the time of the acquisition, Tredegar was a full-service supplier to OEMs primarily in the healthcare, packaging and consumer/industrial markets. It had 143 injection molding machines in six facilities, including a state-of-the-art mold manufacturing facility in St. Petersburg, Florida. Tredegar generated net sales and EBITDA of $90.7 million and $10.0 million, respectively, during the year ended December 31, 1995. See Note (5) to 'Selected Financial Data' for further information regarding EBITDA.

     In addition to making the Company one of the larger custom plastic injection molders in the United States, the Tredegar Acquisition expanded the Company's manufacturing and technological capabilities, enlarged its customer base, strengthened its relationships with certain existing customers and broadened its geographic presence. By more than tripling the Company's net sales on a pro forma basis, Tredegar also provided the Company with opportunities for economies of scale in raw material purchasing and reductions in manufacturing and administrative costs.

     Since the consummation of the Tredegar Acquisition, management has implemented several strategic initiatives designed to improve Tredegar's operating performance and integrate Tredegar's operations with those of the Company. These initiatives have included improved raw material purchasing, reductions in plant labor and administrative costs and the closure of Tredegar's Graham, North Carolina facility and the transfer of its equipment and business to the Company's St. Petersburg, Florida facility. More specifically, following the Tredegar Acquisition, the Company (i) eliminated 31 direct and indirect labor positions and reduced payroll rates for certain Tredegar employees, resulting in annualized cost savings, based on actual costs incurred in 1996, of approximately $2.0 million; (ii) consolidated Tredegar's corporate sales and administrative functions with those of the Company, resulting in a net annualized reduction in selling, general and administrative expenses, based on actual expenses incurred in 1996, of approximately $1.0 million; and (iii) renegotiated Tredegar's resin supply agreements, which resulted in annualized cost savings, based on actual costs incurred in 1996, of approximately $268,000 based on the volume of resin purchased in 1996 following the Tredegar Acquistion. In addition, in September 1996, the Company closed Tredegar's Graham, North Carolina manufacturing facility, which had pro forma operating losses (excluding depreciation expense) of $580,000 in 1996, and transferred its equipment and business to other facilities, primarily the Company's facility in St. Petersburg, Florida. Management believes that these initiatives and other operating improvements at Tredegar, many of which were successfully implemented at Precise following its acquisition by Sunderland, have significantly improved Tredegar's operating profitability since its acquisition by the Company and that further improvements are possible. Tredegar's gross margin increased from approximately 12.0% in 1995 to approximately 15.0% in 1996. Management believes that it will be able to achieve additional cost savings at the former Tredegar and Unity facilities as a result of further improvements in operating processes and material purchasing and reductions in selling, general and administrative expenses.


  Unity

     The Company acquired all of the issued and outstanding common stock of Unity in January 1996 for an aggregate purchase price of $3.6 million (plus $125,000 of fees and expenses incurred in connection with the acquisition). Unity expanded the Company's presence in the Midwest and in the healthcare market by fostering the Company's relationship with Abbott Labs, Unity's largest customer. Unity also possessed a mold manufacturing facility which specialized in close tolerance molds for producing medical diagnostic products, including diagnostic disposables and intravenous components.

INDUSTRY

     Injection molding is one of the most widely used plastic processing methods in the world due to the high-quality properties of the finished product and its cost effectiveness. According to The Freedonia Group, annual shipments of injection molded plastic products, which have increased from approximately 7 billion pounds in 1985 to approximately 11 billion pounds in 1994, are expected to exceed 13 billion pounds by the year 2000. Despite the increased demand for plastic injection molded products, the United States injection molding industry remains highly fragmented. The United States injection molding industry is currently comprised of over 7,000 molders, a substantial majority of which are small operators or captive divisions of larger companies. The capabilities of these molders vary widely, as do their end markets.

     In recent years, plastic injection molders have benefited from technology improvements that have enabled plastic to replace other materials (most notably metal, glass and paper) in a variety of applications. Plastic has been substituted for these materials primarily because of its disposability, ease of manufacture, durability, aesthetic appeal, flexibility of form and weight. Additionally, plastic often provides significant cost savings over other materials due to design and fabrication advantages. By successfully substituting plastic for other materials, manufacturers can significantly reduce the amount of necessary parts, manufacturing steps, labor costs, energy costs and transportation expenses associated with producing their products. As a result, management believes that substantial growth potential exists for plastics through further materials substitution.

     In addition to the growth projected for the plastics industry as a whole, growth for larger injection molders such as the Company is driven by industry consolidation and the trend among OEMs to outsource their injection molding needs. Management believes that the consolidation of the highly fragmented plastics injection molding industry has accelerated in recent years as a result of customer preferences toward larger, full-service independent molders that are able to provide total project management. As OEMs place increasing emphasis on minimizing the 'time to market' for their new products and ensuring that their requirements for production, quality and timely delivery are satisfied, they are increasingly relying on one full-service supplier for each new product launch. In many cases, the combination of increasingly complex applications for plastic molded parts, the limited number of qualified molders and the desire of OEMs to reduce sourcing costs has resulted in the creation of partnerships between OEMs and molders who have proven their ability to provide effective total project management, high quality products and timely delivery. These partnerships enable OEMs and molders to focus on long-range strategy and often result in faster product development, greater design flexibility, lower costs and improved product quality. Given that molders in these partnerships are involved in many decisions that affect cost and prevent complications in production, they are better able to preserve attractive margins.

     The industry-wide trend toward OEM consolidation of suppliers has created significant opportunities for injection molders such as the Company who possess full-service capabilities. Given the capital investment required to successfully compete as a full-service injection molder, management believes that an increasingly limited number of injection molders will be capable of providing the breadth of services increasingly being demanded by high volume OEMs. Furthermore, management believes that the trend among OEMs to develop closer relationships with full-service injection molders mitigates the potential threat of foreign competition. Inconsistent product quality, weak tooling capabilities and significant distance from customers' manufacturing locations have traditionally hindered foreign competitors from competing effectively for projects that require full-service capabilities, outstanding quality and quick response time.

MARKETS AND PRODUCTS

     The Company is a leading supplier of plastic injection molded products for the healthcare, packaging and consumer/industrial markets. The Company is also one of the largest mold makers in the United States producing a wide variety of products. The following is a description of the principal markets served by the Company as well as the products the Company produces for those markets.

  Healthcare

     Plastic molded components for healthcare applications represented approximately 19.7% of the Company's pro forma net sales in 1996. The Company's primary healthcare products in 1996 included disposable diagnostic cards, syringes, sample systems and surgical components. During 1996, the Company's four largest healthcare market customers were Abbott Labs, bioMerieux Vitek, Dade and Ethicon Endo-Surgery, a division of Johnson

& Johnson ('Ethicon'), with bioMerieux Vitek and Dade having entered into sole or primary source supply agreements with the Company.

     Demand for plastic injection molded components within the healthcare market is driven by both the aging population and the overall demand for new medical products. In addition, heightened cost consciousness on the part of the United States government and private insurers has increased demand for medical devices and supplies that can reduce labor costs, improve productivity and/or facilitate patient care in a more cost-effective manner. Plastics are being used more widely in medical devices as customers increasingly recognize the value of reduced breakage, the ability to manufacture consistent parts in a cost-effective manner and the infection control benefits of disposable products. According to The Freedonia Group, annual demand in the United States for injection molded healthcare products is expected to increase by approximately 3.8% per year through 2000, reaching over 430 million pounds.

  Packaging

     Plastic molded components for packaging applications represented approximately 30.4% of the Company's pro forma net sales in 1996. The Company's primary packaging products in 1996 included moist tissue containers, caps and cap liners, closures and packaging for shaving cream, deodorant and feminine products. During 1996, the Company's four largest packaging market customers were Carter Wallace, Inc., Chesebrough-Pond's USA Co., a division of Unilever United States, Inc. ('Chesebrough-Pond's'), Gillette and Kimberly-Clark.

     The Company's packaging sales are primarily related to personal care and household products. Given the intense competition among consumer products companies, consumer goods marketers are increasingly focusing on packaging as a relatively inexpensive method of creating brand differentiation. According to The Freedonia Group, annual demand in the United States for injection molded packaging is expected to increase by approximately 3.8% per year through 2000, reaching nearly 3.6 billion pounds. As a result of the continuing substitution of plastic for alternative materials, such as metal, glass and paper, plastic packaging has been the fastest growing sector within the packaging industry. See '--Industry.'

     In connection with the Tredegar Acquisition, the Company acquired Tredegar's existing line of proprietary packaging products for the private label market, which includes lip balm assemblies and dropper caps. The Company believes that the private label market offers attractive growth opportunities and will consider developing additional proprietary products in the future.

  Consumer/Industrial

     Plastic molded components for consumer/industrial applications represented approximately 38.9% of the Company's pro forma net sales in 1996. The Company's primary consumer/industrial products in 1996 included printer components, electrical connectors and air freshener components. During 1996, the Company's four largest consumer/industrial market customers were AMP, The Dial Corporation ('Dial'), Lexmark and Procter & Gamble. The Company has entered into sole or primary source supply agreements with Procter & Gamble and Dial.

     The consumer/industrial markets the Company serves primarily include consumer containers and audio/electronics components. The consumer containers market segment has been growing rapidly due in part to the conversion of many products from metal, glass and paper to plastic. Plastic is the preferred material for many applications due to its low cost, functional performance, reusability and recyclability. Demand for plastic audio/electronic components is driven by both the overall demand for audio/electronic products and the percentage of those products composed of plastic. Strong projected growth for increased use of plastics is fueled by long product life cycles and consumer demand for more durable, lightweight and low-cost products. Based on information contained in a recent report by The Freedonia Group, annual demand in the United

States for injection molded consumer/industrial products is expected to increase approximately 2.7% per year through 2000, reaching nearly 4.0 billion pounds. Annual demand in the United States for injection molded electrical components is expected to increase by approximately 3.4% per year through 2000.

  Mold Making

     Mold making operations represented approximately 11.0% of the Company's pro forma net sales in 1996. Products produced with the molds manufactured by the Company in 1996 included deodorant dispensers, personal care products, medical disposables and containers. The Company performs, or expects to perform, the injection molding for a majority of the products for which it make molds. Plastic products for which the Company built the mold but which are not injection molded by the Company are typically molded in-house by the customer. During 1996, the Company's four largest mold making customers were Spalding and Evenflo Companies, Inc., Gillette, Abbott Labs and Rubbermaid Incorporated.

     The Company operates three facilities with mold making capabilities, including one of the largest facilities in the United States. These facilities offer a full range of services, including conceptual part and mold design, building and testing. Management views the Company's mold designing and building operations not simply as supportive of its manufacturing business, but as an independent profit center.

CUSTOMERS

     Substantially all of the Company's sales are made to major OEMs in the healthcare, packaging and consumer/industrial markets. During 1996, the Company produced a wide variety of products for over 100 customers, with the Company's ten largest customers accounting for approximately 57.3% of its pro forma net sales. The Company's largest customers are Procter & Gamble, Gillette, AMP and Lexmark, which represented approximately 12.3%, 10.7%, 5.2% and 5.1%, respectively, of the Company's pro forma net sales in 1996.

     Approximately 25% of the Company's pro forma net sales in 1996 were made pursuant to multiple year supply agreements, including sales to Procter & Gamble, bioMerieux Vitek and Dade. The Company is the sole or primary source supplier of the products that it manufacturers for many of its customers. The Company may have individual contracts for specific products or, in certain instances, separate contracts with one or more operating divisions of a single customer. These contracts typically have resin price pass-through provisions and range in term from three to five years. See 'Risk Factors--Reliance on Key Customers and Supply Agreements.'

     As one of a limited number of full-service injection molders increasingly relied upon by OEMs to provide total project management, the Company seeks to develop lasting relationships with its customers by working closely with them in the early stages of product design and development. Management believes that the Company's use of state-of-the-art CAD/CAM technology and robotics in mold making and molding and its advanced facilities and equipment are integral to its ability to meet customer requirements. While OEMs are generally reluctant to change suppliers due to the high switching costs associated with reengineering, requalifying and restarting production, the plastic injection molding industry is highly competitive. Management believes that the Company's strong customer base will provide it with the opportunity to anticipate and generate business opportunities in the future.

SALES AND MARKETING

     Substantially all of the Company's sales are made through the Company's direct sales force, which consists of 18 employees located throughout the regions in which the Company operates. The Company's sales and marketing team is organized according to the Company's target markets: healthcare, packaging and consumer/industrial. Management believes that organizing its sales and marketing team by market segment is the most efficient and effective way to develop and maintain customer relationships, stay abreast of technical and other developments that may result in changing customer or consumer preferences and take advantage of new business opportunities. Sales and marketing personnel emphasize the Company's full-service injection molding capabilities to customers and focus on improving communication and coordination between the Company's marketing, production and product design personnel and customers' counterpart employees to develop customized products that enhance customer product differentiation and improve functional performance. The Company has added nine sales representatives since August 31, 1996. The Company has also established new business sales teams which are organized by geographic region and are responsible solely for developing new business opportunities in the Company's target markets. In addition, the Company plans to designate key account specialists to serve its largest customers. By providing dedicated support, the Company believes it can better serve these customers, who, in many cases, have a variety of different product applications or production requirements in multiple locations. The Company's marketing approach will continue to remain focused on meeting the integrated needs of OEMs that require full-service injection molding capabilities.

     Customer service is also a critical component of the Company's marketing efforts. The Company's customers operate high speed, high volume production lines. In order to operate their production lines efficiently and avoid costly line stoppages, customers rely on the Company's ability to provide reliable, on-time delivery of high quality products. Customer service representatives are located at each of the Company's facilities. Management believes that this decentralized approach, which provides primary support closer to the customer and the production process, is efficient and best suited to serve customer needs. In addition, a small staff of customer service personnel is located at Company headquarters to provide additional support.

MANUFACTURING AND OPERATIONS

     The Company differentiates itself in the marketplace by being a full-service injection molder capable of meeting the integrated needs of leading

OEMs from product design, development and mold making through molding, decorating and assembly. As one of a limited number of companies in the United States capable of offering such comprehensive services, management believes that the Company is well positioned to benefit from the consolidation currently taking place in the injection molding industry. Large, high volume OEMs are increasingly relying on custom injection molders for total project management to reduce costs, streamline production processes and to ensure timely completion of their new product launches.

  Mold Making and Technical Capabilities

     The Company's three facilities with mold making capabilities, which include one of the largest facilities in the United States, offer a full range of services, including conceptual part and mold design, building and testing. In addition, the Company's mold manufacturing facilities provide mold and technical consulting for troubleshooting, repair and preproduction evaluation of parts or drawings. The Company's target markets, selected for their relatively long product life cycles, demand durable molds which can be produced only with the highest-quality mold making equipment. The Company's mold making and technical operations serve this demand by combining craftsmanship with technologically advanced computer-aided design and Computer Numerical Control ('CNC') machining. As a result, the Company consistently delivers molds that are produced to the proper specifications and delivered on-time. Management views the Company's mold designing and building operations not simply as supportive of its manufacturing business, but as an independent profit center.

     The mold making process is generally initiated with the Company's engineers analyzing a customer's production requirements. Based on that analysis, a design is created or optimized for the part in question. This design is downloaded into the Company's computer database and serves as the foundation for the mold that will be built utilizing state-of-the-art CAD/CAM technology. The Company's mold design database is linked via a data communications network to the production floor, which allows for CNC machining of mold bases and components directly from the original design. The use of CNC technology and constant in-process monitoring enhances the Company's ability to create high-tolerance molds and deliver its molds on time. Moreover, after final assembly each of the Company's molds is tested for performance.

     The Company's St. Petersburg, Florida mold manufacturing facility is one of the largest and most technologically advanced in the injection molding industry. The facility comprises 55,000 square feet and employs approximately 60 mold makers with extensive experience in designing and manufacturing high cavitation production molds and stack molds. The facility contains advanced mold testing and design centers and has five injection molding presses to provide qualification and testing of new molds. The Company's two other mold manufacturing facilities, one of which is located at Company headquarters near Pittsburgh, Pennsylvania and the other of which is located outside Chicago, Illinois, are smaller than the St. Petersburg facility and specialize in molds for smaller, close tolerance plastic parts. Each facility employs approximately 20 mold makers and has product design and testing capabilities.

  Injection Molding

     The Company manufactures its products using the plastic injection molding process. The molding operation processes are comparable at each of the Company's facilities. Raw material arrives at each facility where it is inventoried in silos or boxes in the plant (depending upon the volume requirements). In conventional and clean room molding, raw material in the form of pellets is blended to ensure a homogenous mix, dried when necessary, and conveyed through a pneumatically controlled material handling system to the molding presses. The raw material enters the heating chamber where it is melted to a fluid state. Coloring agents are added as appropriate and a reciprocating screw pushes the fluid raw material at high pressure through a nozzle into a closed temperature-controlled mold. At the end of each molding cycle (five to eighteen seconds), the mold opens and the finished parts are ejected from the mold into automated handling systems from which they are packaged for further processing or shipment.

     The Company operates approximately 185 conventional injection molding presses ranging in capacity from 44 to 750 tons. These presses are located in nine strategically located plants, allowing production to be allocated so that the customer's needs are met in a cost-effective and timely manner. The Company also operates ten proprietary closure presses and five presses used in the qualification and testing of new molds. The Company's molding operations also include white room and Class 100,000 clean room environments that offer a controlled manufacturing atmosphere for the molding of components used in medical devices. The Company's molds and molding machines are continuously monitored through process and manufacturing systems, which include a preventative maintenance program. Molds in need of repair or scheduled for maintenance are sent to the plant tool shop for cleaning and repairs. If significant repairs are required, the molds are sent to one of the Company's three mold making facilities.

     In order to produce high quality products while containing costs, the Company utilizes the most advanced molding capabilities available in the industry. For example, the Company operates two-by-two 'stack' molds, which allow twice the molding capacity of conventional molding systems. For customer specific projects, the Company has developed engineering and automation systems resulting in improved manufacturing efficiencies and lower costs. In addition to its molding capabilities, the Company has significant experience with commodity and engineered thermoplastic polymers.

     Each of the Company's plants is managed by a local plant manager and is treated as a profit center. The Company seeks to be a low-cost producer by using high speed molding machines, modern multi-cavity hot runner, cold runner and insulated runner molds and extensive material handling automation. Many of the Company's products are packaged and delivered to OEMs in a manner which allows them to be integrated directly into the production process, minimizing inventories and fixed costs for both the Company and the customer. Each of the Company's injection molding plants has complete tool maintenance capability to support molding operations. As of June 30, 1997, the Company had invested approximately $15.8 million, since 1991 on a pro forma basis, in new injection molding machines and related plant and equipment improvements to further its growth objectives, improve productivity and maintain competitive advantages.

     The Company's 51,000 square foot, state-of-the-art facility in Newark, Delaware demonstrates its injection molding capabilities as well as its commitment to developing strategic partnerships with key customers. This facility was specifically designed to produce Baby Fresh(Trademark) polypropylene containers for Procter & Gamble and serve other customers in the thin-wall packaging market. Using state-of-the-art molding machines, highly engineered stack molds and high-speed automation, this facility produced approximately 18 million units in 1996 and is able to maintain short cycle times seven days a week. This type of production demands high levels of accuracy and repeatability. To maintain this level of shot-to-shot consistency, the Company uses in-line process control software to monitor critical molding parameters. The success of the Delaware CAP Facility is enhanced through computerization and close customer communication. A bar-coding system automatically tracks inventories and shipments and provides product traceability. The Company's investment in highly automated equipment enables the entire facility to be operated by only 22 employees, keeping labor costs to a minimum. Because of its highly automated manufacturing process, the Delaware CAP Facility's direct labor costs as a percentage of net sales in 1996 were 1.9%, as compared to what management believes to be an industry average of 10.0%.

  Secondary Processes

     The Company further differentiates itself in the market by offering a variety of secondary processes at most plant facilities. These secondary processes typically include assembly and the lining of caps, as well as other services, including various decorating techniques, such as hot stamping, pad printing and labeling. Additional complementary services are performed by outside vendors on an as needed basis when a special application is required by the customer, including screen printing, metalizing and offset printing.

  Quality Assurance Programs

     A commitment to consistently producing high-quality products is critical to the success of custom injection molders serving the Company's target markets. With packaging playing an ever-increasing role in the functionality and aesthetics of new product launches within the consumer products industry, OEMs demand high quality products from their injection molding suppliers. Similarly, given the applications for which their products are used, healthcare companies demand the highest quality products from their suppliers.

     In recognition of these customer demands, the Company has centered its manufacturing philosophy on being the highest quality custom injection molder in its targeted end markets. Each of the Company's facilities utilizes total quality management techniques, including the use of statistical process control and the extensive involvement of employees to increase productivity. As a result, the Company is consistently recognized as a leading supplier of quality injection molded parts to the majority of its key customers. The Company has received numerous quality awards, including Gillette's OmniMark Award, the

Lexmark International Prestige Supplier Award and the bioMerieux Vitek World Class Supplier Award. 'Ship-to-stock' status has been achieved with many customers, including Ethicon, Warner Lambert, Swisher and Outer Circle Products. In addition, four of the Company's facilities are ISO 9000 registered, and the Company is actively pursuing ISO certification in all of its remaining facilities. ISO 9000-series certification certifies compliance by a company with a set of shipping, trading and technology standards promulgated by the International Standardization Organization.

COMPETITION

     The Company faces intense competition throughout its product lines from numerous competitors, a number of whom have greater financial resources than the Company. In addition, the markets for certain of the Company's products are characterized by low costs of entry or competition based primarily on price. Other important competitive factors include product quality, service and the ability to supply products to customers in a timely manner. The Company faces competition from well-established independent molders operating nationally, smaller independent molders operating regionally and captive divisions of larger companies. In most instances, small regional competitors lack the production and technological capabilities to service national consumer product and healthcare companies.

     The plastic injection molding industry is highly fragmented. In all three of its target markets the Company competes with Nypro, Inc., which is headquartered in Clinton, Massachusetts, and The Tech Group, Inc. ('The Tech Group'), which is headquartered in Scottsdale, Arizona. The Company competes with Erie Plastics Corp. in both the consumer/industrial and the packaging markets. In addition, in the healthcare market, the Company competes with Tenax Corporation, a primary supplier of surgical devices, and Courtesy Corporation, one of four major suppliers to Abbott Labs. In the packaging market, the Company also competes with The West Company, Inc., which recently announced it was being acquired by Owens-Illinois, Inc., and Plastek Industries Incorporated.

RAW MATERIALS AND SUPPLIERS

     The principal raw materials utilized by the Company's molding processes are commodity and engineered thermo-plastic polymers, primarily polypropylene, polyethylene and polycarbonate. The selection of raw material is developed between the customer and the Company and specified to provide optimum processing, efficient handling, dimensional stability, end use and pricing requirements. Raw materials are purchased either from distributors or directly from polymer producers. Larger volumes are generally acquired from producers while smaller volumes are secured from large distributors that carry a wide variety of raw material types and manufacturers.

     The Company's purchasing strategy is to deal with high quality, dependable suppliers. With the acquisition of Tredegar, the Company has been able to achieve larger volume discounts, rebates and overall better resin pricing because of larger purchase quantities. The Company's largest resin suppliers in 1996 were Huntsman and General Polymers, two of the largest plastic resin manufacturers in North America. In an effort to improve quality and reduce costs, the Company has recently implemented a 'preferred supplier' program which requires the Company's suppliers to adhere to strict performance criteria, including satisfaction of high quality standards, commitment to continuous improvement and participation in the Company's quality assurance and cost improvement initiatives. The 'preferred supplier' program also requires supply agreements to incorporate transactional reduction initiatives and include extended and/or discounted payment terms, performance rebates and price protection provisions with respect to commodities that can be effected by changing market conditions. The Company has agreements in place with its primary suppliers pursuant to the program and will generally require that its other suppliers achieve 'preferred supplier' status as a condition to future orders.

     The Company does not anticipate having any material difficulties obtaining raw materials in the foreseeable future. However, over the past four years, the raw material market has been volatile due to increased demand and irregular producer capacity. With respect to raw material pricing, the Company has experienced price escalation comparable to industry trends over the last 18 months. Pursuant to the terms of multi-year supply agreements and purchase orders, the Company historically has had the ability to pass through resin price increases. The Company does not otherwise hedge its exposure to increases in raw material prices. See 'Risk Factors--Exposure to Fluctuations in Resin Cost and Supply.'

REGULATION AND LEGISLATION

     The past and present operations of the Company, including its past and present ownership of real property, are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes or otherwise relating to the protection of the environment. The Company believes that it is in substantial compliance with applicable environmental laws and regulations. However, the Company cannot predict with any certainty that it will not in the future incur liability under environmental statutes and regulations with respect to contamination of sites formerly or currently owned or operated by the Company (including contamination caused by prior owners and operators of such sites) and the off-site disposal of hazardous substances. See 'Risk Factors--Environmental Matters.'

     Sampling in 1995 at Tredegar's South Grafton, Massachusetts facility revealed the presence of contaminants in the soil and groundwater at the facility. The concentration of certain substances in the soil exceeded minimum reportable concentrations under Massachusetts environmental regulations; none of the substances detected in groundwater exceeded minimum reportable concentrations. In connection with the Tredegar Acquisition, the seller agreed, at its cost, to determine the extent of the onsite and off-site contamination resulting from these reportable releases and to perform the clean-up activities necessary to achieve a permanent remediation under the applicable Massachusetts regulations. In December 1996, the seller's consultant issued its final report, which concluded that a condition of 'no significant risk' to safety, health, public welfare or the environment had been achieved by remediation activities at the site and stated that no further response actions were recommended for the site. Remediation of the South Grafton site in accordance with the Massachusetts program, however, will not necessarily ensure that the Company might not be subject to further state or federal cleanup orders with respect to the site or claims by adjacent landowners and/or other third parties allegedly impacted by releases at the site, and no assurance can be given that the Company will not incur or elect to assume any liabilities for such remediation as a result of subsequent negotiations, by operation of law or otherwise.

     The operations at the Company's facilities require permits and approvals from certain federal, state and local authorities. In addition, the Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses or contractual arrangements, to operate its facilities, and otherwise to conduct its operations. The Company believes it has all permits, licenses and approvals from governmental authorities material to the operation of the facilities as currently configured. In addition, the Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties. However, there can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have such an effect, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Although the Company has no reason to believe that it will not be successful in implementing its operations and development plans, no assurance can be given that necessary permits and approvals will be obtained.

     The plastics industry in general, and the Company in particular, is also subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. The principal resin used in the Company's products, HDPE, is recyclable, and, accordingly, the legislation promulgated to date and such consumer interest group initiatives to date have not had a material adverse effect on the Company. There can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on the Company.

EMPLOYEES

     As of August 31, 1997, the Company employed 883 individuals, of which 188 were salaried and 695 were hourly. Approximately 34 employees at the Company's Pittsburgh, Pennsylvania facility, or 4% of the Company's total employees, are members of a union and are covered by a collective bargaining agreement which expires in February 1998. The Company believes that its relationship with its employees is generally good.


     The Company's employees are given extensive training, in excess of 30 hours each year, which is designed to increase productivity, safety and manufacturing quality and to foster the concept of 'continuous improvement.' Through an innovative Performance Sharing Program, the Company's employees focus on cost of goods sold and are given incentives to maximize gross margins by minimizing costs. Operational performance by plant is posted each month and quarterly meetings are held with all employees to discuss performance outcomes. Plants which exceed the budgeted gross margins receive a bonus based on hours of pay. Rewards under the Performance Sharing Program are also dependent upon attendance. Management believes that the Performance Sharing Program has been successful in motivating employees to reduce costs and increase productivity.

PROPERTIES

     The Company operates nine facilities located in the eastern and midwestern United States. Management believes that these facilities are adequate for its present needs. A summary of the Company's facilities is presented in the chart below.

                                               APPROXIMATE
                 LOCATION                     SQUARE FOOTAGE    OWNERSHIP      MARKETS SERVED
-------------------------------------------   --------------    ---------      ------------------------
North Versailles
  (Pittsburgh), PA
  (Headquarters)...........................        70,000         Owned        Mold making, Healthcare,
                                                                               Packaging
West Lafayette, IN.........................        35,000         Owned        Healthcare,
                                                                               Consumer/Industrial

Newark, DE.................................        51,000        Leased        Packaging

Des Plaines, IL............................        30,000           *          Mold making, Healthcare,
                                                                               Consumer/Industrial

St. Petersburg, FL.........................       136,000         Owned        Mold making, Packaging,
                                                                               Consumer/Industrial

South Grafton, MA..........................       127,000           *          Packaging,
                                                                               Consumer/Industrial

Excelsior Springs, MO......................        70,000         Owned        Packaging,
                                                                               Consumer/Industrial

State College, PA..........................        31,000        Leased        Healthcare,
                                                                               Consumer/Industrial

Phillipsburg, PA...........................        32,000        Leased        Healthcare,
                                                                               Consumer/Industrial


------------------------------
* This facility is partially owned and partially leased by the Company.

LEGAL PROCEEDINGS

     The Company does not believe that it or any of its facilities are involved in any litigation that will, individually or in the aggregate, have a material adverse effect on its financial condition or future results of operations. The Company maintains liability insurance that the Company considers adequate to insure claims related to usual and customary risks associated with the operation of its facilities.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information with respect to the directors, executive officers and other key employees of the Company. All directors and executive officers of the Company hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified.

                                                                                                           YEARS IN
                   NAME                       AGE                         POSITION                         INDUSTRY
-------------------------------------------   ---   ----------------------------------------------------   --------
Richard L. Kramer..........................   48    Chairman, Secretary and Director                           7
William L. Remley..........................   46    Vice Chairman, Treasurer and Director                      7
John R. Weeks..............................   51    President and Chief Executive Officer                     29
Michael M. Farrell.........................   42    Vice President, Marketing & Sales                         15
Ronald A. Seegers..........................   50    Vice President, Engineering                               27
Clarence E. Stevens, Jr....................   48    Vice President, Manufacturing                             10
Michael D. Bornak..........................   35    Controller                                                 5
Raymond J. Veno............................   46    Director of Continuous Improvement and Product            25
                                                      Development
Richard C. Hoffman.........................   49    Director                                                   1
Elaine E. Healy............................   35    Director                                                  --

     RICHARD L. KRAMER became the Chairman of the Board and a director of the Company in April 1990 and Secretary of the Company in August 1991. Mr. Kramer is also Chairman and a director of Mentmore Holdings Corporation, Texfi Industries Inc., a textile and apparel manufacturing firm, CPT Holdings, Inc., a manufacturer of specialty structural steel profiles, Weldotron Corporation, a packaging equipment manufacturer, Orion Acquisition Corp. II, an investment company, MC Equities, Inc., an insurance holding company, and Republic Properties Corporation. Mr. Kramer is a director of J&L Structural, Inc., Precise Holding Corporation and Sunderland Industrial Holdings Corporation.

     WILLIAM L. REMLEY became the Vice Chairman of the Board and a director of the Company in April 1990 and Treasurer of the Company in August 1991. Mr. Remley is also President, Chief Executive Officer and a director of Mentmore Holdings Corporation and Weldotron Corporation, Vice-Chairman, Chief Executive Officer and a director of Texfi Industries Inc., and President and a director of CPT Holdings, Inc. Mr. Remley is a director of J&L Structural, Inc., MC Equities, Inc., Orion Acquisition Corp. II, Republic Properties Corporation, Precise Holding Corporation and Sunderland Industrial Holdings Corporation.

     JOHN R. WEEKS became President and Chief Executive Officer of the Company in August 1990. Prior to joining Precise, from 1986 to 1990 Mr. Weeks was employed as a Vice President of Corporate Development for The Tech Group, a custom molder for the medical, electronic, packaging and consumer product markets. Previously, from 1977 to 1986 Mr. Weeks was Vice President of Sales with Nypro Inc. Mr. Weeks began his career with Arco Polymers in 1968.

     MICHAEL M. FARRELL became Vice President, Marketing & Sales of the Company in 1991. Prior to joining Precise, from 1987 to 1991 Mr. Farrell was employed as the Director of Sales for Medical Products for The Tech Group. Mr. Farrell began his career at Nypro Inc. in 1984.

     RONALD A. SEEGERS became Vice President, Engineering of the Company in 1993. Prior to joining Precise, from 1984 to 1993, Mr. Seegers was employed as Director of New Business with The Tech Group. Prior to joining The Tech Group, Mr. Seegers worked for 16 years at Major Tools in Chicago.

     CLARENCE E. STEVENS, JR. became Vice President, Manufacturing of the Company in 1994. Prior thereto, he served as Director of Continuous Improvement of Precise since 1991. Prior to joining Precise, from 1988 to 1991, Mr. Stevens was employed as Manager of Process Improvement for The Tech Group. Prior to joining The Tech Group, Mr. Stevens worked at Carlisle Syntec, a synthetic roofing company, as a plant manager for 10 years.

     MICHAEL D. BORNAK became Controller of the Company in May 1992. Prior to joining Precise, from 1986 to 1992 Mr. Bornak was employed in the accounting and treasury departments of National Steel Corp. Prior to joining National Steel, Mr. Bornak was a Senior Auditor with Ernst & Young. Mr. Bornak is a certified public accountant.

     RAYMOND J. VENO became the Company's Director of Continuous Improvement and Product Development in September 1996. Prior to joining Precise, from June 1986 to February 1995 Mr. Veno was employed as Manager of Plastics Technology and Development Group for Digital Equipment Corporation. Prior to joining Digital Equipment Corporation, Mr. Veno was employed at Nypro, Inc. as Business Manager for seven years.

     RICHARD C. HOFFMAN became a director of the Company in January 1996. Mr. Hoffman has been President and Principal of Richard C. Hoffman, P.C., a law firm with offices in Greenwich, Connecticut, since 1988. From January 1995 to March 1997, Mr. Hoffman served as Vice President and General Counsel of Mentmore Holdings Corporation. From 1985 to 1992 Mr. Hoffman was a partner at Freytag, LaForce, Rubinstein & Teofan, a law firm in Dallas, Texas. Mr. Hoffman is a director of MC Equities, Inc., Orion Acquisition Corp. II, Texfi Industries, Inc., Precise Holding Corporation and Weldotron Corporation.

     ELAINE E. HEALY is currently a director of Precise Holding Corporation and became a director of Precise upon consummation of the Refinancing Transactions. Ms. Healy has been a Vice President of Pecks Management Partners Ltd., an investment management firm, since May 1993. Prior to joining Pecks Management Partners Ltd., Ms. Healy was a General Partner of Quantum Partners, Ltd., a venture capital partnership with which she was associated for eight years. During that time Ms. Healy also served as Vice President of The Revere Fund, Inc., a public closed-end investment company. Ms. Healy is also a director of

Dolan Media Company, Inc.

DIRECTORS

     Pursuant to the Warrant Purchase Agreement (as defined), the Pecks Funds (as defined) are entitled to designate one member of the Company's board of directors. See 'Certain Transactions--Tredegar Financing Transactions.' Ms. Healy currently serves on the Company's board of directors as a designee of the Pecks Funds.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid during the Company's last completed fiscal year to the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company as of December 31, 1996 (collectively, the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                     ANNUAL COMPENSATION                    COMPENSATION
                                         --------------------------------------------   ---------------------
                                                                     OTHER ANNUAL       SECURITIES UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(A)     OPTIONS/SARS ($)      COMPENSATION ($)
--------------------------------  ----   ----------   ---------   -------------------   ---------------------   ----------------
John R. Weeks...................  1996    $ 239,400    $72,500               --                     --              $ 18,580(b)
President and Chief Executive
  Officer

Michael M. Farrell..............  1996      123,200     32,400               --                     --                10,120(c)
Vice President, Marketing &
  Sales

Ronald A. Seegers...............  1996      112,800     28,900               --                     --                 9,220(d)
Vice President, Engineering

Clarence E. Stevens, Jr.........  1996       96,800     25,600               --                     --                 7,920(e)
Vice President, Manufacturing

Michael D. Bornak...............  1996       75,700     39,500               --                     --                 6,220(f)
Controller

------------------------------
(a) Below amounts which would require disclosure under Commission rules and regulations.
(b) Included in such amount is $12,300 representing an employer matching contribution under the 401(k) Plan (as defined), $1,200 in net premiums for a life insurance policy on behalf of Mr. Weeks and $5,080 representing a profit sharing bonus.

(c) Included in such amount is $7,400 representing an employer matching contribution under the 401(k) Plan and $2,720 representing a profit sharing bonus.
(d) Included in such amount is $6,800 representing an employer matching contribution under the 401(k) Plan and $2,420 representing a profit sharing bonus.
(e) Included in such amount is $5,800 representing an employer matching contribution under the 401(k) Plan and $2,120 representing a profit sharing bonus.
(f) Included in such amount is $4,500 representing an employer matching contribution under the 401(k) Plan and $1,720 representing a profit sharing bonus.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Board of Directors. No member of the Board of Directors received director fees in 1996.

401(K) PENSION PLAN

     Precise sponsors a defined contribution savings plan (the '401(k) Plan') whereby eligible employees of Precise or its subsidiaries may (under current administrative rules) elect to defer a portion of their compensation each year and may also make after-tax contributions to the 401(k) Plan. Employee and Company contributions are paid by the Company to the trustee under the 401(k) Plan. The Company has a policy of (i) making an annual discretionary contribution on behalf of each eligible employee in an amount equal to 3.5% of such employee's total annual compensation, regardless of such employee's actual contribution to the 401(k) Plan, and (ii) making matching contributions equal to 50% of the first 5% of compensation deferred by employees. The Company's contributions are subject to vesting and forfeiture. The Company's contributions to the accounts of the Named Executive Officers during 1996 are included in the Summary Compensation Table.

1997 STOCK OPTION PLAN

     In April 1997, Sunderland established the Sunderland Industrial Holdings Corporation 1997 Key Employee Nonqualified Stock Option Plan (the '1997 Stock Option Plan') to provide incentives to, encourage stock ownership by and retain the services of certain of, its key employees and those of its subsidiaries. The Board of Directors of Sunderland (the 'Sunderland Board') administers the 1997 Stock Option Plan, which provides for the grant of options with respect to a maximum of 15% of the issued and outstanding shares of common stock, par value $0.01 per share, of Sunderland ('Sunderland Common Stock'). Each option granted under the 1997 Stock Option Plan will be evidenced by a written option agreement between the optionee and Sunderland, which agreement may contain additional terms not inconsistent with the 1997 Stock Option Plan and as the Sunderland Board may deem appropriate.


     Under Nonqualified Stock Option Agreements (the 'Option Agreements') entered into in April 1997 pursuant to the 1997 Stock Option Plan, John R. Weeks, President and Chief Executive Officer of Precise, and Michael M. Farrell, Vice President, Marketing & Sales of Precise, received options to purchase 1,200 and 400 shares of Sunderland Common Stock, respectively (the 'First Options'), and additional options to purchase 225 and 75 shares of Sunderland Common Stock, respectively (the 'Second Options,' and together with the First Options, the 'Options'). The Options are exercisable at a price of $1,500 per share of Sunderland Common Stock. The First Options will become exercisable over a three-year period following the grant date. The Second Options will become exercisable in 25% increments upon the 90th day following each successful annual determination by the Sunderland Board that Sunderland's EBITDA (as defined in the Option Agreements) for the years ended December 31, 1997 through 2000 exceeded certain annual targets. In addition, the Options may be exercised during the one year period following the optionee's retirement at or above age 65, or upon his or her death or disability, and all of the First Options and the then exercisable portions of the Second Options may be exercised during the ten business day period following notice of a Change of Control (as defined in the Option Agreements). Once exercisable, the Options may be exercised at any time, in whole or in part, prior to the earlier of (i) the termination of the optionee's employment with Sunderland or any of its subsidiaries or (ii) January 31, 2005. It is intended that the Options shall not constitute 'incentive stock options,' as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended.

     Pursuant to the Option Agreements, Sunderland has the right to repurchase Sunderland Common Stock purchased pursuant to the Options upon the occurrence of a Call Event (as defined in the Option Agreements) at a repurchase price of either 75% or 100% of the Fair Market Value (as defined in the Option Agreements) of such stock depending on the reason underlying the Call Event, subject to adjustment under certain specified circumstances. In addition, pursuant to the Option Agreements, Sunderland has a right of first refusal prior to the sale to any third party of any Sunderland Common Stock purchased pursuant to the Options.

                              CERTAIN TRANSACTIONS

TREDEGAR FINANCING TRANSACTIONS

     In connection with the Tredegar Acquisition, (i) the Company and Parent entered into a Securities Purchase Agreement dated March 29, 1996 (as amended, the 'Securities Purchase Agreement') with Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc. and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. (each advised by Pecks Management Partners Ltd. and collectively referred to herein as the 'Pecks Funds') pursuant to which the Pecks Funds purchased (a) 575 shares of the Company's Cumulative Exchangeable Preferred Stock having an aggregate liquidation preference equal to $5,750,000 (the 'Exchangeable Preferred Stock') for an aggregate consideration of $5,750,000 and (b) 250 shares of Parent Common Stock for an aggregate consideration of $750,000; (ii)

the Company entered into a Note Purchase Agreement dated March 29, 1996 (the 'Note Purchase Agreement') with John Hancock Mutual Life Insurance Company ('John Hancock') and Rice Partners II, L.P. ('Rice') pursuant to which John Hancock and Rice purchased $20.0 million aggregate principal amount of the Company's 12.25% Senior Subordinated Notes due 2006 (the 'Retired Notes'); (iii) Parent entered into a Warrant Purchase Agreement dated March 29, 1996 (as amended, the 'Warrant Purchase Agreement') with Rice, John Hancock and the Pecks Funds pursuant to which, in connection with their purchase of the Retired Notes, Rice and John Hancock each acquired warrants ('Warrants') to purchase 570 shares of Parent Common Stock and, in connection with its purchase of the Exchangeable Preferred Stock, the Pecks Funds acquired Warrants to purchase 575 shares of Parent Common Stock; and (iv) Parent entered into a Shareholder Agreement dated March 29, 1996 (as amended, the 'Shareholder Agreement') with Sunderland, Hamilton Holdings Ltd. Corporation ('Hamilton Holdings'), the Pecks Funds, Rice and John Hancock. In addition, Precise and Parent entered into the Prior Credit Agreement, under which Precise incurred approximately $44.0 million of indebtedness to finance the Tredegar Acquisition, and Precise issued 250 shares of its Series B Cumulative Redeemable Preferred Stock (the 'Seller Preferred Stock' and, together with the Exchangeable Preferred Stock, the 'Redeemable Preferred Stock'), having a liquidation preference of $10,000 per share, to the former owners of Tredegar. In connection with the consummation of the Refinancing Transactions, the Company entered into certain consents and amendments to the Securities Purchase Agreement, the Warrant Purchase Agreement and the Shareholder Agreement to, among other things, approve the terms of the Refinancing Transactions and to modify certain covenants contained therein.

     The Warrants are exercisable, in whole or in part, at a per share price of $0.01 at any time prior to March 29, 2006. The Warrant Purchase Agreement contains customary anti-dilution protection, restrictions on the transfer of Warrants and shares of Parent Common Stock issuable thereunder ('Warrant Shares') and provisions requiring that Warrants and Warrant Shares be offered to Parent prior to any sale to a third party. In addition, the Warrant Purchase Agreement contains certain covenants pertaining to Parent and its subsidiaries which, among other things, give the holders of Warrants the right to consent to certain corporate actions, including certain sales of assets, acquisitions, issuances of capital stock, amendments to corporate organizational documents, affiliate transactions and investments. The Warrant Purchase Agreement also provides Hancock and Rice with Parent Board of Director observation rights and the Pecks Funds, for so long as the Pecks Funds own 15% or more of the sum of all Warrant Shares and Parent Common Stock owned by the Pecks Funds on March 29, 1996, with the right to designate one member of the Board of Directors of each of Parent and Precise.

     Precise used a portion of the net proceeds from the Initial Offering to (i) redeem the Exchangeable Preferred Stock and the Seller Preferred Stock and (ii) repay the indebtedness outstanding under the Prior Credit Agreement and the Retired Notes. In addition, Precise used a portion of the net proceeds from the Initial Offering to repurchase 124 shares of Common Stock of Precise from Parent for $3,315,000, the proceeds of which were used to redeem shares of Parent Preferred Stock held by Hamilton Holdings. Richard L. Kramer and William L. Remley are executive officers and directors of Hamilton Holdings, and the holders of record of the capital stock of Hamilton Holdings are trusts established for the benefit of certain relatives of Messrs. Kramer and Remley.


SHAREHOLDER AGREEMENT

     In connection with the Tredegar Acquisition, Parent, Sunderland, Parent's other shareholders (collectively, the 'Shareholders') and the holders of the Warrants (collectively, the 'Warrantholders') entered into the Shareholder Agreement. Pursuant to the Shareholder Agreement, the Warrantholders have the right to require Parent to purchase (a 'Put Option') their Warrant Shares and certain other shares of capital stock of Parent held by the Shareholders (collectively, the 'Put Shares'), in whole or in part, at any time after March 29, 2001. In addition, the Warrantholders are entitled to sell their Put Shares to Parent at any time prior to the occurrence of an

Initial Public Offering (as defined in the Shareholder Agreement) in the event of (i) a change in control (as defined in the Shareholder Agreement) of Parent,
(ii) a merger, consolidation, share exchange or similar transaction involving Parent, (iii) a sale in one or more related transactions of all or a majority of the assets, business or revenue or income generating operations of Parent or
(iv) any substantial change in the type of business conducted by Parent. The Shareholder Agreement also provides Parent with an option to purchase (the 'Call Option') all outstanding Warrants and Warrant Shares at any time on or after April 1, 2002 and prior to an Initial Public Offering. The price to be paid to the Warrantholders upon the exercise of the Put Option or the Call Option is to be determined in accordance with a formula and procedures set forth in the Shareholder Agreement. In the event Parent is unable to pay the purchase price for the Put Shares in cash after exercise of the Put Option, it may be required to execute and deliver a promissory note or notes to the Warrantholders in satisfaction of all or part of its purchase price obligation. Such promissory notes would mature on April 1, 2006 and bear interest at rates ranging from 14% to 18% during the term of the notes.

     The Shareholder Agreement further provides, under certain circumstances, John Hancock, Rice and the Pecks Funds with certain co-sale rights upon the sale or other transfer of capital stock of Parent by the Shareholders. In addition, subject to certain conditions, if prior to an Initial Public Offering holders of at least 66 2/3% of the issued and outstanding shares of Parent Common Stock and Common Stock Equivalents (as defined in the Shareholder Agreement) elect to sell their shares to a bona fide third party (other than in connection with a registered offering under the Securities Act), then all holders shall be obligated to sell any shares of Parent Common Stock and Common Stock Equivalents then owned by such holders in such sale.

     Pursuant to the Shareholder Agreement, John Hancock, Rice and the Pecks Funds also have certain demand registration rights, which become effective after the date Parent has consummated an Initial Public Offering, and incidental registration rights. These rights are subject to customary cut-back provisions.

MANAGEMENT AGREEMENT WITH MENTMORE

     Mentmore provides management services to Precise and its subsidiaries pursuant to the Management Agreement dated March 15, 1996, as amended (the

'Management Agreement'), between Precise and Mentmore. Pursuant to the Management Agreement, Mentmore provides the Company with general management, advisory and consulting services with respect to Precise's business and with respect to such other matters as Precise may reasonably request from time to time, including, without limitation, strategic planning, financial planning, business acquisition and general business development services. Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays Mentmore an annual management fee of $300,000 (subject to adjustment), which is payable monthly after the consummation of the Offering. In addition, pursuant to the Management Agreement, Mentmore is entitled to customary investment banking fees for services rendered in connection with the Company's financing transactions and acquisitions. The Management Agreement had an original term of ten years and is automatically extended for one additional year on each April 1 during the term of the agreement unless either party shall have previously notified the other in writing of its desire not to further extend the term. In addition, Mentmore may terminate the Management Agreement at any time upon 90 days prior written notice to Precise, and Precise may terminate the Management Agreement 'for cause' (as defined in the Management Agreement). The sole executive officers and directors of Mentmore are Richard L. Kramer and William L. Remley. Payments under the Management Agreement are subject to the restrictions set forth under 'Description of Notes--Certain Covenants--Transactions with Affiliates' as well as certain limitations set forth in the Warrant Purchase Agreement.

     The Company has paid Mentmore fees of $500,000, $450,000, $300,000 and $150,000 in the six months ended June 30, 1997 and in 1996, 1995 and 1994, respectively, for management and other advisory services and has reimbursed Mentmore for certain expenses incurred in connection with the rendering of such services. Mentmore received total fees of $500,000 and the reimbursement of certain expenses in connection with financial advisory and other services rendered to the Company in connection with the Refinancing Transactions.

FEES PAID TO RICHARD C. HOFFMAN

     The Company paid the law firm of Richard C. Hoffman, P.C., whose principal is a director of Precise, a total of approximately $257,500 in legal fees in 1996 and $5,000 in legal fees in the six months ended June 30, 1997. During this period, Mr. Hoffman served as Vice President and General Counsel of Mentmore.

FEES PAID TO MICHAEL D. SCHENKER

     The Company paid the law firm of Michael D. Schenker Co. L.P.A., whose principal is an officer of Mentmore, a total of approximately $300,000 in legal fees in connection with the Refinancing Transactions.

                             PRINCIPAL STOCKHOLDERS

     Precise is a wholly owned subsidiary of Precise Holding Corporation. The following table sets forth information concerning the beneficial ownership of Parent Common Stock as of June 30, 1997 and after giving effect to the

Refinancing Transactions by (i) each person known to the Company to own beneficially more than 5% of the outstanding Parent Common Stock, (ii) by each Named Executive Officer and (iii) all directors and executive officers of the Company as a group. All shares are owned with sole voting and investment power, unless otherwise indicated.

                                                                                       PARENT COMMON
                                                                                     STOCK BENEFICIALLY
                                                                                           OWNED
                                                                                     ------------------
BENEFICIAL OWNER                                                                      SHARES        %
----------------------------------------------------------------------------------   --------      ----
Sunderland Industrial Holdings Corporation (1)....................................   8,035.00      97.0
John Hancock Mutual Life Insurance Company........................................     570.00(2)    6.4
Rice Partners II, L.P.............................................................     570.00(2)    6.4
Delaware State Employees' Retirement Fund (3).....................................     552.67(4)    6.4
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.(3).........     110.33(5)    1.4
Declaration of Trust for Defined Benefit Plans of
  ICI American Holdings Inc. (3)..................................................     162.00(6)    2.0
Pecks Management Partners, Ltd. (3)...............................................     825.00(7)    9.3
Richard L. Kramer (8).............................................................         --        --
William L. Remley (9).............................................................         --        --
John R. Weeks.....................................................................         --        --
Michael M. Farrell................................................................         --        --
Ronald A. Seegers.................................................................         --        --
Clarence E. Stevens, Jr...........................................................         --        --
Michael D. Bornak.................................................................         --        --
Richard C. Hoffman................................................................         --        --
Elaine E. Healy (10)..............................................................         --        --
Total Executive Officers and Directors as a Group.................................         --        --

------------------------------

 (1) According to information supplied to the Company by Sunderland, Biscayne Trust, The Sunderland I Trust and The Remley 1990 Trust own beneficially 72%, 18% and 10%, respectively, of the outstanding shares of common stock of Sunderland. The beneficiaries of these trusts are certain relatives of Richard L. Kramer and William L. Remley. The trustees of Biscayne Trust and The Sunderland I Trust are Lewis H. Ferguson III and Gary R. Siegel. All powers with respect to investment or voting of securities owned by Biscayne Trust and The Sunderland I Trust are exercisable by Messrs. Ferguson and Siegel jointly. The trustee of The Remley 1990 Trust is F. Richard Remley, who exercises all voting and investment power with respect to securities held by such trust. The business address of Sunderland, Biscayne Trust, The Sunderland I Trust, The Remley 1990 Trust, Lewis H. Ferguson III, Gary R. Siegel and F. Richard Remley is c/o Mentmore Holdings Corporation, 1430 Broadway, 13th Floor, New York, New York 10018-3308. Richard L. Kramer, Chairman of the Board of Directors of the Company, and William L. Remley, Vice Chairman of the Board of Directors of the Company, are directors and executive officers of Parent and Sunderland. F. Richard Remley, the trustee of The Remley 1990 Trust, is the brother of William L. Remley. Mentmore provides management services to the Company. Messrs. Kramer and William L. Remley are the sole executive officers and directors of Mentmore.

 (2) Comprised of Warrants to purchase 570 shares of Parent Common Stock held by each of John Hancock Mutual Life Insurance Company ('John Hancock') and Rice Partners II, L.P. ('Rice'). The business address of John Hancock is John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02117. The business address of Rice is c/o Rice Capital Management, 5847 San Felipe, Suite 4350, Houston, Texas 77057.

 (3) Pecks Management Partners, Ltd. serves as the investment advisor to The Delaware State Employees' Retirement Fund, the Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc. and the Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. (collectively, the 'Pecks Funds') and, in such capacity, exercises voting and investment control with respect to the Parent Common Stock beneficially owned by the Pecks Funds. The business address of Pecks Management Partners, Ltd. and the Pecks Funds is One Rockefeller Plaza, New York, New York 10020.

 (4) Comprised of 167.67 shares of Parent Common Stock and Warrants to purchase 385 shares of Parent Common Stock.

 (5) Comprised of 33.33 shares of Parent Common Stock and Warrants to purchase 77 shares of Parent Common Stock.

 (6) Comprised of 49 shares of Parent Common Stock and Warrants to purchase 113 shares of Parent Common Stock.

                                              (footnotes continued on next page)

 (7) Comprised of 250 shares of Parent Common Stock and Warrants to purchase 575 shares of Parent Common Stock held of record by the Pecks Funds. Pecks Management Partners, Ltd. disclaims beneficial ownership of the Parent Common Stock and Warrants held of record by the Pecks Funds.

 (8) Mr. Kramer is a director and executive officer of Parent and Sunderland. See footnote (1) above. Mr. Kramer disclaims beneficial ownership of the Parent Common Stock held of record by Sunderland.

 (9) Mr. Remley is a director and executive officer of Parent and Sunderland. See footnote (1) above. Mr. Remley disclaims beneficial ownership of the Parent Common Stock held of record by Sunderland.

(10) Ms. Healy is a Vice President of Pecks Management Partners, Ltd. See footnote (3) above. Ms. Healy disclaims beneficial ownership of the Parent Common Stock and Warrants held of record by the Pecks Funds.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT AGREEMENT

     Upon consummation of the Initial Offering, the Company entered into a revolving credit facility (the 'New Credit Agreement') with Fleet National Bank, as administrative agent (the 'Agent'), for a syndicate of financial institutions. The following summary, which sets forth the material terms of the New Credit Agreement, does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the New Credit Agreement, including all of the definitions therein of terms not defined in this Prospectus.

     General. The New Credit Agreement provides for borrowings in a principal amount of up to $30.0 million at any one time outstanding. Borrowings may be used by the Company to fund the Company's working capital requirements, finance certain permitted acquisitions and general corporate requirements of the Company and pay related fees and expenses of the foregoing. Prior to making any advance under the New Credit Agreement to fund an acquisition, the Company will be required to be in compliance, on a pro forma basis after giving effect to such acquisition, with the financial covenants described below. Up to $2.0 million of the total commitment will be available for the issuance of standby letters of credit. Borrowings under the New Credit Agreement are collectively referred to herein as the 'Advances.' See 'Capitalization' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

     Interest. For purposes of calculating interest, the Advances can be, at the election of the Company, Base Rate Advances or Eurodollar Rate Advances or a combination thereof. Subsequent to the Offering, Base Rate Advances will bear interest at Fleet National Bank's base rate plus 1.5%, and Eurodollar Rate Advances will bear interest at the Eurodollar Rate (adjusted for reserve requirements) plus 2.5%.

     Repayment. Subject to the provisions of the New Credit Agreement, the Company may, from time to time, borrow, repay and reborrow under the New Credit Agreement. The New Credit Agreement requires prepayments and concurrent reductions of the total commitment in the amount of 100% of net proceeds from certain asset sales, equity issuances and Extraordinary Receipts (as defined in the New Credit Agreement) and 50% of the net proceeds from certain debt issuances. The entire unpaid balance under the New Credit Agreement is payable in 2002.

     Guarantees. Precise's payment obligations under the New Credit Agreement are jointly and severally guaranteed, on a senior secured basis, by Parent and each of Precise's direct and indirect subsidiaries.

     Security. Borrowings under the New Credit Agreement are secured by (i) a first priority pledge to the Agent for the ratable benefit of the financial institutions party to the New Credit Agreement of the Common Stock of Precise owned by Parent and all of the notes and capital stock owned by Precise and its direct and indirect subsidiaries and (ii) a grant of a first priority perfected security interest in substantially all of the consolidated assets of Precise and its direct and indirect subsidiaries.

     Covenants. The New Credit Agreement contains financial covenants pursuant to which Precise and its direct and indirect subsidiaries must, on a consolidated basis:

          (a) maintain a Total Leverage Ratio (as defined in the New Credit Agreement) for each period set forth below of not more than the amount set forth below for such period:

FISCAL QUARTER ENDING                                                         RATIO
--------------------------------------------------------------------------   -------
03/31/1998................................................................   5.625:1
06/30/1998................................................................    5.25:1
09/30/1998................................................................    5.00:1
12/31/1998................................................................    4.75:1
03/31/1999................................................................    4.60:1
06/30/1999................................................................    4.40:1
09/30/1999................................................................    4.30:1
12/31/1999................................................................    4.05:1
03/31/2000................................................................    4.05:1
06/30/2000................................................................    4.05:1
09/30/2000................................................................    4.05:1
12/31/2000................................................................    3.35:1
03/31/2001................................................................    3.35:1

FISCAL QUARTER ENDING                                                         RATIO
--------------------------------------------------------------------------   -------
06/30/2001................................................................    3.35:1
09/30/2001................................................................    3.35:1
12/31/2001 and thereafter.................................................    3.00:1

          (b) maintain a Senior Leverage Ratio (as defined in the New Credit Agreement) at September 30, 1997 and December 31, 1997 of 1.80:1;

          (c) maintain a Fixed Charge Coverage Ratio (as defined in the New Credit Agreement) for each Rolling Period ('Rolling Period' meaning, with respect to any month, the consecutive twelve month period ending on the last day of such month) set forth below of not less than the amount set forth below for such Rolling Period:


ROLLING PERIOD ENDING                                                         RATIO
---------------------------------------------------------------------------   ------
09/30/1997.................................................................   1.05:1
12/31/1997.................................................................   1.05:1
03/31/1998.................................................................   1.05:1
06/30/1998.................................................................   1.05:1
09/30/1998.................................................................   1.15:1
12/31/1998.................................................................   1.15:1
03/31/1999.................................................................   1.25:1
06/30/1999.................................................................   1.30:1
09/30/1999.................................................................   1.35:1
12/31/1999.................................................................   1.40:1
03/31/2000.................................................................   1.40:1
06/30/2000.................................................................   1.40:1
09/30/2000.................................................................   1.40:1
12/31/2000 and thereafter..................................................   1.50:1

          (d) maintain an Interest Coverage Ratio (as defined in the New Credit Agreement) for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

ROLLING PERIOD ENDING                                                         RATIO
---------------------------------------------------------------------------   ------
09/30/1997.................................................................   1.60:1
12/31/1997.................................................................   1.60:1
03/31/1998.................................................................   1.60:1
06/30/1998.................................................................   1.60:1
09/30/1998.................................................................   1.60:1
12/31/1998.................................................................   1.90:1
03/31/1999.................................................................   1.90:1
06/30/1999.................................................................   1.90:1
09/30/1999.................................................................   1.90:1
12/31/1999.................................................................   2.20:1
03/31/2000.................................................................   2.20:1
06/30/2000.................................................................   2.20:1
09/30/2000.................................................................   2.20:1
12/31/2000.................................................................   2.60:1
03/31/2001.................................................................   2.60:1
06/30/2001.................................................................   2.60:1
09/30/2001.................................................................   2.60:1
12/31/2001 and thereafter..................................................   3.00:1

          (e) maintain at all times an excess of total assets over total liabilities (excluding all subordinated Debt (as defined in the New Credit Agreement) of Precise and its direct and indirect subsidiaries), in each case, of Precise and its direct and indirect subsidiaries (on a consolidated basis) not less than an aggregate amount of $54,000,000 on the date of Initial Extension of Credit (as defined in the New Credit Agreement), which amount is subject to increase at a rate of 80% of consolidated net income of Precise and its direct and indirect subsidiaries; and

          (f) not make any Capital Expenditures (as defined in the New Credit Agreement) that would cause the aggregate of all such Capital Expenditures made by Precise in any Fiscal Year (as defined in the New Credit Agreement) set forth below to exceed the amount set forth below for such Fiscal Year:

FISCAL YEAR                                                                AMOUNT
----------------------------------------------------------------------   ----------
1997..................................................................   $5,000,000
1998..................................................................   $5,000,000
1999..................................................................   $2,000,000
2000..................................................................   $2,000,000
2001..................................................................   $2,000,000

     The New Credit Agreement also contains covenants pertaining to the management and operation of Precise and its subsidiaries. These covenants include, among others, requirements that the Company comply with applicable laws, including environmental laws, and maintain adequate insurance coverage with respect to its properties.

     The New Credit Agreement places significant limitations on the Company's ability to further pledge its assets and incur additional debt. Pursuant to the New Credit Agreement, Precise and its direct and indirect subsidiaries may not incur, assume or suffer to exist any liens other than, among others, (i) those created in connection with the New Credit Agreement and related documents, (ii) Permitted Liens (as defined in the New Credit Agreement), (iii) certain liens existing on the date of the consummation of the New Credit Agreement, (iv) certain liens arising in connection with capitalized leases, (v) certain purchase money liens upon or in real property or equipment, and (vi) liens of Precise permitted under the terms of the Indenture. Furthermore, pursuant to the New Credit Agreement, Precise and its direct and indirect subsidiaries may not create, incur or assume any Debt other than, among others, (i) Debt in respect of Hedge Agreements (as defined in the New Credit Agreement), (ii) payment, performance or other obligations under capitalized leases not in excess of the aggregate principal amount of capitalized leases existing on the date of consummation of the New Credit Agreement plus $15,000,000 at any time outstanding, (iii) Debt secured by certain liens permitted under the New Credit Agreement assumed or acquired in connection with an acquisition permitted under the New Credit Agreement not in excess of $25,000,000 at any time outstanding,
(iv) Debt of Precise pursuant to the Notes not in excess of $75,000,000, (v) Debt under the New Credit Agreement and related documents, (vi) certain unsecured subordinated Debt of Precise not in excess of $25,000,000, (vii)

indorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (viii) Existing Debt (as defined in the New Credit Agreement) and certain refinancings and renewals thereof, (ix) certain intercompany Debt, (x) Debt consisting of accrued expenses and trade payables incurred in the ordinary course of business, and (xi) Debt not otherwise permitted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

     The New Credit Agreement also places significant limitations on guarantees, mergers, acquisitions, fundamental corporate changes, asset sales, leases, investments, loans and advances, dividends and other stock payments, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock. In addition, the New Credit Agreement contains restrictive covenants pertaining to the management and operation of Parent, including, among others, significant limitations on liens and mergers and reorganizations.

     Events of Default. The New Credit Agreement provides for events of default customary in facilities of this type, including: (i) failure to make payments when due; (ii) breach of covenants; (iii) breach of representations or warranties in any material respect when made; (iv) default by Precise or any Guarantor under any material agreement relating to debt for borrowed money or for the lease or license of property; (v) bankruptcy defaults; (vi) environmental defaults; and (vii) a Change of Control (as defined in the New Credit Agreement).

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Guarantors have agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes; (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the date of the original issuance of the Old Notes and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use their best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (the 'Exchange Offer Effectiveness Date') New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an 'affiliate' of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any 'affiliate' of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participating Broker-Dealers, see 'Plan of Distribution.'

     Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity pursuant to the

Exchange Offer to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales for (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, 'Transfer Restricted Securities' means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.

     The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Regsitration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the 'Effectiveness Target Date'), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a 'Registration Default'), then the Company will pay liquidated damages ('Liquidated Damages') to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding the foregoing, the Company may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending the use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective does not exceed 45 days in the aggregate, then Liquidated Damages will not be payable as described above as a result of such suspension.

     Holders of Old Notes will be required to make certain representations (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement, which contains the material terms relating to the registration rights and related obligations of Holders of Old Notes, does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.


     As of the date of this Prospectus, $75,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on October 17, 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See '--Fees and Expenses.'

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term 'Expiration Date' shall mean 5:00 p.m., New York City time, on November 19, 1997, unless the Company in its sole discretion extends the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will issue a notice of such extension by press release or other public announcement prior to 9:00 a.m.,

New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, prior to the Expiration Date (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under 'Conditions' shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on December 15, 1997. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Interest on the New Notes is payable semi-annually on each June 15 and December 15, commencing on December 15, 1997.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or an Agent's Message in connection with a book-entry transfer and other required documents must be completed and received by the Exchange Agent at the address set forth below under 'Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term 'Agent's Message' means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal, each holder will make the representations set forth above in the third paragraph under the heading '--Purpose and Effect of the Exchange Offer.'

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME

SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALER, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See 'Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner' included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled 'Special Registration Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an 'Eligible Institution').

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution,

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the 'Depositor'); (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under '--Procedures for Tendering' at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes,

and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any govemmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and retum all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see '--Withdrawal of Tenders') or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                        By Mail:                                           By Overnight Courier:
                  MARINE MIDLAND BANK                                       MARINE MIDLAND BANK
                 140 Broadway--Level A                                     140 Broadway--Level A
             New York, New York 10005-1180                             New York, New York 10005-1180

          Attention: Corporate Trust Services                       Attention: Corporate Trust Services
       (registered or certified mail recommended)

                        By Hand:                                          Facsimile Transmission:

                  MARINE MIDLAND BANK                                          (212) 658-2292
                 140 Broadway--Level A                                     Confirm by Telephone:
             New York, New York 10005-1180                                     (212) 658-5931

          Attention: Corporate Trust Services

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

     With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the New Notes, (iii) the holder of any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder of any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it most comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see 'Plan of Distribution.'

                              DESCRIPTION OF NOTES


GENERAL

     The New Notes will be issued pursuant to an Indenture (the 'Indenture'), dated as of June 13, 1997, between the Company, the Guarantors and Marine Midland Bank, as trustee (the 'Trustee'). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the 'Trust Indenture Act') as in effect on the date of the Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a Series B designation, (ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. This summary, which sets forth the material terms and provisions of the New Notes, does not purport to be a complete description of the New Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the New Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture has been filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part. See 'Available Information.' Definitions relating to certain capitalized terms are set forth under '--Certain Definitions' and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. The Old Notes and the New Notes are sometimes referred to herein collectively as the 'Notes.' For purposes of this summary, the term 'Company' refers only to Precise Technology, Inc. and not to any of its Subsidiaries.

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt. As of June 30, 1997, the Company and the Guarantors had consolidated Senior Debt of approximately $13.5 million outstanding. The Indenture, subject to certain limitations, permits the incurrence of additional Senior Debt in the future. As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

     A significant portion of the operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of June 30, 1997, the Company's Subsidiaries had approximately $2.3 million of Indebtedness (exclusive of the guarantees of the Credit Agreement and the Subsidiary Guarantees) and $9.7 million of trade payables and other liabilities outstanding. See 'Risk Factors--Holding Company Structure; Effects of Asset Encumbrances.'

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $200.0 million, of which $75.0 million in aggregate principal amount were issued in the Initial Offering. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under '--Incurrence of Indebtedness and Issuance of Preferred Stock' and restrictions contained in the Credit Agreement. The Notes will mature on June 15, 2007. Interest on the Notes will accrue at the rate of 11 1/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 1997, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and

Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

SUBORDINATION

     The payment (by set-off or otherwise) of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents, of all Obligations in respect of Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company upon any total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the

Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of any kind or character with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, or at the option of the holders of Senior Debt, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under '--Legal Defeasance and Covenant Defeasance').

     The Company also shall not make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under '--Legal Defeasance and Covenant Defeasance') or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing (beyond any applicable grace period) in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a 'Payment Blockage Notice') from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose). Each Holder by his acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to the Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indenture, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obliged to return the amount of the excess payment to the Company, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. The principal amount of consolidated Senior Debt outstanding at June 30, 1997 was approximately $13.5 million. The Indenture limits, through certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its subsidiaries can incur. See '--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock.'

     'Designated Senior Debt' means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt, the principal amount of which is $5.0 million or more and that has been designated by the Company as 'Designated Senior Debt.'

     'Permitted Junior Securities' means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

     'Senior Debt' of any Person means (i) all Indebtedness of such Person under the Credit Agreement, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities, and all Hedging Obligations with respect thereto, whether outstanding on the date of the Indenture or thereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of such Person permitted to be incurred by such Person under the terms of the Indenture, whether outstanding on the date of the Indenture or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations of such Person with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by such Person, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

SUBSIDIARY GUARANTEES


     The Company's payment obligations under the Notes are jointly and severally guaranteed (the 'Subsidiary Guarantees') by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or, at the option of holders of Senior Debt, in Cash Equivalents, of all Senior Debt of such Guarantor, which would include the amounts for which the Guarantors are liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction (on a pro forma basis), to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption '--Incurrence of Indebtedness and Issuance of Preferred Stock.'

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See 'Repurchase at the Option of Holders--Asset Sales.'

     'Guarantors' means each of (i) the Company's existing and future Restricted Subsidiaries (having either assets or stockholder's equity in excess of $50,000) and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

OPTIONAL REDEMPTION

     Except as described below, the Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                                                             PERCENTAGE
--------------------------------------------------------------   ----------
2002..........................................................     105.563%
2003..........................................................     103.708%
2004..........................................................     101.854%
2005 and thereafter...........................................     100.000%

     Notwithstanding the foregoing, on or prior to June 15, 2000, the Company may on any one or more occasions redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued (including, for this purpose, one or more series of notes issued under the Indenture after the date of the Indenture) at a redemption price of 111.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 66 2/3% of the aggregate principal amount of Notes originally issued (including, for this purpose, one or more series of notes issued under the Indenture after the date of the Indenture) remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering.

     In addition, at any time prior to June 15, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under 'Repurchase at the Option of Holders,' the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the 'Change of Control Offer') at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the 'Change of Control Payment'). Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the 'Change of Control Payment Date'), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Agreement currently prohibits the Company from repurchasing any Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

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

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     'Change of Control' means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any 'person' (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any 'person' (as defined above), other than the Principals and their Related Parties, becomes the 'beneficial owner' (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have 'beneficial ownership' of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of 'all or substantially all' of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase 'substantially all,' there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     'Continuing Directors' means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated by the Principals or a Related Party to serve on such Board of Directors.

     'Principals' means Richard L. Kramer and/or William L. Remley.

     'Related Parties' with respect to any Principal means (A) any spouse or immediate family member of such Principal and any child or spouse of any spouse or immediate family member of such Principal, (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding, directly or indirectly, a controlling interest of which consist of any of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or (C) the trustees of any trust referred to in clause (B).

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors and as set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.


     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce (or, in the case of letters of credit or Eurodollar loans under the Credit Agreement, cash collateralize) any Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), or
(b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same line of

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business as the Company was engaged in on the date of the Indenture. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute 'Excess Proceeds.' When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an 'Asset Sale Offer') to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated
Damages, if any, thereon, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes more than six months prior to any scheduled maturity, mandatory redemption, scheduled principal repayment or sinking fund payment date (other than regularly scheduled payments of interest); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under caption '--Incurrence of Indebtedness and Issuance of Preferred Stock;' and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii) and (viii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for

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

     cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) (but only to the extent not included in subclause (i) of this clause (c)), and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of scheduled dividends on or the redemption, repurchase, retirement, defeasance or other acquisition of, any Disqualified Stock issued after the date hereof in compliance with the provisions of the Indenture; (v) after March 29, 2001, the Permitted Warrant Put Payment; (vi) payments made with respect to the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Parent, Sunderland or any Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries'), Parent's or Sunderland's management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period); (vii) distributions to Parent in order to enable Parent to pay franchise taxes and other ordinary course operating expenses in an amount not to exceed $25,000 in any twelve-month period; and
(viii) the application of the proceeds of the Initial Offering in the manner described in 'Prospectus Summary--The Initial Offering--Notes' above; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i) through (vii) no Default or Event of Default shall have occurred and be continuing. In addition, payments and transactions permitted pursuant to clauses (r) through (y) under '--Transactions with Affiliates' below shall not be deemed to be Restricted Payments.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant 'Restricted Payments' were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock


     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, 'incur') any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

          (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional

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     Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

          (ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence or issuance.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness or the issuance of preferred stock or Disqualified Stock (collectively, 'Permitted Debt'):

          (i) the incurrence by the Company and its Subsidiaries of Indebtedness arising under or in connection with the Credit Agreement; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the Credit Agreement after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of $50.0 million or $30.0 million plus the Borrowing Base, in each case less the aggregate amount of all Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed the principal amount of such Capital Lease Obligations outstanding on the date hereof plus $15.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the aggregate principal amount, accreted value or liquidation preference, as applicable, of such Acquired Debt, together with any other outstanding Indebtedness or preferred stock incurred pursuant to this clause (iv), does not exceed $5.0 million;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
     (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary (other than any pledge of such Indebtedness to the lenders under the Credit Agreement) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates, or for the purpose of hedging against fluctuations in currency values;

          (viii) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

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

          (ix) the issuance by the Company's Unrestricted Subsidiaries of preferred stock or the incurrence by the Company's Unrestricted

     Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees as described under '--Subsidiary Guarantees' and the Indenture; and

          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) or the issuance of preferred stock with an aggregate liquidation preference at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive on a whole with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment and net worth provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) customary restrictions in Capital Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital

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

Lease Obligations, security agreements or mortgages, (j) customary restrictions with respect to an agreement that has been entered into for the sale or disposition of assets or Capital Stock held by the Company or any Restricted Subsidiary, (k) customary restrictions contained in any agreements or documentation governing Indebtedness or preferred stock issued pursuant to clause (xi) of the covenant described above under the caption '--Incurrence of Indebtedness and Issuance of Preferred Stock' and (l) the Warrant Agreement and the Shareholders Agreement.

  Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption '--Incurrence of Indebtedness and Issuance of Preferred Stock.'

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction'), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (r) the application of the proceeds of the Initial Offering and the transactions entered into in connection therewith in the manner described in 'Certain Transactions' above,
(s) capital contributions, advances, loans or other investments made by Parent to the Company or any of its Restricted Subsidiaries, (t) (I) payments under the Management Agreement in an amount not to exceed $300,000 in any twelve-month period and (II) after the first anniversary of the original issuance of the Notes, additional payments under the Management Agreement in an amount not to exceed $700,000 in any twelve-month period provided that the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment under the Management Agreement is made, after giving pro forma effect to such payment, is equal to or greater than 2.25 to 1 (in each case, plus reasonable expenses incurred in connection with and reimbursable under the Management Agreement), (u) payments by the Company or any of its Restricted Subsidiaries to Mentmore and/or its Affiliates made for any financial advisory, financing,


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underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company in good faith, (v) payments under tax sharing agreements to the extent such payments do not otherwise exceed the tax liability the Company would have had were it not part of a consolidated group, (w) any employment agreement, compensation agreement or employee benefit arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (x) transactions between or among Parent, the Company and/or its Restricted Subsidiaries, (y) any other payment or reimbursement of reasonable and customary fees and expenses incurred by an Affiliate for services rendered to the Company or any of its Subsidiaries not to exceed $100,000 in any twelve-month period (without duplication for any amounts paid pursuant to any other clause of this covenant) and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption '--Restricted Payments,' in each case, shall not be deemed Affiliate Transactions.

  Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, issue, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such issuance, transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption '--Asset Sales,' and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  Limitation on Layering Debt

     The Indenture provides that (A) the Company will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (B) the Guarantors will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

  Additional Subsidiary Guarantees


     The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary (at any time such Subsidiary has net assets or stockholder's equity in excess of $50,000) shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture; provided, however, that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture shall not be subject to the preceding clause for so long as they continue to constitute Unrestricted Subsidiaries.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the 'Commission'), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including

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a 'Management's Discussion and Analysis of Financial Condition and Results of
Operations' that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that the Company shall not be required to make any such filings on or prior to the date on which the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1997 would have been required to be filed if, at the time such filings would have been required to be made with the Commission, either (i) the Company shall have provided to each Holder the information that would have been required to be filed or (ii) the Exchange Offer Registration Statement has been filed with the Commission but has not yet been declared effective and copies of the Exchange Offer Registration Statement and any amendments thereto (to the extent such registration statement and/or amendments contain additional information not disclosed in the Offering Memorandum that would have been the subject of a filing required to be made under Section 13 or 15(d) of the Exchange Act) have been provided to each Holder, provided that any exhibits to the Exchange Offer Registration Statement (or any amendments thereto) need not be delivered to any Holder of the Notes, but sufficient copies thereto shall be furnished to the Trustee as reasonably requested to permit the Trustee to deliver any such exhibits to any Holder upon request. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions '--Change of Control,' '--Asset Sales' or '--Merger, Sale or Consolidation of Assets'; (iv) failure by the Company for 30 days after written notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a 'Payment Default') or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries.


     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in

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writing to the Company and the Trustee; provided, that so long as any
Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Agreement or (ii) five business days after receipt by the Company and the Agent of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ('Legal Defeasance') except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ('Covenant Defeasance') and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under 'Events of Default' will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable

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redemption date, as the case may be, and the Company must specify whether the
Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption

'--Repurchase at the Option of Holders'), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to

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receive payments of principal of or premium, if any, or interest on the Notes,
(vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption '--Repurchase at the Option of Holders') or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM


     Except as set forth in the next paragraph, the New Notes will initially be issued in the form of one Global Note (the 'Global Note'). The Global Note will be deposited upon issuance with, or on behalf of, The Depository Trust Company (the 'Depositary') and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the 'Global Note Holder').

     Notes that are issued as described below under '--Certificated Securities' will be issued in the form of registered definitive certificates (the 'Certificated Securities'). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the 'Participants' or the 'Depositary's Participants') and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the 'Indirect Participants' or the 'Depositary's Indirect Participants') that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

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     So long as the Global Note Holder is the registered owner of any Notes, the
Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.


     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

  Settlement and Payment

     The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     'Acquired Debt' means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

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     'Affiliate' of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     'Asset Sale' means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption '--Change of Control' and/or the provisions described above under the caption '--Merger, Consolidation or Sale of Assets' and not by the provisions of the Asset Sale covenant), and (ii) the issuance of Equity Interests in any Restricted Subsidiary or the sale of Equity Interests in any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets or Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) the disposal of obsolete equipment and machinery in the ordinary course of business and (iv) a Restricted Payment that is permitted by the covenant described above under the caption '--Restricted Payments' will not be deemed to be Asset Sales.

     'Borrowing Base' means, as of any date, an amount equal to the sum of (a)

85% of the face amount of all trade receivables owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP, and (b) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, less any applicable reserves, each of the foregoing determined in accordance with GAAP. To the extent that information is not available as to the amount of trade receivables or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     'Capital Lease Obligation' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     'Capital Stock' means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     'Cash Equivalents' means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) investment funds with total assets in excess of $500 million that invest at least 95% of their assets in securities of the types described in clauses (i) through (v) above.

     'Consolidated Cash Flow' means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted or otherwise

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excluded in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) an amount equal to all premiums on prepayments of debt, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor and, for purposes of determining Consolidated Cash Flow only, shall not exceed the consolidated net income of such Person for such period, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of cash dividends or cash distributions paid to such Person or a Restricted Subsidiary thereof.


     'Consolidated Net Worth' means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     'Credit Agreement' means that certain Credit Agreement, dated as of June 13, 1997, by and among Parent, the Company and each Subsidiary of the Company and Fleet National Bank, as Agent, providing for up to $30.0

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million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified (including any agreement extending the maturity of, increasing the total commitment under or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement), renewed, refunded, replaced, restated, supplemented or refinanced from time to time.

     'Default' means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     'Disqualified Stock' means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     'Existing Indebtedness' means up to $6.8 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture and set forth on a schedule thereto (including any refinancings thereof), until such amounts are permanently repaid.

     'Fixed Charges' means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all dividend payments (including all dividend payments within 60 days of the measurement date for any period), whether or not in cash, on any series of (A) Disqualified Stock of such Person and (B) preferred stock of any Subsidiary of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company and other than payments to such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

     'Fixed Charge Coverage Ratio' means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, and the application of the net proceeds thereof, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed


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Charges will not be obligations of the referent Person or any of its Restricted
Subsidiaries following the Calculation Date.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     'Guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     'Hedging Obligations' means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

     'Indebtedness' means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (but only to the extent of the fair market value of the assets subject to such Lien) (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     'Investments' means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that if the sole consideration for any such investment is Capital Stock of the Company or a Subsidiary that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of the Indenture. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption '--Restricted Payments.'

     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     'Make-Whole Premium' means, with respect to a Note, an amount equal to the greater of (i) 5.563% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on June 15, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

     'Management Agreement' means the agreement, dated as of March 15, 1996, between the Company and Mentmore, as amended from time to time.

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     'Net Income' means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     'Net Proceeds' means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, any provision for permitted minority interests in any Restricted Subsidiary as a result of such Asset Sale and any reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such Asset Sale, including, without limitation, sales price adjustments, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale or provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale.

     'Non-Recourse Debt' means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries in excess of $5.0 million to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     'Obligations' means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     'Parent' means Precise Holding Corporation, a Delaware corporation.

     'Permitted Investments' means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption '--Repurchase at the Option of Holders--Asset Sales;' (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) reasonable and customary loans and advances made to employees in connection with their relocation (including related travel expenses) not to exceed $250,000 in the aggregate at any one time outstanding; (g) any Investment existing on the date of the Indenture; (h) any Investment acquired by the Company or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (y) as the result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $5.0 million.

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     'Permitted Liens' means (i) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of the covenant entitled '--Incurrence of Indebtedness and Issuance of Preferred Stock' covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (ix) statutory Liens or landlords', carriers', warehousemens', mechanics', suppliers' or similar Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company; (x) easements, minor title defects, irregularities in title or other charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or a Subsidiary of the Company; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) liens securing industrial revenue bonds or other tax-favored financing; (xiii) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business; (xiv) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million at any one time outstanding; and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

     'Permitted Refinancing Indebtedness' means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries;

provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith) (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness permitted to be incurred under the Indenture); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     'Permitted Warrant Put Payment' means any payment or distribution (whether in cash or securities of the Company) made after March 29, 2001 and in accordance with the following sentence, by the Company or any of its Restricted Subsidiaries to Parent in order to enable Parent to satisfy Parent's obligations under the Warrant Agreement and/or the Shareholders Agreement to repurchase the Put Shares (as defined in the Warrant Agreement) or to repay indebtedness incurred by Parent to satisfy such obligations. If, after giving pro forma effect to any Permitted Warrant Put Payment by the Company, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Warrant Put Payment is made is (i) greater than
2.50 to 1 and less than 2.75 to 1, then the Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $5.0 million, (ii) greater than or equal to 2.75 to 1 and less than 3.00 to 1, then the

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Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $10.0 million and (iii) greater than or equal to 3.00 to 1, then the Company will be permitted to make a Permitted Warrant Put Payment in an amount not to exceed $15.0 million.

     'Public Equity Offering' means a bona fide underwritten sale to the public of common stock of Parent or the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or the Company) that is declared effective by the Commission and results in aggregate gross equity proceeds to the Company of at least $20.0 million.

     'Restricted Investment' means an Investment other than a Permitted

Investment.

     'Restricted Subsidiary' of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     'Shareholders Agreement' means the shareholders agreement, dated as of March 29, 1996, as amended, among Parent, Sunderland, Hamilton Holdings Ltd. Corporation, Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., Rice Partners II, L.P. and John Hancock Mutual Life Insurance Company, with respect to certain securities of Parent.

     'Significant Subsidiary' means any Subsidiary that would be a 'significant subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     'Stated Maturity' means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     'Subsidiary' means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     'Sunderland' means Sunderland Industrial Holdings Corporation, a Delaware corporation.

     'Treasury Rate' means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to the first date on which the Notes are subject to optional redemption by the Company; provided, however, that if the average life of such Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


     'Unrestricted Subsidiary' means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption '--Restricted Payments.' If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption '--Incurrence of Indebtedness and Issuance of Preferred Stock,' the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption '--Incurrence of Indebtedness and Issuance of Preferred Stock,' calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     'Voting Stock' of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     'Warrant Agreement' means the warrant agreement, dated as of March 29, 1996, as amended, among Parent, Rice Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc. and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., with respect to certain warrants of Parent.


     'Weighted Average Life to Maturity' means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     'Wholly Owned Restricted Subsidiary' of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judical authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the 'IRS') will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judical or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an 'exchange' for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION


     Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a

Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year after the Exchange Offer Effectiveness Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until January 19, 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes being offered hereby will be passed upon for Precise and the Guarantors by Winston & Strawn, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, and the information under the captions 'Summary Financial Data' and 'Selected Financial Data' for each of the two years in the period ended December 31, 1996 appearing in this Prospectus have been derived from consolidated financial statements audited by Ernst & Young LLP, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements, summary financial data and selected financial data are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the Company for the year ended December 31, 1994 included in this Prospectus have been audited by Grant Thornton, LLP,

independent auditors, as stated in their report appearing herein.

     The financial statements of Tredegar Molded Products Company (adjusted for certain allocations and assets retained and liabilities assumed by Tredegar Industries, Inc.) as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995 included in this Prospectus have been audited by Coopers & Lybrand, LLP, independent auditors, as stated in their report appearing herein.

                         INDEX TO FINANCIAL STATEMENTS

PRECISE TECHNOLOGY, INC.
Report of Independent Auditors............................................................................    F-2
Report of Independent Certified Public Accountants........................................................    F-3
Consolidated Balance Sheets as of June 30, 1997 (unaudited) and
  December 31, 1996 and 1995..............................................................................    F-4
Consolidated Statements of Income for the three and six months ended June 30, 1997
  and 1996 (unaudited) and for the years ended December 31, 1996, 1995, and 1994..........................    F-5
Consolidated Statements of Stockholder's (Deficit) Equity for the six months ended June 30, 1997
  (unaudited) and for the years ended December 31, 1996, 1995, and 1994...................................    F-6
Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1996
(unaudited) and for the years ended December 31, 1996, 1995, and 1994.....................................    F-7
Notes to the Consolidated Financial Statements............................................................    F-9

TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
Report of Independent Accountants.........................................................................   F-23
Consolidated Statements of Operations and Changes in Accumulated Deficit
  for the years ended December 31, 1995 and 1994..........................................................   F-24
Consolidated Balance Sheets as of December 31, 1995 and 1994..............................................   F-25
Consolidated Statements of Cash Flows for the years ended December 31,
  1995 and 1994...........................................................................................   F-26
Notes to Consolidated Financial Statements................................................................   F-27

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Precise Technology, Inc.

We have audited the accompanying consolidated balance sheets of Precise Technology, Inc. (a wholly owned subsidiary of Precise Holding Corporation) as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precise Technology, Inc. as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 14, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Precise Technology, Inc.

We have audited the accompanying consolidated statements of income, stockholder's equity and cash flows of Precise Technology, Inc. and Subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Precise Technology, Inc. and Subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          GRANT THORNTON LLP

Pittsburgh, Pennsylvania
February 10, 1995

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                        JUNE 30,      --------------------------
                                                                          1997           1996           1995
                                                                       -----------    -----------    -----------
                                                                       (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $ 1,640,566    $ 1,310,564    $    25,676
  Accounts receivable, net..........................................    11,662,944     13,121,818      4,589,531
  Inventories.......................................................     8,105,110      9,856,257      2,205,035
  Prepaid expenses and other........................................       258,558        440,356        113,574
  Deferred income taxes.............................................     1,544,578      1,496,164        165,578
  Assets held for sale..............................................            --        900,000             --
                                                                       -----------    -----------    -----------
     TOTAL CURRENT ASSETS...........................................    23,211,756     27,125,159      7,099,394

Property, plant, and equipment, net.................................    41,413,834     42,063,423     11,567,762

Intangible and other assets, net....................................    29,131,476     29,870,714        195,931
                                                                       -----------    -----------    -----------
     TOTAL ASSETS...................................................   $93,757,066    $99,059,296    $18,863,087
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                         LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
CURRENT LIABILITIES:
  Line of credit....................................................   $        --    $   300,000    $ 2,284,247
  Current maturities of long-term debt..............................     4,496,418      7,641,105      1,083,410
  Accounts payable..................................................     5,220,004      6,896,159      2,900,023
  Accrued liabilities...............................................     4,904,507      4,865,381        794,960
  Tooling deposits..................................................     2,212,857      2,063,833        631,899
                                                                       -----------    -----------    -----------
     TOTAL CURRENT LIABILITIES......................................    16,833,786     21,766,478      7,694,539
Long-term debt, less current maturities.............................    84,039,992     56,570,692      4,170,676
Deferred income taxes...............................................     2,234,296      5,189,259      1,388,059
Payable to Sunderland...............................................            --        330,000        210,000
COMMITMENTS AND CONTINGENCIES.......................................            --             --             --
Redeemable preferred stock..........................................            --      8,250,000             --
STOCKHOLDER'S (DEFICIT) EQUITY:
  9-1/2% preferred stock, $10,000 stated value;
     500 shares authorized, 331.46 shares issued and
     outstanding (retired March 29, 1996)...........................            --             --      3,314,617
  Common stock, no par value; 1,000 shares authorized,

     and 1 share, 125 shares and 1 share issued and outstanding at
     June 30, 1997, December 31, 1996 and December 31, 1995,
     respectively...................................................         1,000      3,315,617          1,000
  Additional paid-in capital........................................     3,554,711      3,554,711      1,649,000
  Minimum pension liability.........................................            --             --       (119,744)
  Retained (deficit) earnings.......................................   (12,906,719)        82,539        554,940
                                                                       -----------    -----------    -----------
     TOTAL STOCKHOLDER'S (DEFICIT) EQUITY...........................    (9,351,008)     6,952,867      5,399,813
                                                                       -----------    -----------    -----------
     TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY...........   $93,757,066    $99,059,296    $18,863,087
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                             See accompanying notes

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

                       CONSOLIDATED STATEMENTS OF INCOME

                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                   JUNE 30,                    JUNE 30,                    YEAR ENDED DECEMBER 31,
                           -------------------------   -------------------------   ---------------------------------------
                              1997          1996          1997          1996          1996          1995          1994
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                  (UNAUDITED)                 (UNAUDITED)
Net sales...............   $25,470,151   $28,253,341   $51,794,814   $37,342,818   $93,289,323   $33,542,305   $33,156,938
Cost of sales...........    21,254,890    23,600,848    42,867,874    30,756,987    76,477,016    25,876,623    26,807,339
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit............     4,215,261     4,652,493     8,926,940     6,585,831    16,812,307     7,665,682     6,349,599
Selling, general, and
  administrative........     2,133,774     2,060,738     4,272,119     3,160,738     7,262,187     4,454,271     3,915,469
Plant closure costs.....            --            --            --            --       670,600            --            --
Amortization of
  intangible assets.....       319,875       332,937       608,255       375,438     1,042,533        37,013        26,073
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating income........     1,761,612     2,258,818     4,046,566     3,049,655     7,836,987     3,174,398     2,408,057
Other expense (income):
  Interest expense......     2,039,572     1,899,299     3,874,518     2,160,359     6,131,234       810,174       956,160
  Other.................       895,709         6,971       891,870         4,578       (25,423)      147,866       (71,896)
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
(Loss) income before
  income taxes and
  extraordinary item....    (1,173,669)      352,548      (719,822)      884,718     1,731,176     2,216,358     1,523,793
Provision for income
  taxes.................       328,413       281,471       614,619       640,718     1,264,854       941,426       573,778
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net (loss) income before
  extraordinary item....    (1,502,082)       71,077    (1,334,441)      244,000       466,322     1,274,932       950,015
Extraordinary item,
  net of tax............    (4,840,500)           --    (4,840,500)           --            --            --            --
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net (loss) income.......   $(6,342,582)  $    71,077   $(6,174,941)  $   244,000   $   466,322   $ 1,274,932   $   950,015
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------

                             See accompanying notes

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S (DEFICIT) EQUITY

                             PREFERRED STOCK
                                  9 1/2%             COMMON STOCK       ADDITIONAL    MINIMUM      RETAINED
                           --------------------   -------------------    PAID-IN      PENSION     (DEFICIT)
                           SHARES     AMOUNT      SHARES    AMOUNTS      CAPITAL     LIABILITY     EARNINGS        TOTAL
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------
Balance at December 31,
  1993...................     --    $        --       1    $    1,000   $1,649,000   $     --    $ (1,355,118)  $   294,882
  Issuance of preferred
    stock................    331      3,314,617      --            --          --          --              --     3,314,617
  Minimum pension
    liability............     --             --      --            --          --    (164,570)             --      (164,570)
  Net income.............     --             --      --            --          --          --         950,015       950,015
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------
Balance at December 31,
  1994...................    331      3,314,617       1         1,000   1,649,000    (164,570)       (405,103)    4,394,944
  Dividends..............     --             --      --            --          --          --        (314,889)     (314,889)
  Minimum pension
    liability............     --             --      --            --          --      44,826              --        44,826
  Net income.............     --             --      --            --          --          --       1,274,932     1,274,932
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------
Balance at December 31,
  1995...................    331      3,314,617       1         1,000   1,649,000    (119,744)        554,940     5,399,813
  Capital contribution...     --             --      --            --     750,000          --              --       750,000
  Exchange of stock......   (331)    (3,314,617)    124     3,314,617          --          --              --            --
  Dividends..............     --             --      --            --          --          --        (938,723)     (938,723)
  Minimum pension
    liability............     --             --      --            --          --     119,744              --       119,744
  Discounts related to
    warrants,
    net of tax...........     --             --      --            --   1,155,711          --              --     1,155,711
  Net income.............     --             --      --            --          --          --         466,322       466,322
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------

Balance at December 31,
  1996...................     --             --     125     3,315,617   3,554,711          --          82,539     6,952,867
  Redemption of stock
    (unaudited)..........     --             --    (124)   (3,314,617)         --          --              --    (3,314,617)
  Dividends
    (unaudited)..........     --             --      --            --          --          --      (6,814,317)   (6,814,317)
  Net loss (unaudited)...     --             --      --            --          --          --      (6,174,941)   (6,174,941)
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------
Balance at June 30, 1997
  (unaudited)............     --    $        --       1    $    1,000   $3,554,711   $     --    $(12,906,719)  $(9,351,008)
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------
                           ------   -----------   ------   ----------   ----------   ---------   ------------   -----------

                             See accompanying notes

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          SIX MONTHS ENDED
                                              JUNE 30,                      YEAR ENDED DECEMBER 31,
                                     ---------------------------   ------------------------------------------
                                         1997           1996           1996           1995           1994
                                     ------------   ------------   ------------   ------------   ------------
                                             (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income..................  $ (6,174,941)  $    244,000   $    466,322   $  1,274,932   $    950,015
Adjustments to reconcile net (loss)
  income to net cash provided by
  operating activities:
    Extraordinary item, net of
      tax..........................     4,840,500             --             --             --             --
    Depreciation and
      amortization.................     3,300,974      2,093,801      5,353,253      1,445,953      1,061,628
    Amortization of original issue
      discount and financing
      fees.........................       400,939        183,000        669,945             --             --
    Loss (gain) on sale of
      equipment....................        42,119          5,498        (36,628)       140,637        (61,809)
    Provision for loss on sale of
      Rochester plant..............            --             --        301,000             --             --
    Deferred income taxes..........      (685,979)       113,574        348,388        527,426        368,061
    Changes in assets and
      liabilities:
      Accounts receivable..........     1,458,874      1,660,983      3,021,575        800,300     (1,785,531)
      Inventories..................     1,751,147        (85,673)      (418,504)       (79,888)       373,748
      Other assets.................      (106,386)      (323,075)       367,405        265,428        (60,694)
      Accounts payable.............    (1,676,155)     1,120,388       (808,771)      (460,851)     1,570,383
      Tooling deposits.............       149,024         (2,989)       350,107       (213,853)    (1,032,249)
      Accrued liabilities..........       816,594        896,362        (11,997)      (530,181)       (56,120)
                                     ------------   ------------   ------------   ------------   ------------
Net cash provided by operating
  activities.......................     4,116,710      5,905,869      9,602,095      3,169,903      1,327,432

INVESTING ACTIVITIES
Capital expenditures...............    (1,729,502)      (955,063)    (2,175,425)    (1,045,756)    (2,075,197)
Proceeds from sale of fixed
  assets...........................     1,315,400         65,500        346,481         47,758        106,872
Net cash used in business
  acquisitions.....................            --    (63,801,356)   (63,801,356)            --             --
                                     ------------   ------------   ------------   ------------   ------------
Net cash used in investing

  activities.......................      (414,102)   (64,690,919)   (65,630,300)      (997,998)    (1,968,325)

FINANCING ACTIVITIES
Borrowings on revolving line of
  credit...........................    11,800,000      4,600,276     25,941,687     34,981,655     32,563,998
Payments on revolving line of
  credit...........................    (5,100,000)    (5,884,523)   (27,925,934)   (35,166,657)   (31,919,296)
Proceeds from bond issuance........    75,000,000             --             --             --             --
Repayment of long-term debt........   (60,207,032)    (5,773,386)    (7,605,189)    (1,902,301)    (1,226,699)
Prepayment of debt premiums........    (2,398,940)            --             --             --             --
Payment of financing costs.........    (4,087,700)    (4,743,748)    (4,743,748)            --        (68,149)
Redemption of common stock.........    (3,314,617)            --             --             --             --
Redemption of preferred stock......    (8,250,000)            --             --             --             --
Dividends paid on common and
  preferred stock..................    (6,814,317)            --       (938,723)      (314,889)            --
Proceeds from senior term notes....            --     40,000,000     40,000,000             --             --
Proceeds from senior subordinated
  notes............................            --     20,000,000     20,000,000             --             --
Proceeds from issuance of preferred
  stock............................            --      8,250,000      8,250,000             --             --
Proceeds from term note............            --      3,585,000      3,585,000        200,000      1,300,000
Capital contribution...............            --        750,000        750,000             --             --
                                     ------------   ------------   ------------   ------------   ------------
Net cash (used in) provided by
  financing activities.............    (3,372,606)    60,783,619     57,313,093     (2,202,192)       649,854
                                     ------------   ------------   ------------   ------------   ------------

Net increase (decrease) in cash....       330,002      1,998,569      1,284,888        (30,287)         8,961
Cash at beginning of period........     1,310,564         25,676         25,676         55,963         47,002
                                     ------------   ------------   ------------   ------------   ------------
Cash at end of period..............  $  1,640,566   $  2,024,245   $  1,310,564   $     25,676   $     55,963
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------

                             See accompanying notes

                                         SIX MONTHS ENDED
                                             JUNE 30,                 YEAR ENDED DECEMBER 31,
                                     ------------------------   -----------------------------------
                                        1997         1996          1996         1995        1994
                                     ----------   -----------   -----------   --------   ----------
                                           (UNAUDITED)
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
  Cash paid during the period for:
  Interest.........................  $3,244,632   $ 1,038,822   $ 5,197,957   $828,857   $  796,379
                                     ----------   -----------   -----------   --------   ----------
                                     ----------   -----------   -----------   --------   ----------
  Income taxes.....................  $  339,323   $   384,525   $   773,528   $293,582   $   41,016
                                     ----------   -----------   -----------   --------   ----------
                                     ----------   -----------   -----------   --------   ----------
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING
  ACTIVITIES
  Capital lease agreements for
    equipment......................  $  729,586   $ 2,209,982   $ 4,200,501   $535,812   $2,328,455
                                     ----------   -----------   -----------   --------   ----------
                                     ----------   -----------   -----------   --------   ----------
  Assets acquired and liabilities
    assumed in connection with
    acquisitions
    Fair value of assets
      acquired.....................  $       --   $81,200,112   $81,200,112   $     --   $       --
    Liabilities assumed............          --    12,248,954    12,248,954         --           --
                                     ----------   -----------   -----------   --------   ----------
    Cash paid......................          --    68,951,158    68,951,158         --           --
    Less fees and expenses.........          --    (4,743,748)   (4,743,748)        --           --
    Less cash acquired.............          --      (406,054)     (406,054)        --           --
                                     ----------   -----------   -----------   --------   ----------
    Net cash paid for
      acquisitions.................  $       --   $63,801,356   $63,801,356   $     --   $       --
                                     ----------   -----------   -----------   --------   ----------
                                     ----------   -----------   -----------   --------   ----------
Issuance of preferred stock for
  cancellation of debt
  Note reduction...................  $       --   $        --   $        --   $     --   $2,862,500
  Accrued interest reduction.......          --            --            --         --      452,117
                                     ----------   -----------   -----------   --------   ----------
  Preferred stock issued...........  $       --   $        --   $        --   $     --   $3,314,617
                                     ----------   -----------   -----------   --------   ----------
                                     ----------   -----------   -----------   --------   ----------


                             See accompanying notes

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND ACTIVITIES

The accompanying consolidated financial statements include the accounts of Precise Technology, Inc. (Company) and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated.

The Company is a wholly owned subsidiary of Precise Holding Corporation (Precise Holding) which is a majority-owned subsidiary of Sunderland Industrial Holdings Corporation (Sunderland).

The Company is a full-service custom injection molder of highly engineered, close tolerance, precision plastic products. The Company also has extensive mold manufacturing capabilities. The Company's marketing focus is to service a diverse base of original equipment manufacturers in the health care, packaging, and consumer/industrial markets. The Company has nine facilities located throughout the Eastern and Midwestern United States.

INTERIM FINANCIAL STATEMENTS

The financial statements of the Company for the three and six months ended June 30, 1997 and 1996 and the related footnote information are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) which the Company considers necessary for a fair presentation of the information set forth therein. Results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of original purchase to be cash equivalents.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. Market is net realizable value.

REVENUE RECOGNITION

Finished Products--Revenue from product sales is recognized at the time products are shipped.


Tooling and Dies--Cost of tooling and dies purchased or produced are included in inventory. Tooling deposits represent progress billings related to the manufacture of tools and dies for customers. Income from contracts for the manufacture of customer tooling is accounted for under the completed-contract method of accounting, which recognizes revenue upon completion of contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Contracts are considered substantially complete upon acceptance by the customer.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line method based on estimated useful lives, as follows:

Building and improvements                            5-40 years
Machinery and equipment                              3-10 years

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease. Expenses for repairs, maintenance and renewals are charged to operations as incurred. Expenditures which improve an asset or extend its useful life are capitalized.

INTANGIBLES

Goodwill--Goodwill represents the excess of amounts paid and liabilities assumed over the fair value of identifiable tangible and intangible assets acquired. This amount is amortized using the straight-line method over a period of 25 years. The Company evaluates the carrying value of goodwill for potential impairment on an ongoing basis. Such evaluation considers projected future operating results, trends and other circumstances. When factors indicate that goodwill could be impaired, the Company uses an estimate of the related business' undiscounted future cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable. If such an analysis indicates that impairment has occurred, the Company adjusts the book value of the goodwill to fair value.

Deferred Financing Cost--Deferred financing costs relate to the costs of obtaining financing. These costs are being amortized over the period the related loans are outstanding.

Noncompete Agreements--Noncompete agreements relate to contracts executed in conjunction with the acquisitions. Such agreements are being amortized over the life of the contracts.

INCOME TAXES

The Company is a member of a controlled group of companies. As such, annual elections are made to share credits and exemptions as allowed under federal income tax laws. Deferred taxes are provided for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company adjusted their estimate for accrued workers' compensation expense as of March 31, 1997 due to favorable claims experience. The adjustment increased net income, by approximately $201,000 for the six months ended June 30, 1997.

RECLASSIFICATION

Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the 1996 presentation.

2. ACQUISITIONS

(A) UNITY MOLD CORPORATION (UNITY)

On January 25, 1996, the Company acquired all of the outstanding common stock of Unity for $3,710,000 including transaction costs of approximately $125,000. Unity operates in the same lines of business as the Company. The results of operations for Unity are included in the consolidated statement of income from the date of acquisition. The purchase price and transaction costs were primarily funded through the issuance of a $3,585,000 term note. The acquisition was accounted for using the purchase method of accounting and

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. ACQUISITIONS (CONTINUED)


(A) UNITY MOLD CORPORATION (UNITY) (CONTINUED)

accordingly, the purchase price and transaction costs were allocated to the assets acquired and liabilities assumed based upon their relative fair values. The Company recorded goodwill of approximately $1,610,000, in connection with the acquisition which is being amortized on a straight-line basis over 25 years.

(B) TREDEGAR MOLDED PRODUCTS (TREDEGAR)

On March 29, 1996, the Company purchased all of the issued and outstanding common stock of Tredegar and its wholly owned subsidiary, Polestar Plastics Manufacturing Co., for $65,241,000 including transaction costs of approximately $5,241,000. The results of operations for Tredegar are included in the consolidated statement of income from the date of acquisition. The purchase price and transaction costs were funded through the issuance of two senior term notes of $22,500,000 and $17,500,000, $20,000,000 in senior subordinated notes, $5,750,000 in Series A cumulative exchangeable preferred stock, $2,500,000 in Series B cumulative redeemable preferred stock, and a $750,000 capital contribution from Precise Holding. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price and transaction costs were allocated to the assets acquired and liabilities assumed based upon their relative fair values. The Company recorded goodwill of approximately $24,400,000 in connection with the acquisition, which is being amortized on a straight-line basis over 25 years.

The following table sets forth the pro forma unaudited results of operations for each period in which acquisitions occurred and for the immediately preceding period as if the above acquisitions were consummated at the beginning of the immediately preceding period.

                                                              DECEMBER 31,
                                                      ----------------------------
                                                          1996            1995
                                                      ------------    ------------
Net sales..........................................   $114,658,000    $129,692,000
Net income (loss)..................................   $    692,000    $   (661,000)

3. ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

Accounts receivable are presented net of allowance for doubtful accounts of $60,000, $60,000 and $100,000 as of June 30, 1997, December 31, 1996 and 1995,
respectively. Management continually evaluates its accounts receivable and adjusts its allowance for doubtful accounts for changes in potential credit risk. For the six months ended June 30, 1997, sales to one customer accounting for 10% or more of net sales were $9,910,000. For the year ended December 31, 1996 sales to two customers accounting for 10% or more of net sales were $14,085,000 and $12,263,000. For the years ended December 31, 1995 and 1994, sales to two customers accounting for 10% or more of net sales were $10,106,000 and $3,643,000 in 1995 and $6,848,000 and $6,288,000 in 1994. The Company does not require collateral for its trade accounts receivable and maintains an allowance for doubtful accounts.

4. INVENTORIES

The major components of inventories were as follows:

                                                                         DECEMBER 31,
                                                    JUNE 30,      --------------------------
                                                      1997           1996           1995
                                                   -----------    -----------    -----------
                                                   (UNAUDITED)
Finished products...............................   $ 2,590,062    $ 2,971,774    $   742,462
Raw materials...................................     3,205,023      4,208,211        773,149
Tooling and dies................................     2,310,025      2,676,272        689,424
                                                   -----------    -----------    -----------
                                                   $ 8,105,110    $ 9,856,257    $ 2,205,035
                                                   -----------    -----------    -----------
                                                   -----------    -----------    -----------

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. PROPERTY, PLANT, AND EQUIPMENT

                                                                         DECEMBER 31,
                                                    JUNE 30,      --------------------------
                                                      1997           1996           1995
                                                   -----------    -----------    -----------
                                                   (UNAUDITED)
Land............................................   $ 2,193,750    $ 2,193,750    $   686,609
Buildings and leasehold improvements............     9,067,575     10,229,961      5,214,301
Machinery and equipment.........................    39,715,312     37,503,277      9,866,999
                                                   -----------    -----------    -----------
                                                    50,976,637     49,926,988     15,767,909
Accumulated depreciation and amortization.......    (9,562,803)    (7,863,565)    (4,200,147)
                                                   -----------    -----------    -----------
Net property, plant, and equipment..............   $41,413,834    $42,063,423    $11,567,762
                                                   -----------    -----------    -----------
                                                   -----------    -----------    -----------


Depreciation and amortization expense on property, plant, and equipment was approximately $2,667,000, $1,735,000, $4,213,000, $1,154,000, and $1,013,000 for
the six months ended June 30, 1997 and 1996 and for the years ended 1996, 1995, and 1994, respectively.

6. INTANGIBLE AND OTHER ASSETS

Intangible and other assets consisted of the following:

                                                                         DECEMBER 31,
                                                    JUNE 30,      --------------------------
                                                      1997           1996           1995
                                                   -----------    -----------    -----------
                                                   (UNAUDITED)
Goodwill........................................   $25,716,823    $26,010,395    $        --
Deferred financing costs........................     4,087,700      4,743,748         68,148
Noncompete agreements...........................       556,666        556,666             --
Intangible pension asset and other..............       393,850        147,235        161,528
                                                   -----------    -----------    -----------
Total...........................................    30,755,039     31,458,044        229,676
Accumulated amortization........................    (1,623,563)    (1,587,330)       (33,745)
                                                   -----------    -----------    -----------
Intangible and other assets, net................   $29,131,476    $29,870,714    $   195,931
                                                   -----------    -----------    -----------
                                                   -----------    -----------    -----------

In connection with the Refinancing Transactions, the Company expensed approximately $3,829,000 of unamortized deferred financing cost, related to the Prior Credit Agreement and the Retired Notes. Such costs are included in the Company's extraordinary loss, net of tax, for the six months ended June 30, 1997. Financing costs incurred in connection with obtaining the 11 1/8% Senior Subordinated Notes (Notes) and the New Credit Agreement (NCA) of approximately $4,088,000 have been deferred by the Company as of June 30, 1997 and will be amortized over the period the Notes and the NCA are outstanding.

7. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                    JUNE 30,      --------------------------
                                                      1997           1996           1995
                                                   -----------    -----------    -----------
                                                   (UNAUDITED)
11 1/8% Senior Subordinated Notes (a)............   $75,000,000    $        --    $       --

New Credit Agreement(b)..........................     7,000,000             --            --
Prior Credit Agreement (c):
  Term Note A....................................            --     21,562,500            --
  Term Note B....................................            --     17,500,000            --
Retired Notes (d)................................            --     20,000,000            --
Other notes (e)..................................       457,040        585,261     1,803,936
Capitalized lease obligations (Note 11)..........     6,079,370      6,366,091     3,450,150
                                                    -----------    -----------    ----------
                                                     88,536,410     66,013,852     5,254,086
Less:
  Current maturities of long-term debt...........    (4,496,418)    (7,641,105)   (1,083,410)
  Unamortized discount on Retired Notes..........            --     (1,802,055)           --
                                                    -----------    -----------    ----------
                                                    $84,039,992    $56,570,692    $4,170,676
                                                    -----------    -----------    ----------
                                                    -----------    -----------    ----------

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG-TERM DEBT (CONTINUED)

(A) 11 1/8% SENIOR SUBORDINATED NOTES DUE 2007 (NOTES)

On June 13, 1997, the Company issued $75,000,000 of Notes. The Company used the net proceeds from the issuance of the Notes and approximately $8,200,000 of borrowings under its New Credit Agreement to extinguish certain existing indebtedness, redeem its redeemable preferred stock, repurchase certain shares of its common stock, make a distribution to its Parent, and pay fees and expenses related to these Refinancing Transactions. These Refinancing Transactions resulted in the recording of an extraordinary loss during June 1997 of approximately $4,840,500, net of tax.

The Notes accrue interest at the rate of 11 1/8% per annum and are payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 1997.

The Notes are subordinated in right of payment to all existing and future senior indebtedness of the Company and are guaranteed on a senior subordinated basis by all of the Company's subsidiaries.

The Notes are redeemable at the option of the Company on and after June 15, 2002 at prices decreasing from 105.563% of the principal amount thereof to par on June 15, 2005 and thereafter. The Company is required to redeem the outstanding notes based upon certain events as described in the Note Indenture.


The Note Indenture requires the Company and its subsidiaries to comply with certain restrictive covenants, including a restriction on dividends and limitations on the incurrence of indebtedness and the issuance of preferred stock.

(B) NEW CREDIT AGREEMENT (NCA)

On June 13, 1997, the Company entered into a $30,000,000 NCA with a financial institution. Borrowings under the NCA may be used to fund the Company's working capital requirements, finance certain permitted acquisitions and general corporate requirements of the Company and pay fees and expenses related to the foregoing. Up to $2,000,000 of the total NCA commitment is available for the issuance of standby letters of credit, which borrowings reduce amounts available under the NCA. The Company is required to pay a .50% fee on the average daily unused portion of the NCA. The Company is also subject to mandatory prepayment terms as described in the NCA. The NCA expires in 2002.

Borrowings under the NCA accrue interest, at the option of the Company, at either LIBOR (5.69% at June 30, 1997) plus 2.5% or the financial institution's prime rate (8.5% at June 30, 1997) plus 1.5%.

The Company has classified approximately $5,000,000 of borrowings under the NCA as long-term as of June 30, 1997 due to its ability and intent to maintain such borrowings on a long-term basis.

The NCA is guaranteed on a senior basis by the Company's Parent and by all of the Company's subsidiaries and is collateralized by substantially all of the Company's and its subsidiaries' assets. The NCA contains certain covenants which require the Company to maintain leverage ratios, fixed charge and interest coverage ratios, and minimum net worth. The NCA further limits capital expenditures, declaration of dividends and other restricted payments, and additional indebtedness. The NCA also restricts the sale or tranferring of the Company's assets or capital stock.

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG-TERM DEBT (CONTINUED)

(C) PRIOR CREDIT AGREEMENT (PCA)

On March 28, 1996, the Company entered into a $53,000,000 PCA with a financial institution that was comprised of a $13,000,000 revolving line of credit and two term notes (A and B) of $22,500,000 and $17,500,000, respectively.

The PCA obligations of $37,257,000, including accrued interest of $250,000, were extinguished with the proceeds of the Notes and the NCA on June 13, 1997. The extinguishment required a termination fee of approximately $221,000 which is included in the Company's extraordinary loss, net of tax for the six months ended June 30, 1997.

(D) RETIRED NOTE AGREEMENT (RNA)

On March 29, 1996, the Company issued two $10,000,000 subordinated notes under the RNA. The RNA obligations of $20,000,000 were extinguished with the proceeds of the Notes and the NCA on June 13, 1997. The extinguishment required prepayment premiums of $2,178,000 which are included in extraordinary loss, net of tax, for the six months ended June 30, 1997.

The subordinated note holders also entered into a Warrant Purchase Agreement pursuant to which, in connection with their purchase of the subordinated notes, one note holder acquired one warrant exercisable to purchase 570 shares of Precise Holding common stock and the other note holder acquired two warrants exercisable to purchase 371 and 199 shares of Precise Holding common stock, respectively. The warrants can be exercised at any time up to March 29, 2006 for an exercise price of $.01 per share. The warrants were originally recorded at fair value. The value ascribed to the warrants to purchase the Precise Holding common stock resulted in a discount to the subordinated notes and an addition to paid-in capital of approximately $1,900,000. The addition to paid-in capital is net of tax of approximately $744,000. The discount was being amortized over the life of the subordinated notes using the interest method yielding an effective interest rate of 14.12%. The unamortized debt discount of approximately $1,744,000 was expensed at June 13, 1997 in connection with the RNA Extinguishment and is included in the Company's extraordinary loss, net of tax, for the six months ended June 30, 1997.

(E) OTHER NOTES

The Company has various other notes of approximately $457,000 at June 30, 1997. The notes are payable in monthly installments ranging from $3,756 to $7,697 commencing March 1, 1995 through March 2, 2000. The notes accrue interest at rates varying from 4.8% to 8.15%.

Five-year maturities of long-term debt are as follows:

                                                            DEBT OBLIGATIONS
                                                            ----------------
Six months ended December 31, 1997.......................     $  3,224,993
1998.....................................................        2,539,151
1999.....................................................        1,795,047
2000.....................................................          813,913
2001.....................................................          163,306
2002.....................................................        5,000,000
Thereafter...............................................       75,000,000
                                                            ----------------
                                                              $ 88,536,410
                                                            ----------------
                                                            ----------------


                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents--The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Long-term debt--The carrying amounts of the Company's borrowings under its short-term revolving credit agreements approximate their fair value. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying amounts and fair values of the Company's financial instruments at June 30, 1997, December 31, 1996 and 1995 are as follows:

                                        JUNE 30,                                 DECEMBER 31,
                                          1997               ----------------------------------------------------
                                -------------------------              1996                        1995
                                       (UNAUDITED)           -------------------------    -----------------------
                                 CARRYING        FAIR         CARRYING        FAIR         CARRYING       FAIR
                                  AMOUNT         VALUE         AMOUNT         VALUE         AMOUNT       VALUE
                                -----------   -----------    -----------   -----------    ----------   ----------
Cash and cash equivalents.....  $ 1,640,566   $ 1,640,566    $ 1,310,564   $ 1,310,564    $   25,676   $   25,676
Line of credit................  $        --   $        --    $   300,000   $   300,000    $2,284,247   $2,284,247
Long-term debt................  $88,536,410   $88,536,410    $64,211,797   $64,211,797    $5,254,086   $5,254,086

9. EMPLOYEE BENEFIT PLANS

Prior to October 31, 1995, the Company sponsored two noncontributory defined benefit pension plans covering substantially all union and tool shop employees. Benefits were generally based on years of service and benefit rates stated in the related plan agreements. The Company made annual contributions to these plans of at least the minimum funding required by the Employee Retirement Income Security Act of 1974. Pension costs were determined by an independent actuary using the projected unit credit cost method. Effective October 31, 1995, the Company amended the defined benefit pension plan covering tool shop employees to curtail the plan. Each participant had the option of receiving either a lump-sum distribution, or a direct distribution to another qualified plan. No gain or loss occurred as a result of the curtailment. As of December 31, 1996, all plan assets have been distributed to the tool shop employees. The union plan continues to accrue benefits and has not been amended.

The plan's assets are held by independent trustees and are invested primarily in guaranteed fixed income insurance contracts. The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.1% and 8%, respectively, at December 31, 1996 and 1995. The expected long-term rate of return on plan assets was 8.5% for both 1996 and 1995.

The Company's pension expense for its defined benefit pension plan consists of the following components for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994:

                                                                                            DECEMBER 31,
                                                                    JUNE 30,      ---------------------------------
                                                                      1997          1996        1995         1994
                                                                   -----------    --------    ---------    --------
                                                                   (UNAUDITED)
Service cost for benefits earned during the year................    $  16,232     $ 34,515    $  48,665    $ 52,850
Interest cost on projected benefit obligation...................       44,146       82,964      112,397     103,587
Actual return on plan assets....................................      (47,876)     (88,642)    (126,099)    (77,375)
Net amortization and deferral...................................        7,060       15,266       14,527     (18,567)
                                                                   -----------    --------    ---------    --------
Net periodic pension cost                                           $  19,562     $ 44,103    $  49,490    $ 60,495
                                                                   -----------    --------    ---------    --------
                                                                   -----------    --------    ---------    --------

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

The following sets forth the funded status of the Company's defined benefit plan and amounts recognized in the accompanying balance sheets as of December 31:

                                                                                          1996              1995
                                                                                     --------------    --------------

Vested benefit obligation.........................................................     $1,056,958        $1,413,493
                                                                                     --------------    --------------
                                                                                     --------------    --------------
Accumulated benefit obligation (ABO)..............................................     $1,113,079        $1,488,393
Plan assets at estimated fair value...............................................      1,119,555         1,524,796
                                                                                     --------------    --------------
Plan assets in excess of ABO......................................................          6,476            36,403
Unrecognized net loss.............................................................        196,344           237,309
Unrecognized prior service cost...................................................         97,795           105,755
Minimum liability adjustment......................................................             --          (313,920)
                                                                                     --------------    --------------
Prepaid pension asset.............................................................     $  300,615        $   65,547
                                                                                     --------------    --------------
                                                                                     --------------    --------------

In addition, the Company sponsors a defined contribution 401(k) plan which covers substantially all non-union employees at the Tredegar and Unity facilities. Under the terms of the 401(k) plan, the Company matches 25% of employees' contributions up to 6% of employees' salaries. Contributions made by the Company to the defined contribution 401(k) plan were approximately $75,000, $10,000 and $69,000 for the six months ended June 30, 1997 and 1996, and for the year ended December 31, 1996, respectively.

The Company also sponsors a defined contribution 401(k) plan which covers substantially all non-union employees at the other Company facilities. Under the terms of the 401(k) plan, the Company matches 50% of employees' contributions up to 5% of employee salary, and provides a discretionary contribution of 3.5% of eligible employees' salaries to the plan, for a combined total of up to 6% of eligible employees' earnings. Contributions made by the Company to the defined contribution 401(k) plan were approximately $178,000, $161,000, $329,000, $257,000 and $138,000 for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. INCOME TAXES

Income tax expense consisted of the following for the six months ended June 30, 1997 and 1996 and for the years ended December 31:

                                                     SIX MONTHS ENDED
                                                         JUNE 30,

                                                 1997                1996             1996         1995        1994
                                           ----------------    ----------------    ----------    --------    --------
                                                       (UNAUDITED)
Current:
  Federal...............................      $     626,385        $    294,730    $  586,466    $275,000    $145,297
  State.................................            278,821             166,587       330,000     139,000      60,420
                                           ----------------    ----------------    ----------    --------    --------
                                                    905,206             461,317       916,466     414,000     205,717
Deferred:
  Federal...............................           (253,332)            211,437       412,388     472,569     315,015
  State.................................            (37,255)            (32,036)      (64,000)     54,857      53,046
                                           ----------------    ----------------    ----------    --------    --------
                                                   (290,587)            179,401       348,388     527,426     368,061
                                           ----------------    ----------------    ----------    --------    --------
Total income taxes......................      $     614,619        $    640,718    $1,264,854    $941,426    $573,778
                                           ----------------    ----------------    ----------    --------    --------
                                           ----------------    ----------------    ----------    --------    --------

A reconciliation of U.S. income tax computed at the statutory rate and actual expense is as follows for the six months ended June 30, 1997 and 1996 and for the years ending December 31:

                                              SIX MONTHS ENDED
                                                   JUNE 30
                                            ---------------------
                                              1997         1996         1996         1995        1994
                                            ---------    --------    ----------    --------    --------
                                                 (UNAUDITED)
Amount computed at statutory rate.........  $(245,000)   $301,000    $  589,000    $754,000    $518,000
State and local taxes less applicable
  federal income tax......................    (38,000)     80,000       156,000     212,000      91,000
Goodwill and other amortization...........    241,000     246,000       367,000          --          --
Expiration of state tax net operating loss
  carryforward............................    346,000          --            --          --          --
Other.....................................    310,619      13,718       152,854     (24,574)    (35,222)
                                            ---------    --------    ----------    --------    --------
                                            $ 614,619    $640,718    $1,264,854    $941,426    $573,778
                                            ---------    --------    ----------    --------    --------
                                            ---------    --------    ----------    --------    --------

The components of the net deferred tax asset and liability at December 31 are as follows:

                                                                JUNE 30, 1997       1996          1995
                                                                -------------    ----------    ----------
                                                                 (UNAUDITED)

Deferred tax assets:
  Receivables................................................    $   120,197     $  111,271    $   49,746
  Inventory..................................................        303,242        257,345        65,406
  Accrued expenses...........................................      1,607,034      1,529,244       103,589
  Related party financing costs..............................        235,680             --            --
  Plant closing costs........................................        342,522        643,006            --
  Federal net operating losses...............................      1,756,000             --            --
  State net operating losses.................................        248,160        191,969       145,089
  Pension....................................................        169,297        142,519       100,896
  AMT credit carryforward....................................         33,436         33,433        56,109
                                                                -------------    ----------    ----------
Total deferred tax assets....................................      4,815,568      2,908,787       520,835
Deferred tax liabilities:
  Inventory..................................................        125,497        124,021            --
  Property, plant, and equipment.............................      5,379,789      5,741,059     1,628,480
  Pension....................................................             --             --       114,836
  Debt discount..............................................             --        736,802            --
                                                                -------------    ----------    ----------
Total deferred tax liabilities...............................      5,505,286      6,601,882     1,743,316
                                                                -------------    ----------    ----------
Net deferred tax liabilities.................................    $   689,718     $3,693,095    $1,222,481
                                                                -------------    ----------    ----------
                                                                -------------    ----------    ----------

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. INCOME TAXES (CONTINUED)

The Company had net operating losses for state income tax purposes at June 30, 1997, December 31, 1996 and 1995 of approximately $4,700,000, $3,711,000 and
$1,557,000, respectively. The state net operating losses can be carried forward and used to offset the Company's taxable income in certain states. The state loss carryforwards are subject to limitations as to the amount and timing of their use. For financial reporting purposes, a valuation allowance has not been recognized to offset the deferred tax assets relating to those carryforwards at June 30, 1997, December 31, 1996 and 1995. The state net operating loss carryforwards will expire beginning in 1997 and ending in 2009.

The Company had minimum tax credit carryforwards for federal tax purposes at June 30, 1997, December 31, 1996 and 1995 of approximately $33,000, $33,000 and
$56,000, respectively. The minimum tax credits can be carried forward indefinitely.

The Company is included in the consolidated federal income tax return of

Sunderland. For financial statement purposes, the Company calculates and reports its current and deferred income taxes as if a separate return was filed by the Company. The Company's federal taxable income can be offset by Sunderland's federal net operating losses. The Company reimburses Sunderland for the tax benefit it receives from Sunderland's net operating losses. The payable to Sunderland for the utilization of such tax benefit was $0, $330,000 and $210,000 as of June 30, 1997, December 31, 1996 and 1995, respectively.

11. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

The Company leases certain production and office equipment and vehicles. These leases are subject to renewal options for varying periods. Future minimum payments under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following as of June 30, 1997:

                                                                                CAPITAL      OPERATING
                                                                                LEASES         LEASES
                                                                              -----------    ----------
Six months ended December 31, 1997.........................................   $ 1,378,564    $  814,441
1998.......................................................................     2,708,902     1,241,548
1999.......................................................................     1,779,493     1,185,615
2000.......................................................................       872,192       854,197
2001.......................................................................       188,394       316,126
2002.......................................................................            --       103,106
Thereafter.................................................................            --            --
                                                                              -----------    ----------
Total minimum lease payments                                                  $ 6,927,545    $4,515,033
                                                                                             ----------
                                                                                             ----------
Less amounts representing interest.........................................      (848,174)
                                                                              -----------
Present value of net minimum lease payments................................     6,079,370
Less current maturities of capital lease obligations.......................    (2,329,361)
                                                                              -----------
Capital lease obligations..................................................   $ 3,750,010
                                                                              -----------
                                                                              -----------

The Company has two leasing lines of credit in the amounts of $3,200,000 and $5,000,000, which expire on June 30, 1997 and November 1, 1997, respectively. These leasing lines of credit are available to support the Company's capital expenditures for certain machinery and equipment. As of June 30, 1997, the Company had approximately $1,544,000 of borrowings outstanding under the $3.2 million lease line, which was not extended beyond the June 30, 1997 expiration date. The Company has incurred no borrowings under the $5 million lease line.

Operating lease expense under such arrangements was $669,000, $536,000,

$1,219,600, $412,700 and $497,300 for the six months ended June 30, 1997 and
1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(A) LEASE COMMITMENTS

Capitalized leases are as follows:

                                                                        DECEMBER 31,
                                              JUNE 30,         ------------------------------
                                                1997                1996             1995
                                         ------------------    ---------------    -----------
                                            (UNAUDITED)
Machinery and equipment...............      $  9,444,000         $   8,656,000    $ 4,541,000
Leasehold improvements................           225,000               799,000        799,000
                                         ------------------    ---------------    -----------
                                               9,669,000             9,455,000      5,340,000
Accumulated amortization..............        (2,034,000)           (1,547,000)    (1,010,000)
                                         ------------------    ---------------    -----------
                                            $  7,635,000         $   7,908,000    $ 4,330,000
                                         ------------------    ---------------    -----------
                                         ------------------    ---------------    -----------

Amortization expense related to capitalized leases was approximately $497,000, $324,000, $749,000, $576,000, and $383,000 for the six months ended June 30,
1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.

(B) LITIGATION

The Company is involved from time to time in lawsuits that arise in the normal course of business. The Company actively and vigorously defends all lawsuits. Management believes that there are no lawsuits that will have a material affect on the Company's financial position.

(C) COLLECTIVE BARGAINING AGREEMENT

Approximately 4% of the Company's employees are covered under a collective bargaining agreement which expires in February 1998.


12. REDEEMABLE PREFERRED STOCK

Redeemable Preferred Stock consists of the following:

                                                                                                 DECEMBER 31,
                                                                            JUNE 30,      --------------------------
                                                                              1997           1996           1995
                                                                           -----------    -----------    -----------
                                                                           (UNAUDITED)
Series A cumulative exchangeable preferred stock, no par value; 575
  shares authorized, issued and outstanding                                $        --    $ 5,750,000    $        --
Series B cumulative redeemable preferred stock, $10,000 stated value;
  250 shares authorized, issued and outstanding                                     --      2,500,000             --
                                                                           -----------    -----------    -----------
                                                                           $        --    $ 8,250,000    $        --
                                                                           -----------    -----------    -----------
                                                                           -----------    -----------    -----------

Effective March 29, 1996 in connection with the Tredegar acquisition, the Company authorized and issued 575 shares of Series A cumulative exchangeable preferred stock without par value (Series A preferred stock) for consideration of $5,750,000 (liquidation preference $10,000 per share). The Series A preferred stock was redeemed with the proceeds of the Notes and the NCA on June 13, 1997.

In connection with their purchase of Series A preferred stock, the stockholders also purchased 250 shares of Precise Holding common stock and $.01 per share warrants to acquire 575 shares of common stock for an aggregate consideration of $750,000. The warrants can be exercised at any time through March 29, 2006. The $750,000 was subsequently contributed to the Company as a capital contribution by Precise Holding.

Effective March 29, 1996 in connection with the Tredegar acquisition, the Company authorized and issued 250 shares of Series B cumulative redeemable preferred stock (Series B stock) for consideration of $2,500,000 with a stated value of $10,000 per share (liquidation preference) under a securities purchase agreement. The Series B stock was redeemed with the proceeds of the Notes and the NCA on June 13, 1997.

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. PREFERRED STOCK


On March 29, 1996, 331.46 shares of 9-1/2% preferred stock ('9-1/2% Preferred Stock') in the Company was exchanged by its holder for like-kind preferred stock in Precise Holding. Precise Holding simultaneously surrendered and retired the 9-1/2% Preferred Stock in the Company in exchange for an additional 124 shares of common stock in the Company.

14. PLANT CLOSING COSTS

(A) GRAHAM, NORTH CAROLINA

In connection with the acquisition of Tredegar, the Company decided to close its Graham, North Carolina plant and relocate the activities to other Company facilities. The Company incurred approximately $1,400,000 of costs related to the Graham closing for employee termination benefits, noncancellable operating lease accruals, and certain other costs. The closing costs were allocated to the acquisition purchase price. Approximately $528,000 of such closing costs have been paid as of June 30, 1997.

Additionally, costs to relocate machinery and equipment from the Graham Plant to the Company's other facilities of $109,600 were expensed during 1996 and are included with the plant closure costs in the consolidated statement of income for the fiscal year ended December 31, 1996.

(B) ROCHESTER, NEW YORK

During 1996, the Comany decided to sell its Rochester, New York facility. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company recorded an impairment loss of $301,000 which represents the difference between the net book value of the assets to be sold and a preliminary offer price of $900,000. Additionally, the Company has accrued approximately $260,000 of employee termination benefits related to the Rochester Facility sale. The impairment loss of $301,000 and the employee termination expense of $260,000 are included with the plant closure costs in the consolidated statement of income for the fiscal year ended December 31, 1996.

On May 23, 1997, the Company sold its Rochester, New York, facility including the land, buildings, and certain additional machinery and equipment for $1,250,000. The loss on sale approximated the impairment loss recorded in 1996.

15. RELATED PARTY TRANSACTION

The sole executive officers and directors of Mentmore are Richard L. Kramer and William L. Remley who are also directors of the Company. Mentmore provides management services to Precise and its subsidiaries pursuant to the Management Agreement dated March 15, 1996, as amended (the 'Management Agreement'), between Precise and Mentmore. Pursuant to the Mangement Agreement, Mentmore provides the Company with general management, advisory and consulting services with respect to the Company's business and with respect to such other matters as the Company may reasonably request from time to time, including, without limitation, strategic planning, financial planning, business acquisition and general business development services. The Company paid Mentmore fees of $500,000, $450,000, $450,000, $300,000 and $150,000 in the six months of 1997 and 1996 and for the 12 months in 1996, 1995 and 1994, respectively, for management and other advisory services and reimbursed Mentmore for certain expenses incurred in connection with the rendering of such services.

The Company paid the law firm of Richard C. Hoffman, P.C., whose principal is a director of the Company, approximately $5,000, $225,000 and $257,500 in legal fees for the six months ended June 30, 1997 and 1996 and for the year ended December 31, 1996. During this period, Mr. Hoffman served as Vice President and General Counsel of Mentmore.

The Company paid the law firm of Michael D. Schenker, Co. L.P.A. whose principal is an officer of Mentmore, a total of approximately $300,000 in legal fees for the six months ended June 30, 1997.

In April of 1997, two of the Company's executive officers were granted options to purchase an aggregate of 1,900 shares of Sunderland common stock at an exercise price of $1,500 per share, pursuant to nonqualified stock option agreements (the 'Option Agreements'). The exercise price was derived from a formula based upon the fair market value of Sunderland's common stock at the date of the grant. The majority of the options (1,600

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. RELATED PARTY TRANSACTION (CONTINUED)

shares) are exercisable over a three-year period following the grant date. The remainder of the options are exercisable in 25% increments based upon the attainment of a certain annual operating target, as defined in the Option Agreements, for Sunderland's year ended December 31, 1997 through 2000.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

The Company's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (collectively, the 'Subsidiary Guarantees') by Precise Technology of Delaware, Inc., Precise Technology of Illinois, Inc., Precise TMP, Inc., Precise Polestar, Inc., and Massie Tool, Mold and Die, Inc. each a direct or indirect wholly-owned subsidiary of the Company and each a 'Guarantor.' These subsidiaries represent substantially all of the operations of the Company conducted in the United States. In accordance with previous positions taken by the Securities and Exchange Commission, the following summarized financial information illustrates the composition of the combined Guarantors. Separate complete financial statements of the respective Guarantors are not presented because management has determined that they would not provide additional material information that would be useful in assessing the financial composition of the Guarantors. No single Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in the event of a default on its Subsidiary Guarantee other than its subordination to senior indebtedness described in Note
7. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                   SUMMARIZED COMBINED FINANCIAL INFORMATION
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                                                       GUARANTOR                      CONSOLIDATED
                                                         PARENT       SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                       -----------    ------------    ------------    ------------
Current assets......................................   $ 6,565,652    $ 49,841,880    $(33,195,776)   $ 23,211,756
Non-current assets..................................    83,704,917      55,672,299     (68,831,906)     70,545,310
Current liabilities.................................    30,628,103      19,401,459     (33,195,776)     16,833,786
Non-current liabilities.............................    80,960,295       5,313,993              --      86,274,288
Net sales...........................................    10,519,612      41,581,696        (306,494)     51,794,814
Gross profit........................................     2,120,734       6,808,206              --       8,926,940
(Loss) income from continuing operations before
  extraordinary item................................    (6,247,146)      4,912,705              --      (1,334,441)
Net (loss) income...................................    (8,072,804)      1,897,863              --      (6,174,941)

                   SUMMARIZED COMBINED FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                       GUARANTOR                      CONSOLIDATED
                                                         PARENT       SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                       -----------    ------------    ------------    ------------
Current assets......................................   $ 7,819,929    $ 37,740,086    $(18,434,856)   $ 27,125,159
Non-current assets..................................    77,685,619      63,080,424     (68,831,906)     71,934,137
Current liabilities.................................    24,234,441      15,966,893     (18,434,856)     21,766,478
Non-current liabilities.............................    56,172,400       5,917,551              --      62,089,951
Redeemable preferred stock..........................     8,250,000              --              --       8,250,000
Net sales...........................................    23,660,460      71,003,843      (1,374,980)     93,289,323
Gross profit........................................     5,684,712      11,127,595              --      16,812,307
Net (loss) income...................................    (7,953,397)      8,419,719              --         466,322

                            PRECISE TECHNOLOGY, INC.
                         (A WHOLLY OWNED SUBSIDIARY OF
                          PRECISE HOLDING CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

                   SUMMARIZED COMBINED FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                          GUARANTOR                      CONSOLIDATED
                                                            PARENT       SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                          -----------    ------------    ------------    ------------
Current assets.........................................   $ 5,816,394     $ 1,283,000     $       --     $  7,099,394
Non-current assets.....................................     8,410,693       3,691,000       (338,000)      11,763,693
Current liabilities....................................     5,868,539       1,826,000             --        7,694,539
Non-current liabilities................................     4,105,735       1,663,000             --        5,768,735
Net sales..............................................    25,079,156       8,463,149             --       33,542,305
Gross profit...........................................     5,351,248       2,314,434             --        7,665,682
Net (loss) income......................................      (184,674)      1,459,606             --        1,274,932

                   SUMMARIZED COMBINED FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                          GUARANTOR                      CONSOLIDATED
                                                            PARENT       SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                          -----------    ------------    ------------    ------------
Net sales..............................................   $26,312,797     $ 6,844,141             --     $ 33,156,938
Gross profit...........................................     5,557,768         791,831             --        6,349,599
Net (loss) income......................................     1,141,422        (191,407)            --          950,015

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Precise Technology, Inc.:

We have audited the accompanying consolidated balance sheets of Tredegar Molded Products Company and Subsidiary ('TMP') (a wholly-owned subsidiary of Tredegar Industries, Inc. ('Tredegar')) as of December 31, 1995 and 1994 and the related consolidated statements of operations and changes in accumulated deficit and cash flows for each of the two years in the period ended December 31, 1995 (adjusted for certain allocations and assets to be retained and liabilities to be assumed by Tredegar (Note 1)). These financial statements are the responsibility of TMP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TMP as of December 31, 1995 and 1994 and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Richmond, Virginia
February 26, 1996

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                         CHANGES IN ACCUMULATED DEFICIT

                  (ADJUSTED FOR CERTAIN ALLOCATIONS (NOTE 1))

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                             1995          1994
                                                                                           --------      --------
                                                                                               (IN THOUSANDS)
Net sales:
  Plastics..............................................................................   $ 74,151      $ 66,931
  Tooling...............................................................................     16,515        14,627
                                                                                           --------      --------
     Total..............................................................................     90,666        81,558
                                                                                           --------      --------
Costs and expenses:
  Cost of goods sold--Plastics..........................................................     65,164        62,472
  Cost of goods sold--Tooling...........................................................     14,709        13,065
  Selling, general and administrative...................................................      5,612         6,577
  Amortization of goodwill and other intangibles........................................        237           584
  Unusual charges, net..................................................................      1,799         8,042
                                                                                           --------      --------
     Total..............................................................................     87,521        90,740
                                                                                           --------      --------
Income (loss) before income taxes.......................................................      3,145        (9,182)
Income taxes............................................................................      1,239        (3,345)
                                                                                           --------      --------
Net income (loss).......................................................................      1,906        (5,837)
Accumulated deficit, beginning of year..................................................    (18,465)      (12,628)
                                                                                           --------      --------
Accumulated deficit, end of year........................................................   $(16,559)     $(18,465)
                                                                                           --------      --------
                                                                                           --------      --------

                             See accompanying notes

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

          (ADJUSTED FOR CERTAIN ALLOCATIONS AND ASSETS TO BE RETAINED
              AND LIABILITIES TO BE ASSUMED BY TREDEGAR (NOTE 1))
               (IN THOUSANDS EXCEPT PAR VALUE AND SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995        1994
                                                                                              --------    --------
ASSETS
Current assets:
  Accounts and notes receivable, net.......................................................   $  7,763    $  7,516
  Tooling contracts receivable.............................................................      1,590       3,264
  Costs in excess of billings on uncompleted tooling contracts.............................        800       2,769
  Inventories..............................................................................      5,396       5,178
  Deferred income taxes....................................................................      1,315       1,640
  Prepaid expenses and other...............................................................         56         128
                                                                                              --------    --------
Total current assets.......................................................................     16,920      20,495

Property, plant, and equipment, at cost....................................................     64,643      62,701
Less accumulated depreciation..............................................................     39,021      38,689
                                                                                              --------    --------
Net property, plant, and equipment.........................................................     25,622      24,012
Other assets and deferred charges..........................................................          -          18
Goodwill and other intangibles.............................................................        688         925
                                                                                              --------    --------
       Total Assets........................................................................   $ 43,230    $ 45,450
                                                                                              --------    --------
                                                                                              --------    --------
LIABILITIES AND SHAREHOLDER'S EQUITY AND INTERCOMPANY ACCOUNT
Current liabilities:
  Accounts payable.........................................................................   $  2,547    $  2,127
  Accrued expenses.........................................................................      2,239       2,540
  Billings in excess of costs on uncompleted tooling contracts.............................        458       3,074
  Workers compensation, health care, and certain other employee
     benefit liabilities allocated from Tredegar Industries, Inc...........................      1,570       1,819
                                                                                              --------    --------
Total current liabilities..................................................................      6,814       9,560
Deferred income taxes......................................................................      1,724       1,874
Other noncurrent liabilities...............................................................        460         735
                                                                                              --------    --------
       Total Liabilities...................................................................      8,998      12,169
Shareholder's equity and intercompany account:
  Due from Tredegar Industries, Inc. and affiliates........................................     (3,488)     (2,533)
  Common stock ($1 par value, 2,000 shares authorized
     and 1,000 shares issued and outstanding...............................................          1           1

  Additional paid-in capital...............................................................     54,278      54,278
  Accumulated deficit......................................................................    (16,559)    (18,465)
                                                                                              --------    --------
Total shareholder's equity and intercompany account........................................     34,232      33,281
                                                                                              --------    --------
Total liabilities and shareholder's equity and intercompany account........................   $ 43,230    $ 45,450
                                                                                              --------    --------
                                                                                              --------    --------

                             See accompanying notes

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          (ADJUSTED FOR CERTAIN ALLOCATIONS AND ASSETS TO BE RETAINED
              AND LIABILITIES TO BE ASSUMED BY TREDEGAR (NOTE 1))

                                                                                                   DECEMBER 31,
                                                                                                ------------------
                                                                                                 1995       1994
                                                                                                -------    -------
                                                                                                  (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss)..........................................................................   $ 1,906    $(5,837)
  Depreciation...............................................................................     4,819      5,373
  Amortization of goodwill and other intangibles.............................................       237        584
  Write-off of intangibles...................................................................         -      4,873
  Deferred income taxes......................................................................       175     (2,612)
  Loss on property, plant, and equipment:
     Disposals...............................................................................       170         88
     Transfers to Tredegar Industries, Inc. and affiliates...................................         -        700
  (Increase) decrease in:
     Accounts and notes receivable, net......................................................      (247)      (497)
     Tooling contracts receivable............................................................     1,674        (38)
     Costs in excess of billings on uncompleted tooling contracts............................     1,969     (1,317)
     Inventories.............................................................................      (218)    (1,177)
     Prepaid expenses and other..............................................................        72        (59)
     Other assets and deferred charges.......................................................        18          8
  Increase (decrease) in:
     Accounts payable........................................................................       420        301
     Accrued expenses........................................................................      (301)       (18)
     Billings in excess of costs on uncompleted tooling contracts............................    (2,616)     1,717
     Workers compensation, health care, and certain other employee benefit accruals allocated
      from Tredegar Industries, Inc..........................................................      (249)       274
     Other noncurrent liabilities............................................................      (275)      (536)
                                                                                                -------    -------
  Net cash provided by operating activities..................................................     7,554      1,827
                                                                                                -------    -------

  Cash flows from investing activities:
     Capital expenditures....................................................................    (6,553)    (2,988)
     Disposal of assets used in ongoing operations...........................................        73         75
     Transfer of Alsip, Illinois and Anvil St. (St. Petersburg, FL) property, plant, and
      equipment to Tredegar Industries, Inc. at estimated net realizable value...............         -      1,022
     Miscellaneous transfers of property, plant, and equipment with Tredegar Industries, Inc.
      and affiliates, net....................................................................      (119)         -
     Other                                                                                            -         77
                                                                                                -------    -------
  Net cash used in investing activities......................................................    (6,599)    (1,814)
                                                                                                -------    -------


  Cash flows from financing activities:
     Increase in due from Tredegar Industries, Inc. and affiliates...........................      (955)       (13)
                                                                                                -------    -------
  Net cash used in financing activities......................................................      (955)       (13)
                                                                                                -------    -------

  Increase (decrease) in cash................................................................         -          -
  Cash at beginning of year..................................................................         -          -
                                                                                                -------    -------
  Cash at end of year........................................................................   $     -    $     -
                                                                                                -------    -------
                                                                                                -------    -------

                             See accompanying notes

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BASIS OF PRESENTATION, AND RELATIONSHIP WITH TREDEGAR INDUSTRIES, INC.

Tredegar Molded Products Company and its wholly owned subsidiary, Polestar Plastics Manufacturing Company ('Polestar') (collectively referred to as 'TMP'), manufactures injection-molded parts for packaging, industrial, medical, and electronics products and produces injection molding tools for internal use and for sale to other custom and captive molders. TMP has six molding plants (including a new facility in Graham, North Carolina and excluding a plant in the process of being closed in Alsip, Illinois), one mold-making plant, and 735 employees, all located in the United States.

TMP is an indirect, wholly owned subsidiary of Tredegar Industries, Inc. ('Tredegar'), a diversified manufacturer of plastics and metal products. Tredegar, which was spun off from Ethyl Corporation on July 10, 1989, is a public company listed on the New York Stock Exchange.

The consolidated financial statements include the accounts and operations of TMP adjusted to reflect the immediate settlement of amounts due from or payable to Tredegar and its affiliates (the 'Intercompany Account'). The Intercompany Account has been adjusted to reflect: (i) the estimated realizable value of assets held for sale (net of associated deferred income taxes), (ii) cash and cash equivalents, (iii) net current income taxes payable or recoverable, and
(iv) an allocation of estimated workers compensation, health care, and certain other employee benefit liabilities related to TMP's ongoing operations (net of associated deferred income taxes). Items (i), (ii), and (iii) are expected to be transferred to Tredegar, and the Intercompany Account is expected to be settled immediately prior to any sale of TMP. Item (iv) is management's allocation from Tredegar of estimated ongoing liabilities that TMP would have reflected in its balance sheet on a stand-alone basis. Charges related to the liabilities described in Item (iv) are included in TMP's results of operations in the year incurred, and Tredegar would expect to retain such liabilities to the extent they were incurred prior to the date of any sale.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Except for Polestar, most of TMP's salaried and nonunion hourly employees participate in Tredegar's Retirement Income Plan (the 'RIP'), and its salaried employees also participate in Tredegar's postretirement health care and life insurance plans. In addition, Tredegar sponsors a defined contribution plan (the 'Savings Plan') covering most employees at TMP except for Polestar, which sponsors a separate plan for its participating employees.

Tredegar allocates the costs of the RIP and Tredegar's postretirement health care and life insurance plans to each of its divisions. The total costs, computed in accordance with Statement of Financial Accounting Standards ('SFAS')

No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, which are allocable to TMP, are not considered material.

Historically, separate pension plans provided defined benefits to TMP's union employees. As union facilities were shut down, these plans were merged (or will be merged in the case of the Alsip, Illinois defined benefit pension plan) into Tredegar's RIP. Net periodic pension cost for the Alsip plan (the only remaining union plan in 1995 and 1994), computed in accordance with SFAS No. 87, was approximately $81,000 in 1995 and $124,000 in 1994, and was included in TMP's results of operations up through the date of shut-down.

The Savings Plan allows eligible employees to voluntarily contribute up to 10% of their compensation with Tredegar matching 50% of such contributions (25% for TMP's employees effective January 1, 1995) with shares of Tredegar's common stock. Effective January 1, 1995, the matching contributions associated with TMP's employees are limited to 1.5% of compensation. Matching contributions charged to TMP for its employees were approximately $180,000 in 1995 and $470,000 in 1994.

Polestar has a 401(k) profit sharing plan that allows eligible employees to voluntarily contribute up to 15% of their compensation on a pretax basis. Polestar matches 25% of such contributions up to a maximum of 1.5% of

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION, BASIS OF PRESENTATION, AND RELATIONSHIP WITH TREDEGAR INDUSTRIES, INC. (CONTINUED)

compensation. Matching contributions by Polestar were approximately $12,000 in 1995 and $12,000 in 1994. Optional contributions by Polestar were approximately $94,000 in 1995 and $100,000 in 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TOOLING PROFIT RECOGNITION

Profit from the sale of injection molding tools is generally recognized under the completed contract method whereby the contract is considered complete upon acceptance of the tool by the customer.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost principally (approximately 84% and 93% at December 31, 1995 and 1994, respectively) determined on the last-in, first-out ('LIFO') basis. Cost elements included in work-in-process and finished goods inventories are raw materials, direct labor, and manufacturing overhead.


PROPERTY, PLANT, AND EQUIPMENT

Accounts include costs of assets constructed or purchased, related delivery and installation costs and interest incurred on significant capital projects during their construction periods. Expenditures for renewals and betterments also are capitalized, but expenditures for repairs and maintenance are expensed as incurred. The cost and accumulated depreciation applicable to assets retired or sold are removed from the respective accounts, and gains or losses thereon are included in income. Depreciation is computed primarily by the straight-line method based on the estimated useful lives of the assets.

INCOME TAXES

TMP joins with Tredegar in filing a consolidated federal income tax return. Income tax expense for TMP is calculated and recognized on a separate return basis consistent with SFAS No. 109, 'Accounting for Income Taxes.' Deferred income taxes arise from temporary differences between financial and income tax reporting of various items, principally depreciation, certain goodwill and other intangibles, inventories, and accruals for employee benefits.

Because TMP is included in Tredegar's consolidated federal income tax return, its net operating losses were utilized by Tredegar; accordingly, TMP has no reportable net operating loss or tax credit carryforwards on a separate company basis.

GOODWILL AND OTHER INTANGIBLES

In connection with the Polestar acquisition, noncompetition intangibles of $1,150,000 and goodwill of $194,000 were recognized and are being amortized for accounting purposes over 5 years ($230,000 annually) and 15 years (approximately $7,000 annually), respectively (each deductible for income tax purposes on a straight-line basis over 15 years). In addition, incremental depreciation expense in 1995 and 1994 of $660,000 and $786,000, respectively, was recognized for the excess of the estimated fair value of property, plant, and equipment acquired over its predecessor basis.

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. UNUSUAL ITEMS

The following unusual items (events or transactions that are unusual in nature or occur infrequently and affect comparability of operating results between years) were recognized during 1995 and 1994:

                                                                                       1995       1994
                                                                                      -------    -------
                                                                                        (IN THOUSANDS)

Start-up losses (negative gross profit) associated with new Graham, North Carolina
  facility.........................................................................   $(1,971)   $     -
Inventory adjustment related to prior year.........................................       155          -
Reversal of prior year accrued losses on equipment used in operations that was
  expected to be disposed of.......................................................       145          -
Severance accrual..................................................................      (128)         -
Write-off of goodwill associated with operating losses in certain lines of
  business.........................................................................         -     (4,873)
Accrued loss and divestiture costs for Alsip, Illinois plant shut-down.............         -     (2,213)
Accrued losses on the expected disposal of equipment...............................         -       (656)
Accrued loss on disposal of technical facility in St. Petersburg, Florida..........         -       (300)
                                                                                      -------    -------
Total unusual charges, net.........................................................   $(1,799)   $(8,042)
                                                                                      -------    -------
                                                                                      -------    -------

4. ACCOUNTS RECEIVABLE

Accounts and notes receivable consist of the following:

                                                                                          DECEMBER 31,
                                                                                        ----------------
                                                                                         1995      1994
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Accounts and notes receivable........................................................   $7,949    $7,727
Allowance for doubtful accounts......................................................     (186)     (211)
                                                                                        ------    ------
Accounts and notes receivable, net...................................................   $7,763    $7,516
                                                                                        ------    ------
                                                                                        ------    ------

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. TOOLING CONTRACT RECEIVABLES AND COSTS AND BILLINGS ON UNCOMPLETED TOOLING CONTRACTS

Tooling contract receivables and costs and billings on uncompleted contracts are as follows:

                                                                                          DECEMBER 31,

                                                                                        ----------------
                                                                                         1995      1994
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Tooling contracts receivable.........................................................   $1,590    $3,264
                                                                                        ------    ------
                                                                                        ------    ------
Costs incurred on uncompleted contracts..............................................   $2,484    $5,114
Billings on uncompleted contracts....................................................    2,142     5,419
                                                                                        ------    ------
Net..................................................................................   $  342    $ (305)
                                                                                        ------    ------
                                                                                        ------    ------
Costs and billings on uncompleted contracts included in the balance sheets:
Cost in excess of billings on uncompleted contracts..................................   $  800    $2,769
Billings in excess of costs on uncompleted contracts.................................      458     3,074
                                                                                        ------    ------
Net..................................................................................   $  342    $ (305)
                                                                                        ------    ------
                                                                                        ------    ------

6. INVENTORIES

Inventories consist of the following:

                                                                                          DECEMBER 31,
                                                                                        ----------------
                                                                                         1995      1994
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Inventories at FIFO cost:
  Finished goods.....................................................................   $2,229    $2,139
  Work-in-process....................................................................      626       596
  Raw materials......................................................................    3,563     3,404
Allowance for inventories carried on a LIFO basis....................................     (939)     (906)
Allowance for inventory obsolescence.................................................      (83)      (55)
                                                                                        ------    ------
Inventories, net.....................................................................   $5,396    $5,178
                                                                                        ------    ------
                                                                                        ------    ------

7. ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                                                          DECEMBER 31,

                                                                                        ----------------
                                                                                         1995      1994
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Payrolls, related taxes, vested vacation and other benefits..........................   $1,699    $1,730
Accrued losses for excess equipment and severance....................................        -       293
Current portion of noncompetition payable............................................      230       230
Customer prepayments.................................................................       90       129
Other................................................................................      220       158
                                                                                        ------    ------
Total................................................................................   $2,239    $2,540
                                                                                        ------    ------
                                                                                        ------    ------

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment cost components and accumulated depreciation at December 31, 1995 and 1994 are as follows:

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1995       1994
                                                                                     -------    -------
                                                                                       (IN THOUSANDS)

Land and land improvements........................................................   $   667    $   667
Buildings.........................................................................    12,738     12,102
Machinery and equipment...........................................................    51,238     49,932
                                                                                     -------    -------
Total property, plant, and equipment, at cost.....................................    64,643     62,701
Less accumulated depreciation.....................................................    39,021     38,689
                                                                                     -------    -------
Net property, plant, and equipment................................................   $25,622    $24,012
                                                                                     -------    -------
                                                                                     -------    -------

9. GOODWILL AND OTHER INTANGIBLES

Activity for goodwill and other intangibles for the two years ended December 31, 1995 is presented below:


                                                                                                    TOTAL
                                                                                                  GOODWILL
                                                                                     NON-            AND
                                                                                  COMPETITION       OTHER
                                                                      GOODWILL    INTANGIBLES    INTANGIBLES
                                                                      --------    -----------    -----------
                                                                                  (IN THOUSANDS)
Balance December 31, 1994..........................................   $    101      $   824        $   925
Amortization.......................................................         (7)        (230)          (237)
                                                                      --------    -----------    -----------
Balance December 31, 1995..........................................   $     94      $   594        $   688
                                                                      --------    -----------    -----------
                                                                      --------    -----------    -----------

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. INCOME TAXES

Income before income taxes and income taxes are as follows:

                                                                                        1995      1994
                                                                                       ------    -------
                                                                                        (IN THOUSANDS)
Income (loss) before income taxes...................................................   $3,145    $(9,182)
                                                                                       ------    -------
                                                                                       ------    -------
Current income tax (benefit):
  Federal...........................................................................   $  896    $  (791)
  State.............................................................................      168         58
                                                                                       ------    -------
                                                                                        1,064       (733)
                                                                                       ------    -------
Deferred income tax (benefit):
  Federal...........................................................................      159     (2,179)
  State.............................................................................       16       (433)
                                                                                       ------    -------
                                                                                          175     (2,612)
                                                                                       ------    -------
  Total income tax (benefit)........................................................   $1,239    $(3,345)
                                                                                       ------    -------
                                                                                       ------    -------


The provision for income taxes at the effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                                                        1995      1994
                                                                                       ------    -------
                                                                                        (IN THOUSANDS)
Income tax (benefit) at federal statutory rate......................................   $1,101    $(3,214)
State income taxes, net of federal benefit..........................................      120       (244)
Write-off of nondeductible goodwill.................................................        -         88
Other...............................................................................       18         25
                                                                                       ------    -------
Total income tax (benefit)..........................................................   $1,239    $(3,345)
                                                                                       ------    -------
                                                                                       ------    -------

Deferred tax liabilities and deferred tax assets as of December 31, 1995 and 1994 are as follows:

                                                                                          DECEMBER 31,
                                                                                        ----------------
                                                                                         1995      1994
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Deferred tax liabilities:
  Property, plant, and equipment cost and accumulated depreciation...................   $1,868    $2,040
  Goodwill...........................................................................        -         -
  Other..............................................................................        -         9
                                                                                        ------    ------
  Total deferred tax liabilities.....................................................    1,868     2,049
                                                                                        ------    ------
                                                                                        ------    ------
Deferred tax assets:
  Vested vacation pay................................................................      299       353
  Inventories........................................................................      227       200
  Goodwill and other intangibles.....................................................      144         -
  Workers compensation, health care, and certain other employee benefit liabilities
     allocated from Tredegar.........................................................      601       709
  Other..............................................................................      188       553
                                                                                        ------    ------
  Total deferred tax assets..........................................................    1,459     1,815
                                                                                        ------    ------
Net deferred tax liability...........................................................   $  409    $  234
                                                                                        ------    ------
                                                                                        ------    ------
Included in the balance sheet:
  Noncurrent deferred tax liabilities in excess of assets............................   $1,724    $1,874

  Current deferred tax assets in excess of liabilities...............................    1,315     1,640
                                                                                        ------    ------
  Net deferred tax liability                                                            $  409    $  234
                                                                                        ------    ------
                                                                                        ------    ------

                TREDEGAR MOLDED PRODUCTS COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. RENTAL EXPENSE AND CONTRACTUAL COMMITMENTS

Rental expense was $837,000 in 1995 and $648,000 in 1994. Rental commitments under all noncancelable operating leases as of December 31, 1995, are as follows:

                                                                                 (IN THOUSANDS)

1996..........................................................................       $  819
1997..........................................................................          703
1998..........................................................................          491
1999..........................................................................          479
2000..........................................................................          484
Remainder.....................................................................        1,836
                                                                                    -------
                                                                                     $4,812
                                                                                    -------
                                                                                    -------

Contractual obligations for plant construction and purchases of real property and equipment amounted to approximately $1.1 million at December 31, 1995.

12. CONTINGENCIES

Management is not aware of any potential unrecorded liabilities at December 31, 1995 and 1994 that would have a material adverse effect on TMP's operations or financial condition.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Available Information.........................     4
Prospectus Summary............................     5
Risk Factors..................................    18
Capitalization................................    25
Selected Financial Data.......................    26
Pro Forma Financial Data......................    28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................    32
Business......................................    39
Management....................................    51
Certain Transactions..........................    54
Principal Stockholders........................    56
Description of Certain Indebtedness...........    58
The Exchange Offer............................    61
Description of Notes..........................    69
Certain U.S. Federal Income Tax
  Considerations..............................    93
Plan of Distribution..........................    94
Legal Matters.................................    94
Experts.......................................    94
Index to Consolidated Financial Statements....   F-1



     UNTIL JANUARY 19, 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REGISTERED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


            ------------------------------------------------------
            ------------------------------------------------------


            ------------------------------------------------------
            ------------------------------------------------------


                                  $75,000,000

                            PRECISE TECHNOLOGY, INC.

                            OFFER TO EXCHANGE $1,000
                           IN PRINCIPAL AMOUNT OF ITS
                      SERIES B 11 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007
                      WHICH HAVE BEEN REGISTERED UNDER THE
                         SECURITIES ACT FOR EACH $1,000
                     IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                          11 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              MARINE MIDLAND BANK

                                 BY FACSIMILE:
                                 (212) 658-2292

                           CONFIRMATION BY TELEPHONE:
                                 (212) 658-5931

                  BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY:
                             140 BROADWAY--LEVEL A
                         NEW YORK, NEW YORK 10005-1180
                      ATTENTION: CORPORATE TRUST SERVICES

                 ---------------------------------------------
                                   PROSPECTUS
                 ---------------------------------------------


                                OCTOBER 17, 1997


            ------------------------------------------------------

            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Precise Technology, Inc. and its subsidiaries, Precise Technology of Delaware, Inc. and Precise Technology of Illinois, Inc. (collectively, the 'Delaware Subsidiaries'), are Delaware corporations. Section 145 ('Section 145') of the General Corporation Law of the State of Delaware (the 'DGCL') provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Certificate of Incorporation and/or Bylaws of each of Precise and the Delaware Subsidiaries provide for the indemnification of persons under the circumstances described in Section 145 of the DGCL.

     Precise TMP, Inc. and Precise Polestar, Inc. are Virginia corporations.
Article 10 ('Article 10') of the Virginia Stock Corporation Act (Virginia Code sections 13.1-601 et seq.) (the 'VSCA') allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized under Article 10 with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 ('Article 9') of the VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law. The Articles of Incorporation of each of Precise TMP, Inc. and Precise Polestar, Inc. provide for the indemnification of persons under the circumstances described in Article 10 of the VSCA.

     Massie Tool, Mold & Die, Inc. is a Florida corporation. Section 607.0831 ('Section 607.0831') of the Florida Business Corporation Act (the 'FBCA') provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. Section 607.0831 also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liability set forth in the FBCA and (iv) for transactions from which the director derived an improper personal benefit. In addition, Section 607.0850 ('Section 607.0850') of the FBCA provides for indemnification of directors and officers of a corporation for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the corporation. Indemnification under Section 607.0850 is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. The Articles of Incorporation of Massie Tool, Mold & Die, Inc. provide for the indemnification of persons under the circumstances described in Section 607.0831 and Section 607.0850 of the FBCA.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:


  *3.1     --   Amended and Restated Certificate of Incorporation of Precise Technology, Inc.
  *3.2     --   Bylaws of Precise Technology, Inc.
  *3.3     --   Certificate of Incorporation of Precise Technology of Delaware, Inc.
  *3.4     --   Bylaws of Precise Technology of Delaware, Inc.
  *3.5     --   Certificate of Incorporation of Precise Technology of Illinois, Inc.
  *3.6     --   Bylaws of Precise Technology of Illinois, Inc.
  *3.7     --   Articles of Incorporation of Precise TMP, Inc.
  *3.8     --   Amended and Restated Bylaws of Precise TMP, Inc.
  *3.9     --   Certificate of Incorporation of Precise Polestar, Inc.
  *3.10    --   Bylaws of Precise Polestar, Inc.

  *3.11    --   Articles of Incorporation of Massie Tool, Mold & Die, Inc.
  *3.12    --   Bylaws of Massie Tool, Mold & Die, Inc.
  *4.1     --   Indenture dated as of March 18, 1997 by and among Precise Technology, Inc., as Issuer, Precise
                Technology of Delaware, Inc., Precise Technology of Illinois, Inc., Precise TMP, Inc., Precise
                Polestar, Inc. and Massie Tool, Mold & Die, Inc., as Subsidiary Guarantors, and Marine Midland Bank,
                as trustee (including the form of 11 1/8% Senior Subordinated Note due 2007 and the form of
                Subsidiary Guarantee).
  *4.2     --   Registration Rights Agreement, dated as of June 13, 1997, by and among Precise Technology, Inc.,
                Precise TMP, Inc., Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise Technology of
                Delaware, Inc., Precise Technology of Illinois, Inc., Bear, Stearns & Co. Inc. and Merrill Lynch,
                Pierce, Fenner & Smith Incorporated.
  *4.3     --   Purchase Agreement dated June 10, 1997, by and among Precise Technology, Inc., Precise TMP, Inc.,
                Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise Technology of Delaware, Inc., Precise
                Technology of Illinois, Inc., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith
                Incorporated.
   4.4     --   Supplemental Indenture No. 1 to Indenture, dated as of October 10, 1997, by and among Precise
                Technology, Inc., Precise TMP, Inc., Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise
                Technology of Delaware, Inc., Precise Technology of Illinois, Inc. and Marine Midland Bank, as
                trustee.
  *5.1     --   Opinion of Winston & Strawn.
 *10.1     --   Credit Agreement dated as of June 13, 1997, among Precise Holding Corporation, Precise Technology,
                Inc., the subsidiary guarantors party thereto, the lenders party thereto and Fleet National Bank, as
                Agent and Issuing Bank.

 *10.2     --   Consent Agreement dated as of June 9, 1997 among Precise Technology, Inc., Precise Holding
                Corporation, Sunderland Industrial Holdings Corporation, Hamilton Holdings Ltd. Corporation, John
                Hancock Mutual Life Insurance Company, Rice Partners II, L.P., Delaware State Employees' Retirement
                Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., and Declaration of
                Trust for Defined Benefit Plans of ICI American Holdings Inc.
 *10.3     --   Securities Purchase Agreement dated March 29, 1996, among Precise Holding Corporation, Precise
                Technology, Inc., Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit
                Plans of Zeneca Holdings Inc., and Declaration of Trust for Defined Benefit Plans of ICI American
                Holdings Inc.
 *10.4     --   Note Purchase Agreement dated as of March 29, 1996, among Precise Technology, Inc., John Hancock
                Mutual Life Insurance Company and Rice Partners II, L.P.
 *10.5     --   Warrant Purchase Agreement dated as of March 29, 1996, among Precise Holding Corporation, Rice
                Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State Employees' Retirement
                Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., and Declaration of
                Trust for Defined Benefit Plans of ICI American Holdings Inc.
 *10.6     --   First Amendment to Warrant Purchase Agreement dated as of June 13, 1997, among Precise Holding
                Corporation, Rice Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State
                Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.,
                and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc.
 *10.7     --   Shareholder Agreement dated as of March 29, 1996 among Precise Holding Corporation, Sunderland
                Industrial Holdings Corporation, Hamilton Holdings Ltd. Corporation, Delaware State Employees'

                Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., Declaration
                of Trust for Defined Benefit Plans of ICI American Holdings Inc., John Hancock Mutual Life Insurance
                Company and Rice Partners II, L.P.
 *10.8     --   First Amendment to Shareholder Agreement dated as of June 13, 1997 among Precise Holding Corporation,
                Sunderland Industrial Holding Corporation, Hamilton Holdings Ltd. Corporation, Delaware State
                Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.,
                Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., Rice Partners II, L.P.
                and John Hancock Mutual Life Insurance Company.
 *10.9     --   Tax Allocation and Indemnity Agreement dated as of June 11, 1997 by and among Sunderland Industrial
                Holdings Corporation, Precise Holding Corporation, and Precise Technology, Inc. and its direct and indirect subsidiaries.
 *10.10    --   Amended and Restated Management Agreement, dated as of June 13, 1997 between Precise Technology, Inc.
                and Mentmore Holdings Corporation.
 *10.11    --   Sunderland Industrial Holdings Corporation 1997 Key Employee Nonqualified Stock Option Plan dated as of April 24, 1997.
 *10.12    --   Nonqualified Stock Option Agreement dated as of April 24, 1997 between Sunderland Industrial Holdings
                Corporation and John R. Weeks.
 *10.13    --   Nonqualified Stock Option Agreement dated as of April 24, 1997 between Sunderland Industrial Holdings
                Corporation and Michael M. Farrell.
 +10.14    --   Memorandum of Agreement dated August 8, 1995 between The Procter & Gamble Manufacturing Company and
                Tredegar Molded Products Company.
 *12.1     --   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 *21.1     --   Subsidiaries of the Registrants.
  23.1     --   Consent of Ernst & Young LLP.

  23.2     --   Consent of Grant Thornton LLP.
  23.3     --   Consent of Coopers & Lybrand L.L.P.
 *23.4     --   Consent of Winston & Strawn (included in Exhibit 5.1).
 *24.1     --   Powers of Attorney.
 *25.1     --   Statement of Eligibility of Trustee.
 *27.1     --   Financial Data Schedule.
 *99.1     --   Form of Letter of Transmittal.
 *99.2     --   Form of Notice of Guaranteed Delivery.
 *99.3     --   Form of Tender Instructions.

------------------
 * Previously filed.

 + Confidential treatment requested for a portion of this exhibit previously filed.

(b)  Financial Statement Schedules:

     Precise Technology, Inc.


REPORT OF INDEPENDENT AUDITORS

     Schedule II--Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) Each undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (5) Each registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

          (7) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (8) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          PRECISE TECHNOLOGY, INC.

                                          By:          /s/ JOHN R. WEEKS
                                              ----------------------------------
                                                       John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          PRECISE TECHNOLOGY OF DELAWARE, INC.

                                          By:          /s/ JOHN R. WEEKS
                                              ----------------------------------
                                                        John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          PRECISE TECHNOLOGY OF ILLINOIS, INC.

                                          By:          /s/ JOHN R. WEEKS
                                              ----------------------------------
                                                        John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          PRECISE TMP, INC.

                                          By:          /s/ JOHN R. WEEKS
                                              ----------------------------------
                                                        John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          PRECISE POLESTAR, INC.

                                          By:          /s/ JOHN R. WEEKS
                                              ----------------------------------
                                                        John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Versailles, State of Pennsylvania, as of October 17, 1997.


                                          MASSIE TOOL, MOLD & DIE, INC.

                                          By:          /S/ JOHN R. WEEKS
                                              ----------------------------------
                                                        John R. Weeks
                                               President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
          /s/ RICHARD L. KRAMER             Chairman of the Board of Directors               October 17, 1997
------------------------------------------
            Richard L. Kramer

          /s/ WILLIAM L. REMLEY             Vice Chairman, Vice President and Treasurer      October 17, 1997
------------------------------------------
            William L. Remley

          /s/ RICHARD C. HOFFMAN            Director                                         October 17, 1997
------------------------------------------
            Richard C. Hoffman

            /s/ JOHN R. WEEKS               President and Chief Executive Officer            October 17, 1997
------------------------------------------
              John R. Weeks

          /s/ MICHAEL D. BORNAK             Controller                                       October 17, 1997
------------------------------------------  (principal financial and accounting
            Michael D. Bornak               officer)

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Precise Technology, Inc.

We have audited the consolidated financial statements of Precise Technology, Inc. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, and have issued our report thereon dated March 14, 1997 included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 21(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                            ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 14, 1997

                            PRECISE TECHNOLOGY, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                     COL. A                          COL. B             COL. C              COL. D          COL. E
------------------------------------------------   ----------    ---------------------    -----------    -------------
                                                                ADDITIONS
                                                   -----------------------------------
                                                                   (1)          (2)
                                                                 CHARGED      CHARGED
                                                   BALANCE AT    TO COSTS    TO OTHER
                                                   BEGINNING       AND       ACCOUNTS--   DEDUCTIONS--    BALANCE AT
                  DESCRIPTION                      OF PERIOD     EXPENSES    DESCRIBE      DESCRIBE      END OF PERIOD
------------------------------------------------   ----------    --------    ---------    -----------    -------------
Six months ended June 30, 1997 (unaudited):

Deducted from asset accounts:
  Allowance for doubtful accounts...............    $  60,000    $     --     $    --      $      --       $  60,000
                                                   ----------    --------    ---------    -----------    -------------
                                                   ----------    --------    ---------    -----------    -------------

Year ended December 31, 1996:

Deducted from asset accounts:
  Allowance for doubtful accounts...............    $ 100,000    $     --     $    --      $ (40,000)(1)   $  60,000
                                                   ----------    --------    ---------    -----------    -------------
                                                   ----------    --------    ---------    -----------    -------------

Year ended December 31, 1995:

Deducted from asset accounts:
  Allowance for doubtful accounts...............    $ 148,000    $     --     $    --      $ (48,000)(2)   $ 100,000
                                                   ----------    --------    ---------    -----------    -------------
                                                   ----------    --------    ---------    -----------    -------------

Year ended December 31, 1994:

Deducted from asset accounts:
  Allowance for doubtful accounts...............    $ 128,000    $ 42,000     $    --      $ (22,000)(3)   $ 148,000
                                                   ----------    --------    ---------    -----------    -------------
                                                   ----------    --------    ---------    -----------    -------------

------------------

(1) Adjustment of allowance as a result of changing circumstances.

(2) Adjustment of allowance as a result of changing circumstances ($30,000) and uncollectible accounts written off, net of recoveries ($18,000).


(3) Uncollectible accounts written off, net of recoveries.

                                 EXHIBIT INDEX


  *3.1     --   Amended and Restated Certificate of Incorporation of Precise Technology, Inc.
  *3.2     --   Bylaws of Precise Technology, Inc.
  *3.3     --   Certificate of Incorporation of Precise Technology of Delaware, Inc.
  *3.4     --   Bylaws of Precise Technology of Delaware, Inc.
  *3.5     --   Certificate of Incorporation of Precise Technology of Illinois, Inc.
  *3.6     --   Bylaws of Precise Technology of Illinois, Inc.
  *3.7     --   Articles of Incorporation of Precise TMP, Inc.
  *3.8     --   Amended and Restated Bylaws of Precise TMP, Inc.
  *3.9     --   Certificate of Incorporation of Precise Polestar, Inc.
  *3.10    --   Bylaws of Precise Polestar, Inc.
  *3.11    --   Articles of Incorporation of Massie Tool, Mold & Die, Inc.
  *3.12    --   Bylaws of Massie Tool, Mold & Die, Inc.
  *4.1     --   Indenture dated as of March 18, 1997 by and among Precise Technology, Inc., as Issuer, Precise
                Technology of Delaware, Inc., Precise Technology of Illinois, Inc., Precise TMP, Inc., Precise
                Polestar, Inc. and Massie Tool, Mold & Die, Inc., as Subsidiary Guarantors, and Marine Midland Bank,
                as trustee (including the form of 11 1/8% Senior Subordinated Note due 2007 and the form of
                Subsidiary Guarantee).
  *4.2     --   Registration Rights Agreement, dated as of June 13, 1997, by and among Precise Technology, Inc.,
                Precise TMP, Inc., Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise Technology of
                Delaware, Inc., Precise Technology of Illinois, Inc., Bear, Stearns & Co. Inc. and Merrill Lynch,
                Pierce, Fenner & Smith Incorporated.
  *4.3     --   Purchase Agreement dated June 10, 1997, by and among Precise Technology, Inc., Precise TMP, Inc.,
                Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise Technology of Delaware, Inc., Precise
                Technology of Illinois, Inc., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith
                Incorporated.
   4.4     --   Supplemental Indenture No. 1 to Indenture, dated as of October 10, 1997, by and among Precise
                Technology, Inc., Precise TMP, Inc., Massie Tool, Mold & Die, Inc., Precise Polestar, Inc., Precise
                Technology of Delaware, Inc., Precise Technology of Illinois, Inc. and Marine Midland Bank, as
                trustee.
  *5.1     --   Opinion of Winston & Strawn.
 *10.1     --   Credit Agreement dated as of June 13, 1997, among Precise Holding Corporation, Precise Technology,
                Inc., the subsidiary guarantors party thereto, the lenders party thereto and Fleet National Bank, as
                Agent and Issuing Bank.
 *10.2     --   Consent Agreement dated as of June 9, 1997 among Precise Technology, Inc., Precise Holding
                Corporation, Sunderland Industrial Holdings Corporation, Hamilton Holdings Ltd. Corporation, John
                Hancock Mutual Life Insurance Company, Rice Partners II, L.P., Delaware State Employees' Retirement
                Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., and Declaration of
                Trust for Defined Benefit Plans of ICI American Holdings Inc.
 *10.3     --   Securities Purchase Agreement dated March 29, 1996, among Precise Holding Corporation, Precise
                Technology, Inc., Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit
                Plans of Zeneca Holdings Inc., and Declaration of Trust for Defined Benefit Plans of ICI American
                Holdings Inc.
 *10.4     --   Note Purchase Agreement dated as of March 29, 1996, among Precise Technology, Inc., John Hancock
                Mutual Life Insurance Company and Rice Partners II, L.P.
 *10.5     --   Warrant Purchase Agreement dated as of March 29, 1996, among Precise Holding Corporation, Rice
                Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State Employees' Retirement
                Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., and Declaration of

                Trust for Defined Benefit Plans of ICI American Holdings Inc.

 *10.6     --   First Amendment to Warrant Purchase Agreement dated as of June 13, 1997, among Precise Holding
                Corporation, Rice Partners II, L.P., John Hancock Mutual Life Insurance Company, Delaware State
                Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.,
                and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc.
 *10.7     --   Shareholder Agreement dated as of March 29, 1996 among Precise Holding Corporation, Sunderland
                Industrial Holdings Corporation, Hamilton Holdings Ltd. Corporation, Delaware State Employees'
                Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., Declaration
                of Trust for Defined Benefit Plans of ICI American Holdings Inc., John Hancock Mutual Life Insurance
                Company and Rice Partners II, L.P.
 *10.8     --   First Amendment to Shareholder Agreement dated as of June 13, 1997 among Precise Holding Corporation,
                Sunderland Industrial Holding Corporation, Hamilton Holdings Ltd. Corporation, Delaware State
                Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.,
                Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc., Rice Partners II, L.P.
                and John Hancock Mutual Life Insurance Company.
 *10.9     --   Tax Allocation and Indemnity Agreement dated as of June 11, 1997 by and among Sunderland Industrial
                Holdings Corporation, Precise Holding Corporation, and Precise Technology, Inc. and its direct and indirect subsidiaries.
 *10.10    --   Amended and Restated Management Agreement, dated as of June 13, 1997 between Precise Technology, Inc.
                and Mentmore Holdings Corporation.
 *10.11    --   Sunderland Industrial Holdings Corporation 1997 Key Employee Nonqualified Stock Option Plan dated as of April 24, 1997.
 *10.12    --   Nonqualified Stock Option Agreement dated as of April 24, 1997 between Sunderland Industrial Holdings
                Corporation and John R. Weeks.
 *10.13    --   Nonqualified Stock Option Agreement dated as of April 24, 1997 between Sunderland Industrial Holdings
                Corporation and Michael M. Farrell.
 +10.14    --   Memorandum of Agreement dated August 8, 1995 between The Procter & Gamble Manufacturing Company and
                Tredegar Molded Products Company.
 *12.1     --   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 *21.1     --   Subsidiaries of the Registrants.
  23.1     --   Consent of Ernst & Young LLP.
  23.2     --   Consent of Grant Thornton LLP.
  23.3     --   Consent of Coopers & Lybrand L.L.P.
 *23.4     --   Consent of Winston & Strawn (included in Exhibit 5.1).
 *24.1     --   Powers of Attorney.
 *25.1     --   Statement of Eligibility of Trustee.
 *27.1     --   Financial Data Schedule.
 *99.1     --   Form of Letter of Transmittal.
 *99.2     --   Form of Notice of Guaranteed Delivery.
 *99.3     --   Form of Tender Instructions.


------------------
 * Previously filed.


 + Confidential treatment requested for a portion of this exhibit previously filed.